UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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NVIDIA CORPORATION
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NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

Date and time:	Wednesday, May 18, 2016 at 10:00 a.m. Pacific Daylight Time

Location:	Online at www.virtualshareholdermeeting.com/NVIDIA2016
Items of business:

•
Election of twelve directors nominated by the Board of Directors
•
Approval of our executive compensation
•
Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2017
•
Approval of an amendment and restatement of our Amended and Restated 2007 Equity Incentive Plan
•
Approval of an amendment and restatement of our Amended and Restated 2012 Employee Stock Purchase Plan

Transaction of other business properly brought before the meeting

Record date:	You can vote at the meeting if you were a stockholder of record at the close of business on March 21, 2016.

Virtual meeting admission:
We will be holding our annual meeting online only this year. Stockholders of record as of March 21, 2016 will be able to participate in the annual meeting by visiting www.virtualshareholdermeeting.com/NVIDIA2016. To participate in the annual meeting, you will need the control number included on your notice of Internet availability of the proxy materials or your proxy card (if you received a printed copy of the proxy materials).

Pre-meeting forum:
The new online format for the annual meeting also allows us to communicate more effectively with you via a pre-meeting forum that you can enter by visiting www.theinvestornetwork.com/forum/nvda. On our pre-meeting forum, you can submit questions in advance of the annual meeting, and also access copies of our proxy statement and annual report.

Your vote is very important. Whether or not you plan to attend the virtual meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online at the meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on May 18, 2016. This Notice, our Proxy Statement, our Annual Report on Form 10-K and our Stockholder Letter are available at www.nvidia.com/proxy.

By Order of the Board of Directors

David M. Shannon
Secretary

Santa Clara, California
April 7, 2016

DEFINITIONS

1998 ESPP	NVIDIA Corporation 1998 Employee Stock Purchase Plan
2007 Plan	NVIDIA Corporation Amended and Restated 2007 Equity Incentive Plan
2012 ESPP	NVIDIA Corporation Amended and Restated 2012 Employee Stock Purchase Plan
2015 Meeting	2015 Annual Meeting of Stockholders
2016 Meeting	2016 Annual Meeting of Stockholders
2017 Meeting	2017 Annual Meeting of Stockholders
AC	Audit Committee
Board	The Company’s Board of Directors
CC	Compensation Committee
CD&A	Compensation Discussion and Analysis
CEO	Chief Executive Officer
Company	NVIDIA Corporation, a Delaware corporation
Control Number	Identification number for each stockholder included in Notice or Proxy Card
Dodd Frank Act	Dodd-Frank Wall Street Reform and Consumer Protection Act
Exchange Act	Securities Exchange Act of 1934, as amended
Exequity	Exequity LLP, the CC’s independent compensation consultant
FASB	Financial Accounting Standards Board
Fiscal 2015	The Company’s fiscal year 2015 (January 27, 2014 to January 25, 2015)
Fiscal 2016	The Company’s fiscal year 2016 (January 26, 2015 to January 31, 2016)
Fiscal 2017	The Company’s fiscal year 2017 (February 1, 2016 to January 29, 2017)
Fiscal 2018	The Company’s fiscal year 2018 (January 30, 2017 to January 28, 2018)
Form 10-K	The Company’s Annual Report on Form 10-K for Fiscal 2016 filed with the SEC on March 16, 2016
Full Value Award	An equity award other than a stock option or stock appreciation right
GAAP	Generally accepted accounting principles
Internal Revenue Code	U.S. Internal Revenue Code of 1986, as amended
Lead Director	Lead independent director
MY PSUs	PSUs with a multi-year performance metric
NASDAQ	The NASDAQ Stock Market LLC
NCGC	Nominating and Corporate Governance Committee
NEOs	Named Executive Officers
Non-GAAP Operating Income
GAAP operating income adjusted for stock-based compensation, product warranty charge, acquisition-related costs, and restructuring and other charges, as the Company reports in its earnings materials. The net aggregate adjustment to GAAP operating income for these items for Fiscal 2016 was $378 million

Notice	Notice of Internet Availability of Proxy Materials
NYSE	New York Stock Exchange
PSUs	Performance stock units
RSUs	Restricted stock units
S&P 500	Standard & Poor’s 500 Composite Index
SEC	U.S. Securities and Exchange Commission
Stretch Operating Plan	Maximum goal attainment under the Variable Cash Plan, SY PSUs and MY PSUs
SY PSUs	PSUs with a single-year performance metric
Target Compensation Plan	Target goal attainment under the Variable Cash Plan, SY PSUs and MY PSUs
Threshold Compensation Plan	Threshold goal attainment under the Variable Cash Plan, SY PSUs and MY PSUs
TSR	Total stockholder return
PwC	PricewaterhouseCoopers LLP
Variable Cash Plan	The Company’s variable cash compensation plan

PROXY SUMMARY
This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

2016 Annual Meeting of Stockholders

Date and time:	Wednesday, May 18, 2016 at 10:00 a.m. Pacific Daylight Time

Location:	Online at www.virtualshareholdermeeting.com/NVIDIA2016

Record date:	Stockholders as of March 21, 2016 are entitled to vote

Admission to meeting:	You will need your Control Number to attend the annual meeting
Voting Matters and Board Recommendations
While we have summarized the 2016 Meeting proposals below, please review the proxy statement for more information. Every stockholder’s vote is important. Our Board urges you to vote your shares FOR each of the proposals below.

Matter	Page Number (for more detail)	Board Recommendation	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
Management Proposals:
Election of twelve directors	8	FOR each director nominee	More FOR than WITHHOLD votes	None	None
Approval of our executive compensation	24	FOR	Majority of shares present	Against	None
Ratification of selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2017	50	FOR	Majority of shares present	Against	None
Approval of an amendment and restatement of our Amended and Restated 2007 Equity Incentive Plan	54	FOR	Majority of shares present	Against	None
Approval of an amendment and restatement of our Amended and Restated 2012 Employee Stock Purchase Plan	67	FOR	Majority of shares present	Against	None
Election of Directors (Proposal 1)
The following table provides summary information about each director nominee:

Name	Age	Director Since		Occupation	Committees
					AC		CC	NCGC
Robert K. Burgess	58	2011		Independent Consultant			Chair
Tench Coxe	58	1993		Managing Director, Sutter Hill Ventures			Member
Persis S. Drell	60	2015		Dean, School of Engineering, Stanford University			Member
James C. Gaither	78	1998		Managing Director, Sutter Hill Ventures				Member
Jen-Hsun Huang	53	1993		President & CEO, NVIDIA Corporation
Dawn Hudson	58	2013		Chief Marketing Officer, National Football League			Member
Harvey C. Jones	63	1993		Managing Partner, Square Wave Ventures			Member	Member
Michael G. McCaffery	62	2015		Chairman & Managing Director, Makena Capital Management	Member	*
William J. Miller**	70	1994		Independent Consultant				Chair
Mark L. Perry	60	2005		Independent Consultant	Chair	*
A. Brooke Seawell	68	1997		Venture Partner, New Enterprise Associates	Member	*
Mark A. Stevens	56	2008	***	Managing Partner, S-Cubed Capital	Member			Member

* AC Financial Expert
** Lead Director
*** Mr. Stevens previously served as a member of our Board from 1993 until 2006

Board Overview

Our director nominees exhibit a variety of competencies, professional experience and backgrounds, and contribute diverse viewpoints and perspectives to our well-rounded Board. While the Board benefits from the extensive experience and institutional knowledge that our more veteran directors bring, the NCGC and Board have recognized the importance of bringing in new perspectives and ideas. Therefore, the Board has appointed four highly qualified new directors in the last five years, most recently with the additions of Dr. Drell and Mr. McCaffery in 2015. Below are the key skills and competencies that our NCGC and Board consider important for our directors to have in light of our current business and the number of directors that possess these competencies:

Competencies
Senior Management and Operating
8
Industry and Technical
4
Financial/Financial Community
10
Public Company Board
9
Emerging Technologies and Business Models
4
Marketing and Brand Management
2
Legal
2

Corporate Governance Highlights
Our Board is committed to strong corporate governance, which is used to promote the long-term interest of NVIDIA and our stockholders. Highlights of our corporate governance practices include:

✓	Declassified Board	✓	Independent Lead Director
✓	Majority voting for directors	✓	11 out of 12 Board members independent
✓	Active Board oversight of risk and risk management	✓	At least annual Board and committee self-assessments
✓	Stock ownership guidelines for our directors and executive officers	✓	Annual stockholder outreach, including Lead Director participation
✓	75% or better attendance by each Board member at meetings of the Board and applicable committees	✓	Independent directors frequently meet in executive sessions

Regular stockholder outreach is important to us. We seek a collaborative approach to issues of importance to our stockholders that affect our business and also to ensure that they see our governance and executive pay practices as well-structured. Our management contacts each stockholder holding at least 1% of our common stock (except for brokerage firms and institutional stockholders whom we know do not engage in individual conversations with issuers) to gain valuable insights into the corporate governance and executive compensation issues they most care about. In Fall 2015, our Lead Director attended these meetings, and we expect representatives of the Board will continue to participate in future stockholder outreach.

Approval of Executive Compensation for Fiscal 2016 (Proposal 2)

We are asking our stockholders to cast a non-binding vote, also known as “say-on-pay,” to approve our NEO compensation. The Board believes that our compensation policies and practices are effective in achieving our goals of attracting, motivating and retaining a high-caliber executive team, rewarding financial and operating performance and aligning our executives’ interests with those of our stockholders to create long-term value. The Board has adopted a policy of providing for annual “say-on-pay” votes.

Executive Compensation Highlights

At our 2015 Meeting, over 98% of the votes cast on our say-on-pay proposal were in support of the compensation paid to our NEOs for Fiscal 2015. Consistent with its strong commitment to engagement, communication and transparency, the CC continues to regularly review our executive compensation program to ensure alignment between the interests of our executive officers and stockholders. In response to feedback received in Fiscal 2015 during our regular stockholder outreach meetings, the CC made the following changes, each intended to further align pay with performance:

•
MY PSUs with a relative goal: introduced PSUs with a 3-year performance measure based on our TSR relative to the S&P 500 (prior to Fiscal 2016, all of our PSUs had an annual performance period with absolute goals) and structured a meaningful portion of our CEO’s Fiscal 2016 equity award in the form of these 3-year PSUs

•
Separate performance metrics: assigned separate, distinct metrics for each component of our compensation where the amount of the award is subject to achievement of performance criteria (in Fiscal 2015, we used the same financial metric as a goal for our Variable Cash Plan and for our PSUs)

•	Greater proportion of "at-risk," performance-based compensation: increased average “at-risk,” performance-based compensation as a percentage of total target pay

Component	Performance Metric	Percentage of CEO Pay	Percentage of Average Other NEO Pay
Variable Cash Plan	Annual revenue	11%	9%
SY PSUs	Annual Non-GAAP Operating Income	51%	38%
MY PSUs	3-year TSR relative to the S&P 500	27%	4%
		89%	51%

Ratification of Selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2017 (Proposal 3)
We are asking our stockholders to ratify the AC’s selection of PwC as our independent registered public accounting firm for Fiscal 2017. While we are not required to have our stockholders ratify the selection of PwC, we are doing so because we believe it is good corporate practice. If our stockholders do not ratify the selection, the AC will reconsider the appointment, but may nevertheless retain PwC as our independent registered public accounting firm. Even if the selection is ratified, the AC may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of NVIDIA and our stockholders.

Approval of an Amendment and Restatement of our Amended and Restated 2007 Equity Incentive Plan (Proposal 4)
We are asking our stockholders to approve an amendment and restatement of our Amended and Restated 2007 Equity Incentive Plan primarily to:

•	Increase the share reserve under our 2007 Plan by 18,800,000 shares;

•	Impose a minimum vesting requirement of 12 months from the date of grant on Full Value Awards under the 2007 Plan;

•	Prohibit acceleration of vesting on any awards under the 2007 Plan, with exceptions for a participant’s death or disability or in the event of certain corporate events; and

•	Make certain changes to the permitted adjustments for our performance goals.

The Board recommends a vote FOR this proposal because equity awards are an important component of our compensation program and the continued ability to issue these awards is essential to attracting, retaining and motivating our employees.

Approval of an Amendment and Restatement of our Amended and Restated 2012 Employee Stock Purchase Plan (Proposal 5)
We are asking our stockholders to approve an amendment and restatement of our Amended and Restated 2012 Employee Stock Purchase Plan to increase the share reserve under our 2012 ESPP by 10,000,000 shares. The Board recommends a vote FOR this proposal because our employee stock purchase program is an important employee benefit and is essential to attracting, retaining and motivating our employees.

NVIDIA CORPORATION
2701 SAN TOMAS EXPRESSWAY
SANTA CLARA, CALIFORNIA 95050
(408) 486-2000
  ____________________________________________________
PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS - MAY 18, 2016
  ____________________________________________________

INFORMATION ABOUT THE MEETING

Your proxy is being solicited for use at the 2016 Meeting on behalf of the Board. Our 2016 Meeting will take place on Wednesday, May 18, 2016 at 10:00 a.m. Pacific Daylight Time.
Meeting Attendance

If you were an NVIDIA stockholder as of the close of business on the March 21, 2016 record date, or if you hold a valid proxy, you can attend and vote at our 2016 Meeting at www.virtualshareholdermeeting.com/NVIDIA2016, which contains instructions on how to demonstrate proof of stock ownership, and how to vote and submit questions via the Internet. Our 2016 Meeting will be held entirely online to allow greater participation and improved communication, and provide cost savings for our stockholders and the Company. You will need the Control Number included on your Notice or proxy card (if you received a printed copy of the proxy materials) to enter the meeting.

The new online format for the annual meeting will allow us to communicate more effectively with you via a pre-meeting forum that you can enter by visiting www.theinvestornetwork.com/forum/nvda. On our pre-meeting forum, you can submit questions in advance of the annual meeting, and also access copies of our proxy statement and annual report.

Even if you plan to attend the 2016 Meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the 2016 Meeting.

Non-stockholders can also listen to the 2016 Meeting live at www.virtualshareholdermeeting.com/NVIDIA2016. An archived copy of the webcast will be available at www.nvidia.com/proxy through June 1, 2016.

Quorum and Voting

Quorum. To hold our 2016 Meeting, we need a majority of the outstanding shares entitled to vote at the close of business on March 21, 2016, or a quorum, represented at the 2016 Meeting either by attendance online or by proxy. On the record date, there were 544,548,659 shares of common stock outstanding and entitled to vote, meaning that 272,274,330 shares must be represented at the 2016 Meeting or by proxy to have a quorum. A list of stockholders entitled to vote at the 2016 Meeting will be available at our headquarters, 2701 San Tomas Expressway, Santa Clara, California for 10 days prior to the 2016 Meeting. If you would like to view the stockholder list, please call our Investor Relations Department at (408) 486-2000 to schedule an appointment.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the 2016 Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is not a quorum, a majority of the votes present may adjourn the 2016 Meeting to another date.

Vote Options. You may vote FOR any nominee to the Board, you may WITHHOLD your vote for any nominee or you may ABSTAIN from voting. For each other matter to be voted on, you may vote FOR or AGAINST or ABSTAIN from voting.

Stockholder of Record: You are a stockholder of record if your shares were registered directly in your name with our transfer agent, Computershare, on March 21, 2016, and can vote shares in any of the following ways:

•By attending the 2016 Meeting online and voting during the meeting;
•Via mail, by signing and mailing your proxy card to us before the 2016 Meeting; or
•By telephone or over the Internet, by following the instructions provided in the Notice or your proxy materials.

You may change your vote or revoke your proxy before the final vote at the 2016 Meeting in any of the following ways:

•	Attend the 2016 Meeting online and vote during the meeting;

•	Submit another properly completed proxy card with a later date;

•	Send a written notice that you are revoking your proxy to NVIDIA Corporation, 2701 San Tomas Expressway, Santa Clara, California 95050, Attention: Secretary; or

•	Submit another proxy by telephone or Internet after you have already provided an earlier proxy.

If you do not vote using any of the ways described above, your shares will not be voted.

Street Name Holder: If your shares are held through a nominee, such as a bank or broker, as of March 21, 2016, your shares are held in “street name.” As a beneficial owner, such nominee is the stockholder of record of your shares. However, you have the right to direct your nominee on how to vote the shares in your account. You should have received a Notice or voting instructions from your nominee, and should follow the included instructions in order to instruct such nominee on how to vote your shares. To vote by attending the 2016 Meeting online, you must obtain a valid proxy from your nominee.

If you do not instruct your nominee how to vote your shares, such nominee can use its discretion to vote such “uninstructed” shares with respect to matters considered by NYSE rules to be “routine”. However, your nominee will not be able to vote your shares with respect to “non-routine” matters, including elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation) and amendments of equity plans, unless they receive specific instructions from you. A broker non-vote occurs when a nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Therefore, you MUST give your nominee instructions in order for your vote to be counted on the proposals to elect directors, to conduct an advisory approval of our executive compensation, to amend and restate our 2007 Plan and to amend and restate our 2012 ESPP. We strongly encourage you to vote.

Note that under the rules of the national stock exchanges, any NVIDIA stockholder whose shares are held in street name by a member brokerage firm may revoke a proxy and vote his or her shares at the 2016 Meeting only in accordance with applicable rules and procedures of those exchanges, as employed by the street name holder’s brokerage firm.

Vote Count. On each matter to be voted upon, stockholders have one vote for each share of NVIDIA common stock owned as of March 21, 2016. Votes will be counted by the inspector of election. The following table summarizes vote requirements and the effect of abstentions and broker non-votes:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of twelve directors	Directors are elected if they receive more FOR votes than WITHHOLD votes	None	None
2	Approval of our executive compensation	FOR votes from the holders of a majority of shares present and entitled to vote	Against	None
3	Ratification of the selection of PwC as our independent registered public accounting firm for Fiscal 2017	FOR votes from the holders of a majority of shares present and entitled to vote	Against	None
4	Approval of an amendment and restatement of our 2007 Plan	FOR votes from the holders of a majority of shares present and entitled to vote	Against	None
5	Approval of an amendment and restatement of our 2012 ESPP	FOR votes from the holders of a majority of shares present and entitled to vote	Against	None
If you are a stockholder of record and you return a signed proxy card without marking any selections, your shares will be voted FOR each of the nominees listed in Proposal 1 and FOR the other proposals. If any other matter is properly presented at the 2016 Meeting, Jen-Hsun Huang or David M. Shannon as your proxyholder will vote your shares using his best judgment.

Vote Results. Preliminary voting results will be announced at the 2016 Meeting. Final voting results will be published in a current report on Form 8-K, which will be filed with the SEC by May 24, 2016.

Proxy Materials

An SEC rule allows companies like NVIDIA to furnish their proxy materials over the Internet even if the stockholder has not previously elected to receive the materials in this manner. On or about April 7, 2016, we sent stockholders who own our common stock at the close of business on March 21, 2016 (other than those who previously requested electronic or paper delivery) a Notice containing instructions on how to access our proxy materials, vote over the Internet or by telephone, and elect to receive future proxy materials electronically or in printed form by mail.

If you choose to receive future proxy materials electronically (via www.proxyvote.com for stockholders of record and www.icsdelivery.com/nvda for street name holders) you will receive an email next year with links to the proxy materials and proxy voting site.

SEC rules also permit companies and intermediaries, such as brokers, to satisfy Notice and proxy material delivery requirements for multiple stockholders with the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. We follow this practice, known as “householding,” unless we have received contrary instructions from any stockholder at that address.

If you received more than one Notice or full set of proxy materials, then your shares are either registered in more than one name or are held in different accounts. Please vote the shares covered by each Notice or proxy card. To modify your instructions so that you receive one Notice or proxy card for each account or name, please contact your broker. Your “householding” election will continue until you are notified otherwise or until you revoke your consent.

To make a change regarding the form in which you receive proxy materials (electronically or in print), or to request receipt of a separate set of documents to a household, contact our Investor Relations Department (through our website at www.nvidia.com, with an electronic mail message to ir@nvidia.com or by mail at 2701 San Tomas Expressway, Santa Clara, California 95050).

We will pay the entire cost of soliciting proxies. Our directors and employees may also solicit proxies in person, by telephone, by mail, by Internet or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies. We have also retained MacKenzie Partners on an advisory basis for an estimated fee of approximately $15,000 and they may help us solicit proxies from brokers, bank nominees and other institutional owners. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

2017 Annual Meeting Stockholder Proposals

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 8, 2016 to NVIDIA Corporation, 2701 San Tomas Expressway, Santa Clara, California 95050, Attention: Secretary and must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act. However, if we do not hold our 2017 Meeting between April 18, 2017 and June 17, 2017, then the deadline is a reasonable time before we begin to print and send our proxy materials. If you wish to submit a proposal for consideration at the 2017 Meeting that is not to be included in next year’s proxy materials, you must do so in writing following the above instructions not later than the close of business on December 8, 2016, and not earlier than November 8, 2016. We also advise you to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Proposal 1—Election of Directors
Our Board has twelve members. All of our directors have one-year terms and stand for election annually. Upon the recommendation of our NCGC, our Board has nominated for election at the 2016 Meeting the 12 individuals listed in the table below to hold office until the 2017 Meeting and until his or her successor is elected or appointed. Each of the nominees listed below is currently a director of NVIDIA previously elected by our stockholders.
Our nominees include 11 independent directors, as defined by the rules and regulations of NASDAQ, and one NVIDIA officer: Jen-Hsun Huang, who serves as our President and CEO.
The Board expects the nominees will be available for election. If a nominee declines or is unable to act as a director, your proxy may be voted for any substitute nominee proposed by the Board or the size of the Board may be reduced. In accordance with our Bylaws, directors are elected if they receive more FOR votes than WITHHOLD votes.

Recommendation of the Board
The Board recommends that you vote FOR the election of each of the following nominees:

Name	Age	Director Since		Occupation	Indepen-dent	Other Public Company Boards
Robert K. Burgess	58	2011		Independent Consultant	✓	1
Tench Coxe	58	1993		Managing Director, Sutter Hill Ventures	✓	2
Persis S. Drell	60	2015		Dean, School of Engineering, Stanford University	✓	–
James C. Gaither	78	1998		Managing Director, Sutter Hill Ventures	✓	–
Jen-Hsun Huang	53	1993		President & CEO, NVIDIA Corporation		–
Dawn Hudson	58	2013		Chief Marketing Officer, National Football League	✓	2
Harvey C. Jones	63	1993		Managing Partner, Square Wave Ventures	✓	–
Michael G. McCaffery	62	2015		Chairman & Managing Director, Makena Capital Management	✓	–
William J. Miller*	70	1994		Independent Consultant	✓	3
Mark L. Perry	60	2005		Independent Consultant	✓	2
A. Brooke Seawell	68	1997		Venture Partner, New Enterprise Associates	✓	1
Mark A. Stevens	56	2008	**	Managing Partner, S-Cubed Capital	✓	–
* Lead Director
** Mr. Stevens previously served as a member of our Board from 1993 until 2006

Director Qualifications

The Board looks for its current and potential directors to have a broad range of skills, education, experiences and qualifications that can be leveraged in order to benefit NVIDIA and our stockholders. The NCGC is responsible for reviewing, assessing and recommending nominees to the Board for approval. The NCGC has not established specific minimum age, education, experience or skill requirements for potential members, and instead considers numerous factors regarding the nominee in light of our current business model, including the following:

Directors’ Skills and Qualifications

•
Independence
•
Senior management and operating experience necessary to oversee our business
•
Professional, technical and industry knowledge
•
Financial expertise
•
Financial community experience (including as an investor in other companies)
•
Marketing and brand management
•
Public company board experience
•
Experience with emerging technologies and new business models

•
Legal expertise
•
Diversity, including gender and ethnic background
•
Academia experience
•
Desirability as a member of any committees of the Board
•
Willingness and ability to devote substantial time and effort to Board responsibilities
•
Ability to represent the interests of the stockholders as a whole rather than special interest groups or constituencies
•
All relationships between the proposed nominee and any of our stockholders, competitors, customers, suppliers or other persons with a relationship to NVIDIA

Additionally, directors are expected to possess personal traits such as integrity and candor and must be able to commit significant time to the Company’s oversight. In determining whether to recommend a director for re-election, the NCGC also reviews the director’s overall service to NVIDIA, including the director’s past attendance at Board and committee meetings and participation in and contributions to the activities of the Board.

Ensuring the Board is composed of directors who exhibit a variety of skills, professional experience and backgrounds, as well as bring diverse viewpoints and perspectives, is a priority of the NCGC and the Board. The NCGC and the Board also understand the importance of Board refreshment, and strive to maintain an appropriate balance of tenure, diversity and skills on the Board. While the Board benefits from the valuable experience and institutional knowledge that our more veteran directors bring, the NCGC and Board have recognized the importance of bringing in new perspectives and ideas. Therefore, the Board has appointed four highly qualified new directors in the last five years, constituting one-third of our total Board. Most recently, Dr. Drell and Mr. McCaffery joined the Board in 2015.

NVIDIA is thriving as a company in part because we have combined deep technology and computing industry experience developed during our 23-year history with groundbreaking initiatives in areas such as artificial intelligence and self-driving cars. Similarly, we feel that the mix of our Board members is the appropriate blend of experience and new perspectives. Our longer-tenured directors have the benefit of extensive background with our operations and business areas and have the perspective of overseeing our activities during a wide variety of economic and competitive environments. Our new directors bring valuable insights in areas such as consumer marketing, branding and technology developments at leading academic institutions that are critical to supporting the company as it competes in new markets. Each year, as part of its annual evaluation, the NCGC and Board reviews each director’s past contributions, outside experiences and activities and makes a determination concerning how her or his experience and skills continue to add value to NVIDIA and the Board.

The following chart summarizes the skills and competencies of each director nominee that led our Board to conclude that he or she is qualified to serve on our Board. The lack of a check does not mean the director does not possess that skill or qualification; rather, a check indicates a specific area of focus or expertise for which the Board relies on such director nominee most. The following directors’ biographies note each director’s relevant experience, qualifications and skills relative to this list as of the date of this proxy statement.

COMPETENCY	Burgess	Coxe	Drell	Gaither	Huang	Hudson	Jones	McCaffery	Miller	Perry	Seawell	Stevens
Senior Management and Operating	✓				✓	✓	✓	✓	✓	✓	✓
Industry and Technical			✓		✓		✓					✓
Financial/Financial Community	✓	✓		✓	✓		✓	✓	✓	✓	✓	✓
Public Company Board	✓	✓				✓	✓	✓	✓	✓	✓	✓
Emerging Technologies and Business Models		✓		✓			✓					✓
Marketing and Brand Management					✓	✓
Legal				✓						✓

Our Director Nominees

The biographies below include information, as of the date of this proxy statement, regarding the particular experience, qualifications, attributes or skills of each director that led the NCGC and Board to believe that he or she should continue to serve on the Board.

ROBERT K. BURGESS	Independent Consultant
Age: 58	Director Since: 2011	Committees: CC

Robert K. Burgess has served as an independent investor and board member to technology companies since 2005. He was chief executive officer from 1996 to 2005 of Macromedia, Inc., a provider of internet and multimedia software, which was acquired by Adobe Systems Incorporated; he also served from 1996 to 2005 on its board of directors, as chairman of its board of directors from 1998 to 2005 and as executive chairman for his final year. Previously, he held key executive positions from 1984 to 1991 at Silicon Graphics, Inc. (SGI), a graphics and computing company; from 1991 to 1995, served as chief executive officer and a board member of Alias Research, Inc., a publicly traded 3D software company, until its acquisition by SGI; and resumed executive positions at SGI during 1996. Mr. Burgess serves on the board of Adobe and has served on the boards of several privately-held companies. He was a director of IMRIS Inc., a provider of image guided therapy solutions, until 2013. He holds a BCom degree from McMaster University.

Mr. Burgess brings to the Board senior management and operating experience and expertise in the areas of financial- and risk-management. He has a broad understanding of the roles and responsibilities of a corporate board and provides valuable insight on a range of issues in the technology industry.

TENCH COXE	Managing Director, Sutter Hill Ventures
Age: 58	Director Since: 1993	Committees: CC

Tench Coxe has been a managing director of Sutter Hill Ventures, a venture capital investment firm, since 1989, where he focuses on investments in the IT sector. Prior to joining Sutter Hill Ventures in 1987, he was director of marketing and MIS at Digital Communication Associates. He serves on the board of directors of Mattersight Corp., a customer loyalty software firm, Artisan Partners Asset Management Inc., an institutional money management firm, and several privately held technology companies. Mr. Coxe holds a BA degree in Economics from Dartmouth College and an MBA degree from Harvard Business School.

Mr. Coxe brings to the Board expertise in financial and transactional analysis and provides valuable perspectives on corporate strategy and emerging technology trends. His significant financial community experience gives the Board an understanding of the methods by which companies can increase value for their stockholders.

PERSIS S. DRELL	Dean, School of Engineering, Stanford University
Age: 60	Director Since: 2015	Committees: CC

Persis S. Drell is the Dean of the Stanford School of Engineering, a Professor in the School of Engineering and a Professor of Materials Science and Engineering and Physics at Stanford University. Dr. Drell, who assumed the post of Dean in September 2014, has been on the faculty at Stanford since 2002. Dr. Drell served as the Director of the U.S. Department of Energy SLAC National Accelerator Laboratory from 2007 to 2012. Dr. Drell is a member of the National Academy of Sciences and the American Academy of Arts and Sciences, and is a fellow of the American Physical Society. She has been the recipient of a Guggenheim Fellowship and a National Science Foundation Presidential Young Investigator Award. Dr. Drell holds a Ph.D. from the University of California Berkeley and an AB degree in Mathematics and Physics from Wellesley College.

An accomplished researcher and educator, Dr. Drell brings to the Board expert leadership in guiding innovation in science and technology.

JAMES C. GAITHER	Managing Director, Sutter Hill Ventures
Age: 78	Director Since: 1998	Committees: NCGC

James C. Gaither has been a partner of Sutter Hill Ventures, a venture capital investment firm, since 2000. He was a partner in the law firm Cooley LLP from 1971 to 2000 and senior counsel to the firm from 2000 to 2003. Prior to practicing law he served as a law clerk to The Honorable Earl Warren, Chief Justice of the United States Supreme Court, special assistant to the Assistant Attorney General in the U.S. Department of Justice and staff assistant to U.S. President Lyndon Johnson. Mr. Gaither is a former president of the Board of Trustees at Stanford University, former vice chairman of the board of directors of The William and Flora Hewlett Foundation and past chairman of the Board of Trustees of the Carnegie Endowment for International Peace. Mr. Gaither holds a BA degree in Economics from Princeton University and a JD degree from Stanford University Law School.

Mr. Gaither brings to the Board expertise in corporate strategy and negotiating complex transactions. He also provides valuable perspectives on the roles and responsibilities of a corporate board, including oversight of a public company’s legal and regulatory compliance and engagement with regulatory authorities. His significant financial community experience gives the Board an understanding of the methods by which companies can increase value for their stockholders.

JEN-HSUN HUANG	President and Chief Executive Officer, NVIDIA Corporation
Age: 53	Director Since: 1993	Committees: none

Jen-Hsun Huang co-founded NVIDIA in 1993 and has since served as president, chief executive officer, and a member of the board of directors. Mr. Huang held a variety of positions from 1985 to 1993 at LSI Logic Corp., a computer chip manufacturer, including leading the business unit responsible for the company’s system-on-a-chip strategy. He was a microprocessor designer from 1984 to 1985 at Advanced Micro Devices, Inc., a semiconductor company. Mr. Huang holds a BSEE degree from Oregon State University and an MSEE degree from Stanford University.

Mr. Huang is one of the technology industry’s most respected executives, having taken NVIDIA from a startup to a world leader in visual computing. Under his guidance, NVIDIA has compiled a record of consistent innovation and sharp execution, marked by products that have gained strong market share.

DAWN HUDSON	Chief Marketing Officer, National Football League
Age: 58	Director Since: 2013	Committees: CC

Dawn Hudson has served as Chief Marketing Officer for the National Football League since October 2014. Previously, she served from 2009 to 2014 as vice chairman of The Parthenon Group, an advisory firm focused on strategy consulting. She was president and chief executive officer of Pepsi-Cola North America, the beverage division of PepsiCo, Inc. for the U.S. and Canada, from 2005 to 2007 and president from 2002, and simultaneously served as chief executive officer of the foodservice division of PepsiCo, Inc. from 2005 to 2007. Previously, she spent 13 years in marketing, advertising and branding strategy, holding leadership positions at major agencies, such as D’Arcy Masius Benton & Bowles and Omnicom. She currently serves on the boards of directors of The Interpublic Group of Companies, Inc., an advertising holding company, and Amplify Snack Brands, Inc., a snack food company. She was a director of P.F. Chang’s China Bistro, Inc., a restaurant chain, from 2010 until 2012, of Allergan, Inc., a biopharmaceutical company, from 2008 until 2014, and of Lowes Companies, Inc., a home improvement retailer, from 2001 until May 2015. She holds a BA degree in English from Dartmouth College.

Ms. Hudson brings to the board experience in executive leadership. As a longtime marketing executive, she has valuable expertise and insights in leveraging brands, brand development and consumer behavior. She also has considerable corporate governance experience, gained from more than 10 years of serving on the boards of public companies.

HARVEY C. JONES	Managing Partner, Square Wave Ventures
Age: 63	Director Since: 1993	Committees: CC, NCGC

Harvey C. Jones has been the managing partner of Square Wave Ventures, a private investment firm, since 2004. Mr. Jones has been an entrepreneur, high technology executive and active venture investor for over 30 years. In 1981, he co-founded Daisy Systems Corp., a computer-aided engineering company, ultimately serving as its president and chief executive officer until 1987. Between 1987 and 1998, he led Synopsys. Inc., a major electronic design automation company, serving as its chief executive officer for seven years and then as executive chairman. In 1997, Mr. Jones co-founded Tensilica Inc., a privately held technology IP company that developed and licensed high performance embedded processing cores. He served as chairman of the Tensilica board of directors from inception through its 2013 acquisition by Cadence Design Systems, Inc. In 2014, coincident with his investment in the company, Mr. Jones joined the board of directors of Tintri Inc., a private company that builds data storage solutions for virtual and cloud environments. He also served as lead director on the board of directors of Wind River Systems, Inc. from 2006 until its sale to Intel Corporation in 2009. Mr. Jones holds a BS degree in Mathematics and Computer Sciences from Georgetown University and an MS degree in Management from Massachusetts Institute of Technology.

Mr. Jones brings to the board an executive management background, an understanding of semiconductor technologies and complex system design. He provides valuable insight into innovation strategies, research and development efforts, as well as management and development of our technical employees. His financial expertise qualifies him to serve as an “audit committee financial expert” within the meaning of SEC rules, and his significant financial community experience gives the Board an understanding of the methods by which companies can increase value for their stockholders.

MICHAEL G. MCCAFFERY	Chairman and Managing Director, Makena Capital Management
Age: 62	Director Since: 2015	Committees: AC

Michael G. McCaffery is the Chairman and a Managing Director of Makena Capital Management, an investment management firm. From December 2005 to December 2013, he was the Chief Executive Officer of Makena Capital Management. From September 2000 to June 2006, he was the President and Chief Executive Officer of the Stanford Management Company, the university subsidiary charged with managing Stanford University’s financial and real estate investments. Prior to Stanford Management Company, Mr. McCaffery was President and Chief Executive Officer of Robertson Stephens and Company, a San Francisco-based investment bank and investment management firm, from January 1993 to December 2009, and also served as Chairman from January 2000 to December 2000. Mr. McCaffery serves on the board of directors, or on the advisory boards, of several privately held companies and non-profits. He was a director of KB Home, a homebuilding company, from 2003 until 2015. Mr. McCaffery is a Trustee of the Rhodes Scholarship Trust. Mr. McCaffery holds a BA degree from the Woodrow Wilson School of Public and International Affairs at Princeton University, a BA Honours degree and an MA degree in Politics, Philosophy and Economics from Merton College, Oxford University, Oxford, England, and an MBA degree from the Stanford Graduate School of Business.

Mr. McCaffery brings to the Board a broad array of business, investment and real estate experience and recognized expertise in financial matters, as well as a demonstrated commitment to good corporate governance. His financial expertise qualifies him to serve as an “audit committee financial expert” within the meaning of SEC rules.

WILLIAM J. MILLER	Independent Consultant
Age: 70	Director Since: 1994	Committees: NCGC

William J. Miller has served as an independent consultant since 1999 and is on the board of directors of Waters Corp., a scientific instrument manufacturing company; Digimarc Corp., a developer and supplier of secure identification products and digital watermarking technology; and Glu Mobile, Inc., a publisher of mobile games. He was president, chief executive officer and chairman of the board of directors from 1996 to 1999 of Avid Technology, Inc., a provider of digital tools for multimedia. He was chief executive officer and a board director from 1992 to 1995 of Quantum Corp., a mass storage company, where he was chairman for three years. From 1981 to 1992, he held various positions at Control Data Corp., a supplier of computer hardware, software and services, including executive vice president and president, information services. He holds a BA degree in Communications and a JD degree from the University of Minnesota.

Mr. Miller brings to the Board considerable leadership and corporate governance experience and an understanding of the roles and responsibilities of a corporate board. His financial expertise qualifies him to serve as an “audit committee financial expert” within the meaning of SEC rules.

MARK L. PERRY	Independent Consultant
Age: 60	Director Since: 2005	Committees: AC

Mark L. Perry serves on the boards of, and consults for, various companies and non-profit organizations. From 2012 to 2015, Mr. Perry served as an Entrepreneur-in-Residence at Third Rock Ventures, a venture capital firm. He served from 2007 to 2011 as president and chief executive officer of Aerovance, Inc., a biopharmaceutical company. He was an executive officer from 1994 to 2004 at Gilead Sciences, Inc., a biopharmaceutical company, serving in a variety of capacities, including general counsel, chief financial officer, and executive vice president of operations, responsible for worldwide sales and marketing, legal, manufacturing and facilities; he was also its senior business advisor until 2007. From 1981 to 1994, Mr. Perry was with the law firm Cooley LLP, where he was a partner for seven years. He serves on the boards of directors of Global Blood Therapeutics, Inc. and MyoKardia, Inc., both biopharmaceutical companies. Mr. Perry holds a BA degree in History from the University of California, Berkeley, and a JD degree from the University of California, Davis.

Mr. Perry brings to the Board operating and finance experience gained in a large corporate setting. He has varied experience in legal affairs and corporate governance, and a deep understanding of the roles and responsibilities of a corporate board. His financial expertise qualifies him to serve as an “audit committee financial expert” within the meaning of SEC rules.

A. BROOKE SEAWELL	Venture Partner, New Enterprise Associates
Age: 68	Director Since: 1997	Committees: AC

A. Brooke Seawell has served since 2005 as a venture partner at New Enterprise Associates, and was a partner from 2000 to 2005 at Technology Crossover Ventures. He was executive vice president from 1997 to 1998 at NetDynamics, Inc., an application server software company, which was acquired by Sun Microsystems, Inc. He was senior vice president and chief financial officer from 1991 to 1997 of Synopsys, Inc., an electronic design automation software company. He serves on the board of directors of Tableau Software, Inc., a business intelligence software company, and several privately held companies. Mr. Seawell served on the board of directors of Glu Mobile, Inc., a publisher of mobile games, from 2006 to 2014, and of Informatica Corp., a data integration software company, from 1997 to August 2015. Mr. Seawell is a member of the Stanford University Athletic Board and previously served on the Management Board of the Stanford Graduate School of Business. Mr. Seawell holds a BA degree in Economics and an MBA degree in Finance from Stanford University.

Mr. Seawell brings to the Board operational expertise and senior management experience, including knowledge of the complex issues facing public companies, and a deep understanding of accounting principles and financial reporting. His financial expertise qualifies him to serve as an “audit committee financial expert” within the meaning of SEC rules and his significant financial community experience gives the Board an understanding of the methods by which companies can increase value for their stockholders.

MARK A. STEVENS	Managing Partner, S-Cubed Capital
Age: 56	Director Since: 2008 (previously served 1993-2006)	Committees: AC, NCGC

Mark A. Stevens has been the managing partner of S-Cubed Capital, a private family office investment firm, since 2012. He was a managing partner from 1993 to 2011 of Sequoia Capital, a venture capital investment firm, where he had been an associate for the preceding four years. Previously, he held technical sales and marketing positions at Intel Corporation, and was a member of the technical staff at Hughes Aircraft Co. He served from 2006 to 2012 as a member of the board of directors of Alpha and Omega Semiconductor Limited. He is a Trustee of the University of Southern California and a part-time lecturer at the Stanford University Graduate School of Business. Mr. Stevens holds a BSEE degree, a BA degree in Economics and an MS degree in Computer Engineering from the University of Southern California and an MBA degree from Harvard Business School.

Mr. Stevens brings to the Board a deep understanding of the technology industry, and the drivers of structural change and high-growth opportunities. He provides valuable insight regarding corporate strategy development and the analysis of acquisitions and divestitures. His significant financial community experience gives the Board an understanding of the methods by which companies can increase value for their stockholders.

Information About the Board of Directors and Corporate Governance

Independence of the Members of the Board of Directors

Consistent with the requirements of NASDAQ, our Corporate Governance Policies require our Board to affirmatively determine that a majority of our directors do not have a relationship that would interfere with their exercise of independent judgment in carrying out their responsibilities and do meet any other qualification requirements required by the SEC and NASDAQ. After considering all relevant relationships and transactions, the Board determined all members of the Board are “independent” as defined by NASDAQ’s rules and regulations, except for Jen-Hsun Huang, our president and CEO. Thus, as of the date of the mailing of this proxy statement, 92% of the members of our Board are independent. The Board also determined that all members of our AC, CC and NCGC are independent under applicable NASDAQ listing standards. In addition, Messrs. McCaffery, Perry and Seawell of the AC are “audit committee financial experts” under SEC rules.

Board Leadership Structure

We believe that all members of our Board should have an equal voice in the affairs and the management of the Company. Consistent with this philosophy, while our Bylaws and Corporate Governance Policies allow for the appointment of a chairperson of the board, we have chosen at this time not to have one. Given that we do not have a chairperson of the board, the Board believes that our stockholders are best served at this time by having a Lead Director, who is an integral part of our Board structure and a critical aspect of effective corporate governance. The independent directors consider the role and designation of the Lead Director on an annual basis. Mr. Miller has been our Lead Director since May 2009. Mr. Miller brings considerable skills and experience, as described above, to the role. In addition, Mr. Miller is the chairperson of our NCGC, which affords him increased engagement with Board governance and composition. While our CEO has primary responsibility for preparing the agendas for Board meetings and presiding over the portion of the meetings of the Board where he is present, our Lead Director has significant responsibilities, which are set forth in our Corporate Governance Policies, and include, in part:

•
Determining an appropriate schedule of Board meetings, seeking to ensure that the independent members of the Board can perform their duties responsibly while not interfering with the flow of our operations;

•	Working with our CEO, seeking input from all directors, the CEO and other relevant management, as to the preparation of the agendas for Board and committee meetings;

•
Advising the Board on a regular basis as to the quality, quantity and timeliness of the flow of information requested by the Board from our management with the goal of providing what is necessary for the independent members of the Board to effectively and responsibly perform their duties, and, although our management is responsible for the preparation of materials for the Board, the Lead Director may specifically request the inclusion of certain material; and

•
Coordinating, developing the agenda for, and moderating executive sessions of the independent members of the Board, and acting as principal liaison between the independent members of the Board and the CEO on sensitive issues.

As discussed above, except for our CEO, our Board is comprised of independent directors. The active involvement of these independent directors, combined with the qualifications and significant responsibilities of our Lead Director, provide balance on the Board and promote strong, independent oversight of our management and affairs.

Role of the Board in Risk Oversight

The Board is responsible for overseeing risk management at NVIDIA. The Board exercises direct oversight of strategic risks to NVIDIA and other risk areas not delegated to one of its committees. Our AC has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The AC also monitors compliance with certain legal and regulatory requirements and oversees the performance of our internal audit function. Our NCGC monitors the effectiveness of our anonymous tip process and corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our CC assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Management periodically reports to the Board or relevant committee, which provides guidance on risk assessment and mitigation. Each committee charged with risk oversight reports up to the Board on those matters.

Corporate Governance Policies of the Board of Directors

The Board has documented our governance practices by adopting Corporate Governance Policies to ensure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Policies set forth the practices the Board follows with respect to board composition and selection, regular evaluations of the Board and its committees, board meetings and involvement of senior management, chief executive officer performance evaluation, and board committees and compensation. Our Corporate Governance Policies may be viewed under Corporate Governance in the Investor Relations section of our website at www.nvidia.com.

Executive Sessions of the Board

As required under NASDAQ’s listing standards, our independent directors have in the past met, and will continue to meet, regularly in scheduled executive sessions at which only independent directors are present. In Fiscal 2016, our independent directors met in executive session at all of the four regularly scheduled Board meetings.

In addition, independent directors have in the past met, and will continue to meet, regularly in scheduled executive sessions with our CEO. In Fiscal 2016, our independent directors met in executive session with our CEO at two of the four regularly scheduled Board meetings.

Director Attendance at Annual Meeting

We do not have a formal policy regarding attendance by members of the Board at our annual meetings. We generally schedule a Board meeting in conjunction with our annual meeting and expect that all of our directors will attend each annual meeting, absent a valid reason. Eleven of our twelve Board members attended our 2015 Meeting.

Board Self-Assessments

In Fiscal 2016, the NCGC oversaw an annual evaluation process, whereby outside corporate counsel for NVIDIA interviewed each director to obtain his or her evaluation of the Board as a whole, and of the committees on which he or she serves. The interviews solicited ideas from the directors about, among other things, improving quality of Board and/or committee discussions on key matters, and identifying specific issues which should be discussed in the future. After these evaluations were complete, our outside corporate counsel summarized the results, provided a preview for our Lead Director and then submitted the summary for discussion by the NCGC. Action plans were developed by the NCGC and recommended for discussion by the full Board.

In response to the evaluations conducted in Fiscal 2016, our Board added topics to the annual Board meeting agenda and expanded the list of materials that the Board should review at each Board meeting.

Director Orientation and Continuing Education

The NCGC and our General Counsel are responsible for director orientation programs and for director continuing education programs to assist directors in maintaining the skills and knowledge necessary or appropriate for the performance of their responsibilities. Orientation programs are designed to familiarize new directors with our businesses, strategies, and policies and to assist new directors in developing the skills and knowledge required for their service on the Board. Continuing education programs for directors may include a combination of internally developed materials and presentations, programs presented by third parties, and financial and administrative support for attendance at qualifying academic or other independent programs.

Director Stock Ownership Guidelines

The Board believes that directors should hold a significant equity interest in NVIDIA. Our Corporate Governance Policies require each non-employee director to hold a number of shares of our common stock with a value equal to six times the annual cash retainer for Board service during the period in which he or she serves as a director (or six times the base salary, in the case of our CEO). The shares may include vested deferred stock and shares held in trust and by immediate family members. Non-employee directors had or have until the later of (i) the end of Fiscal 2016 or (ii) within five years of Board appointment, to reach the ownership threshold. The stock ownership guidelines are intended to further align director interests with stockholder interests.

Each of our non-employee directors holds shares of our common stock, and, with the exception of Dr. Drell and Mr. McCaffery, who joined our Board in March 2015, each of our non-employee directors currently meets or exceeds the stock ownership requirements.

Hedging and Pledging Policy

Our directors and executive officers may not hedge their ownership of NVIDIA stock, including trading in options, puts, calls, or other derivative instruments related to NVIDIA stock or debt. Directors and executive officers may not purchase NVIDIA stock on margin, borrow against NVIDIA stock held in a margin account, or pledge NVIDIA stock as collateral for a loan.

Outside Advisors

The Board and each of its principal committees may retain outside advisors and consultants of their choosing at our expense. The Board need not obtain management’s consent to retain outside advisors. In addition, the principal committees need not obtain either the Board’s or management’s consent to retain outside advisors.

Code of Conduct

We have a Code of Conduct that applies to our executive officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. We also have a Financial Team Code of Conduct that applies to our executive officers, directors and members of our finance, accounting and treasury departments. The Code of Conduct and the Financial Team Code of Conduct are available under Corporate Governance in the Investor Relations section of our website at www.nvidia.com. If we make any amendments to the Code of Conduct or the Financial Team Code of Conduct or grant any waiver from a provision of either code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

We expect our directors, executives and employees to conduct themselves with the highest degree of integrity, ethics and honesty. Our credibility and reputation depend upon the good judgment, ethical standards and personal integrity of each director, executive and employee. In order to better protect us and our stockholders, we regularly review our Code of Conduct and related policies to ensure that they provide clear guidance to our directors, executives and employees.

Corporate Hotline

We have established an independent corporate hotline to allow any employee to confidentially and anonymously lodge a complaint about any accounting, internal control, auditing, Code of Conduct or other matter of concern (unless prohibited by local privacy laws for employees located in the European Union).

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the Board regarding nominations of directors or other matters may do so by sending written communications addressed to David M. Shannon, our Secretary, at NVIDIA Corporation, 2701 San Tomas Expressway, Santa Clara, California 95050. All stockholder communications we receive that are addressed to the Board will be compiled by our Secretary. If no particular director is named, letters will be forwarded, depending on the subject matter, to the chairperson of the AC, CC or NCGC. Matters put forth by our stockholders will be reviewed by the NCGC, which will determine whether these matters should be presented to the Board. The NCGC will give serious consideration to all such matters and will make its determination in accordance with its charter and applicable laws.

Nomination of Directors

The NCGC identifies, reviews and evaluates candidates to serve as directors and recommends candidates for election to the Board. The NCGC may engage a professional search firm to identify and assist the NCGC in identifying, evaluating and conducting due diligence on potential director nominees. The NCGC conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The NCGC meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board. For an explanation of the factors the NCGC considers when evaluating candidates and the Board as a whole, please see Director Qualifications above.

The NCGC evaluates candidates proposed by stockholders using the same criteria as it uses for other candidates. Stockholders seeking to recommend a prospective nominee should follow the instructions under Stockholder Communications with the Board of Directors above. Stockholder submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Stockholders are advised to review our Bylaws and Corporate Governance Policies, which contain the requirements for director nominations. The NCGC did not receive any stockholder nominations during Fiscal 2016.

Majority Vote Standard

Our Bylaws provide that in a non-contested election if the votes cast FOR an incumbent director do not exceed the number of WITHHOLD votes, such incumbent director shall promptly tender his or her resignation to the Board. The NCGC will then review the circumstances surrounding the WITHHOLD vote and promptly make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken. The Board will act on the NCGC’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the stockholder vote.

In a contested election, which is an election in which the number of nominees exceeds the number of directors to be elected, our directors will be elected by a plurality of the shares represented at any such meeting or by proxy and entitled to vote on the election of directors at that meeting. Under this provision, the directors receiving the greatest number of FOR votes will be elected.

Board Meeting Information

The Board met six times during Fiscal 2016, and held a two day meeting, during which the Board discussed the strategic direction of NVIDIA, explored and discussed new business opportunities and the product roadmap, and addressed challenges facing NVIDIA. We expect each Board member to attend each meeting of the Board and the committees on which he or she serves. Each Board member attended 75% or more of the meetings of the Board and of each committee on which he or she served.

Committees of the Board of Directors

The Board has three standing committees: an AC, a CC and a NCGC. Each of these committees operates under a written charter, which may be viewed under Corporate Governance in the Investor Relations section of our website at www.nvidia.com.

The composition and various functions of our committees are set forth below. Committee assignments are determined based on background and the expertise which individual directors can bring to a committee. Our Board believes that rotations among committees are a good corporate governance practice which allows all members to be more fully informed regarding the full scope of the Board and our activities. The Board intends to make periodic rotations in the future, but determined to maintain the existing committee membership for Fiscal 2017.

	AC	CC	NCGC
Members	Mark L. Perry (Chair) Michael G. McCaffery A. Brooke Seawell Mark A. Stevens	Robert K. Burgess (Chair) Tench Coxe Persis S. Drell Dawn Hudson Harvey C. Jones	William J. Miller (Chair) James C. Gaither Harvey C. Jones Mark A. Stevens
Meetings in Fiscal 2016	9	6	3
Functions

•
Oversees our corporate accounting and financial reporting process;
•
Oversees our internal audit function;
•
Determines and approves the engagement, retention and/or termination of the independent registered public accounting firm, or any new independent registered public accounting firm;
•
Evaluates the performance of and assesses the qualifications of our independent registered public accounting firm;
•
Reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•
Confers with management and our independent registered public accounting firm regarding the results of the annual audit, the results of our quarterly financial statements and the effectiveness of internal control over financial reporting;
•
Reviews the financial statements to be included in our quarterly report on Form 10-Q and annual report on Form 10-K;
•
Reviews earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts on our quarterly earnings calls;
•
Prepares the report required to be included by the SEC rules in our annual proxy statement or annual report on Form 10-K; and
•
Establishes procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•
Reviews and approves our overall compensation strategy and policies;
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Reviews and recommends to the Board the compensation of our Board members;
•
Reviews and approves the compensation and other terms of employment of our CEO and other executive officers;
•
Reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management;
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Reviews and approves the disclosure contained in CD&A and considers whether to recommend that it be included in the proxy statement and Form 10-K;
•
Administers our stock option and purchase plans, variable compensation plans and other similar programs; and
•
Assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

•
Identifies, reviews and evaluates candidates to serve as directors;
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Recommends candidates for election to our Board;
•
Makes recommendations to the Board regarding committee membership and chairs;
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Assesses the performance of the Board and its committees;
•
Reviews and assesses our corporate governance principles and practices;
•
Monitors changes in corporate governance practices and rules and regulations;
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Approves related party transactions;
•
Establishes procedures for the receipt, retention and treatment of complaints we receive regarding violations of our Code of Conduct; and
•
Monitors the effectiveness of our anonymous tip process and corporate governance guidelines.

Director Compensation

In reviewing the compensation to be paid to our non-employee directors for the year starting on the date of our 2015 Meeting, the CC consulted with Exequity and reviewed data from our Fiscal 2015 peer group. The CC subsequently recommended, and the Board approved a mix of cash and equity awards for our non-employee directors with an approximate annual value of $300,000. This value approximates the average total annual compensation, both cash and equity, paid by technology peer companies of similar size and market capitalization to their non-employee directors. We refer to this as the 2015 Program. We do not pay any additional fees for serving as a chairperson or member of Board committees or for meeting attendance.

Cash Compensation

Under the 2015 Program, the cash portion of the annual retainer, representing $75,000 on an annualized basis, was paid quarterly. Dr. Drell and Mr. McCaffery were each paid an additional $15,625 during Fiscal 2016, representing the pro-rated portion of their cash compensation for their service on the Board from the date of their appointments in March 2015 to the date of our 2015 Meeting.

Equity Compensation

2015 Program

Under the 2015 Program, the value of the equity award, in the form of RSUs, or the 2015 Program RSUs, was $225,000. The number of shares subject to each 2015 Program RSU equaled this value, divided by the average closing market price over the 60 calendar days ending the business day before the 2015 Meeting to smooth for any daily volatility. The 2015 Program RSUs were granted on the first trading day following the date of our 2015 Meeting.

In order to correlate the vesting of the 2015 Program RSUs to the directors’ service on the Board and its committees over the following year, 2015 Program RSUs vested as to 50% on November 18, 2015 (the third Wednesday in November 2015) and will vest as to the remaining 50% on May 18, 2016 (the third Wednesday in May 2016). If a director’s service terminates due to death, his or her 2015 Program RSU grants will immediately fully vest. Non-employee directors do not receive dividend equivalents on unvested 2015 Program RSUs.

Initial Grants and 2014 Program

In connection with Dr. Drell’s and Mr. McCaffery’s appointments to the Board in March 2015, each was granted on April 8, 2015: (a) an initial RSU grant for 10,656 shares, which vests as to 1/6th of the shares approximately every six months, or the Initial RSUs, and (b) a RSU grant for 2,361 shares as compensation for their service on the Board and committees through the date of the 2015 Meeting, which vested in full on May 20, 2015, or the 2014 Program RSUs. If Dr. Drell’s or Mr. McCaffery’s service terminates due to death, her or his RSU grants will immediately fully vest. They do not receive dividend equivalents on unvested RSUs.

Deferral of Settlement

Non-employee directors could elect to defer settlement of RSUs upon vesting, to be issued on the earliest of (a) the date of the director’s “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)), unless a six month delay would be required under such Section, (b) the date of a change in control of NVIDIA that also would constitute a “change in control event” (as defined under Treasury Regulation Section 1.409A-3(i)(5)), and (c) the third Wednesday in March of the year elected by the director, which year must have been or be no earlier than (i) 2016 for the 2014 Program RSUs, (ii) 2017 for the 2015 Program RSUs and (iii) 2019 for the Initial RSUs. Messrs. Burgess, Gaither, Jones, McCaffery and Miller, Ms. Hudson and Dr. Drell elected to defer settlement of the RSUs granted during Fiscal 2016.

Other Compensation/Benefits

Our non-employee directors are also reimbursed for expenses incurred in attending Board and committee meetings, as well as in attending continuing educational programs pursuant to our Corporate Governance Policies. Directors who are also employees do not receive any fees or equity compensation for service on the Board.

We do not offer change-in-control benefits to our directors, except for the change-in-control vesting acceleration provisions in our equity plans that are applicable to all holders of stock awards under such plans in the event that an acquiring company does not assume or substitute for such outstanding stock awards.

Fiscal 2016 Compensation

The following table provides information regarding Fiscal 2016 compensation for non-employee directors:

Director Compensation for Fiscal 2016

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		All Other Compensation ($)		Total ($)
Robert K. Burgess	75,000	210,904		7,355	(4)	293,259
Tench Coxe	75,000	210,904		—		285,904
Persis S. Drell (2)	71,875	486,989	(3)	—		558,864
James C. Gaither	75,000	210,904		7,355	(4)	293,259
Dawn Hudson	75,000	210,904		—		285,904
Harvey C. Jones	75,000	210,904		—		285,904
Michael G. McCaffery (2)	71,875	486,989	(3)	—		558,864
William J. Miller	75,000	210,904		—		285,904
Mark L. Perry	75,000	210,904		—		285,904
A. Brooke Seawell	75,000	210,904		—		285,904
Mark A. Stevens	75,000	210,904		—		285,904
 __________

(1)
On May 21, 2015, each non-employee director received his or her 2015 Program RSU grant for 10,283 shares. Amounts shown in this column do not reflect dollar amounts actually received by the director. Instead, these amounts reflect the aggregate full grant date fair value calculated in accordance with FASB Accounting Standards Codification Topic 718, or FASB ASC Topic 718, for awards granted during Fiscal 2016. The assumptions used in the calculation of values of the awards are set forth under Note 2 to our consolidated financial statements titled “Stock-Based Compensation” in our Form 10-K. The grant date fair value per share for these awards as determined under FASB ASC Topic 718 was $20.51.

(2)	Dr. Drell and Mr. McCaffery joined the Board in March 2015.

(3)
On April 8, 2015, Dr. Drell and Mr. McCaffery each received: (a) in connection with their appointments, an initial RSU grant for 10,656 shares, with a grant date fair value per share as determined under FASB ASC Topic 718 of $21.03, and (b) as compensation for their service on the Board and committees through the date of the 2015 Meeting, an RSU grant for 2,361 shares, with a grant date fair value per share as determined under FASB ASC Topic 718 of $22.02.

(4)	Represents payment of accrued dividend equivalents on vested RSUs granted in Fiscal 2014 where settlement had been deferred until Fiscal 2016.

The following table provides information regarding the aggregate number of RSUs and stock options held by each of our non-employee directors as of January 31, 2016:

Name	RSUs	Stock Options	Name	RSUs	Stock Options
Robert K. Burgess	10,283	66,041	Michael G. McCaffery	23,300	—
Tench Coxe	5,142	246,885	William J. Miller	22,491	167,820
Persis S. Drell	23,300	—	Mark L. Perry	5,142	35,000
James C. Gaither	22,491	122,269	A. Brooke Seawell	5,142	167,820
Dawn Hudson	17,493	105,177	Mark A. Stevens	5,142	120,942
Harvey C. Jones	22,491	—

Review of Transactions with Related Persons
It is our policy that all employees, officers and directors must avoid any activity that is in conflict with, or has the appearance of conflicting with, our interests. This policy is included in our Code of Conduct and our Financial Team Code of Conduct. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all transactions involving executive officers or directors must be approved by the NCGC or another independent body of the Board. Except as discussed below, we did not conduct any transactions with related persons in Fiscal 2016 that would require disclosure in this proxy statement or approval by the NCGC.

Transactions with Related Persons
We have entered into indemnity agreements with our executive officers and directors which provide, among other things, that we will indemnify such executive officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, executive officer or other agent of NVIDIA, and otherwise to the fullest extent permitted under Delaware law and our bylaws. We intend to execute similar agreements with our future executive officers and directors.
See the section below titled Employment, Severance and Change-in-Control Arrangements for a description of the terms of the 2007 Plan, related to a change-in-control of NVIDIA.
During Fiscal 2016, we have granted RSUs to our non-employee directors, and RSUs and PSUs to our executive officers. See the section above titled Director Compensation and the section below titled Executive Compensation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of January 31, 2016 as to shares of our common stock beneficially owned by each of our NEOs, each of our directors, all of our directors and executive officers as a group, and all known by us to be beneficial owners of 5% or more of our common stock. Beneficial ownership is determined in accordance with the SEC’s rules and generally includes voting or investment power with respect to securities as well as shares of common stock subject to options exercisable, or PSUs or RSUs that will vest, within 60 days of January 31, 2016.

This table is based upon information provided to us by our executive officers and directors. Information about principal stockholders, other than percentages of beneficial ownership, is based solely on Schedules 13G/A filed with the SEC. Unless otherwise indicated and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned. Percentages are based on 538,513,027 shares of our common stock outstanding as of January 31, 2016, adjusted as required by SEC rules.

Name of Beneficial Owner	Shares Owned		Shares Issuable Within 60 Days	Total Shares Beneficially Owned	Percent
NEOs:
Jen-Hsun Huang	21,518,474	(1)	2,570,874	24,089,348	4.45%
Colette M. Kress	41,852		93,500	135,352	*
Ajay K. Puri	135,415		382,454	517,869	*
David M. Shannon	203,572	(2)	373,137	576,709	*
Debora Shoquist	58,945		128,729	187,674	*
Directors, not including CEO:
Robert K. Burgess	45,796		66,041	111,837	*
Tench Coxe	1,559,874	(3)	246,885	1,806,759	*
Persis S. Drell	—		2,361	2,361	*
James C. Gaither	175,791	(4)	134,477	310,268	*
Dawn Hudson	6,104		96,843	102,947	*
Harvey C. Jones	824,490	(5)	12,208	836,698	*
Michael G. McCaffery	—		2,361	2,361	*
William J. Miller	302,808	(6)	167,820	470,628	*
Mark L. Perry	100,937	(7)	35,000	135,937	*
A. Brooke Seawell	160,000	(8)	167,820	327,820	*
Mark A. Stevens	1,873,905	(9)	120,942	1,994,847	*
Directors and executive officers as a group (16 persons)	27,007,963	(10)	4,601,452	31,609,415	5.82%
5% Stockholders:
FMR LLC	80,699,998	(11)	—	80,699,998	14.99%
The Vanguard Group, Inc.	45,325,807	(12)	—	45,325,807	8.42%
BlackRock, Inc.	36,216,630	(13)	—	36,216,630	6.73%
PRIMECAP Management Company	29,067,675	(14)	—	29,067,675	5.40%
__________
* Represents less than 1% of the outstanding shares of our common stock.

(1)
Includes (i) 19,222,520 shares of common stock held by Jen-Hsun Huang and Lori Huang, as co-trustees of the Jen-Hsun and Lori Huang Living Trust, u/a/d May 1, 1995, or the Huang Trust; (ii) 1,237,239 shares of common stock held by J. and L. Huang Investments, L.P., of which the Huang Trust is the general partner; and (iii) 557,000 shares of common stock held by The Huang 2012 Irrevocable Trust, of which Mr. Huang and his wife are co-trustees. By virtue of their status as co-trustees of the Huang Trust and The Huang 2012 Irrevocable Trust, each of Mr. Huang and his wife may be deemed to have shared beneficial ownership of the shares referenced in (i) - (iii), and to have shared power to vote or to direct the vote or to dispose of or direct the disposition of such shares.

(2)	Includes 110,800 shares of common stock held by the Shannon Revocable Trust, of which Mr. Shannon and his wife are co-trustees and of which Mr. Shannon exercises shared voting and investment power.

(3)
Includes (i) 171,312 shares of common stock held in a retirement trust over which Mr. Coxe exercises sole voting and investment power, and (ii) 1,335,421 shares of common stock held in the Coxe Revocable Trust, of which Mr. Coxe and his wife are co-trustees and of which Mr. Coxe exercises shared voting and investment power. Mr. Coxe disclaims beneficial ownership in the shares held in the retirement trust and by the Coxe Revocable Trust, except to the extent of his pecuniary interest therein.

(4)
Includes 158,484 shares of common stock held by the James C. Gaither Revocable Trust U/A/D 9/28/2000, of which Mr. Gaither is the trustee and of which Mr. Gaither exercises sole voting and investment power.

(5)
Represents (i) 758,970 shares of common stock held in the H.C. Jones Living Trust, of which Mr. Jones is trustee and of which Mr. Jones exercises sole voting and investment power, and (ii) (a) 21,840 shares of common stock owned by the Gregory C. Jones Trust, of which Mr. Jones is co-trustee and of which Mr. Jones exercises shared voting and investment power, (b) 21,840 shares of common stock owned by the Carolyn E. Jones Trust, of which Mr. Jones is a co-trustee and of which Mr. Jones exercises shared voting and investment power and (c) 21,840 shares of common stock owned by the Harvey C. Jones III Trust, of which Mr. Jones is a co-trustee and of which Mr. Jones exercises shared voting and investment power, collectively, the Jones Children Trusts. Mr. Jones disclaims beneficial ownership of the 65,520 shares of common stock held by the Jones Children Trusts, except to the extent of his pecuniary interest therein.

(6)	Represents shares of common stock held by the Millbor Family Trust, of which Mr. Miller and his wife are co-trustees and of which Mr. Miller exercises shared voting and investment power.

(7)	Includes 50,000 shares of common stock held by The Perry & Pena Family Trust, of which Mr. Perry and his wife are co-trustees and of which Mr. Perry exercises shared voting and investment power.

(8)
Represents shares of common stock held by the Rosemary & A. Brooke Seawell Revocable Trust U/A dated 1/20/2009, of which Mr. Seawell and his wife are co-trustees and of which Mr. Seawell exercises shared voting and investment power.

(9)	Includes 1,854,007 shares of common stock held by the 3rd Millennium Trust, of which Mr. Stevens and his wife are co-trustees and of which Mr. Stevens exercises shared voting and investment power.

(10)	Includes shares owned by all directors and executive officers listed in this beneficial ownership table.

(11)
This information is based solely on a Schedule 13G/A, dated February 12, 2016, filed with the SEC on February 12, 2016 by FMR LLC, or FMR, reporting its beneficial ownership as of December 31, 2015. The Schedule 13G/A reports that FMR has sole voting power with respect to 12,531,485 shares and sole dispositive power with respect to 80,699,998 shares. FMR is located at 245 Summer Street, Boston, Massachusetts 02210.

(12)
This information is based solely on a Schedule 13G/A, dated February 10, 2016, filed with the SEC on February 11, 2016 by The Vanguard Group, Inc., or Vanguard, reporting its beneficial ownership as of December 31, 2015. The Schedule 13G/A reports that Vanguard has sole voting power with respect to 963,412 shares and sole dispositive power with respect to 44,305,777 shares. Vanguard is located at 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(13)
This information is based solely on a Schedule 13G/A, dated January 22, 2016, filed with the SEC on February 10, 2016 by BlackRock, Inc., or BlackRock, reporting its beneficial ownership as of December 31, 2015. The Schedule 13G/A reports that BlackRock has sole voting power with respect to 30,914,726 shares and sole dispositive power with respect to 36,206,711 shares. BlackRock is located at 55 East 52nd Street, New York, New York 10055.

(14)
This information is based solely on a Schedule 13G/A, dated February 11, 2016, filed with the SEC on February 12, 2016 by PRIMECAP Management Company, or PRIMECAP, reporting its beneficial ownership as of December 31, 2015. The Schedule 13G/A reports that PRIMECAP has sole voting power with respect to 6,044,360 shares and sole dispositive power with respect to 29,067,675 shares. PRIMECAP is located at 225 South Lake Avenue, #400, Pasadena, California 91101.

Proposal 2—Approval of Executive Compensation

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote on an advisory basis, commonly referred to as “say-on-pay”, to approve the compensation paid to our NEOs as disclosed in the CD&A, the compensation tables and the related narrative disclosure contained in this proxy statement. In response to our stockholders’ preference, our Board has adopted a policy of providing for annual “say-on-pay” votes. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

This advisory proposal is not binding on the Board or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the CC intend to consider the results of this vote in making determinations in the future regarding NEO compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the 2016 Meeting.

Recommendation of the Board
The Board recommends that you vote FOR the approval of the compensation of our NEOs because, as discussed in these disclosures, we believe that our compensation policies and decisions are effective in achieving the Company’s goals. Therefore the Board recommends that our stockholders adopt the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

.

Executive Compensation

Compensation Discussion and Analysis

This section describes the Fiscal 2016 executive compensation for our NEOs listed below:

Jen-Hsun Huang	President and Chief Executive Officer
Colette M. Kress	Executive Vice President and Chief Financial Officer
Ajay K. Puri	Executive Vice President, Worldwide Field Operations
David M. Shannon	Executive Vice President, Chief Administrative Officer and Secretary
Debora Shoquist	Executive Vice President, Operations

Table of Contents to Compensation Discussion and Analysis
	Page		Page
Executive Summary	25	Fiscal 2016 Components of Pay	30
Executive Compensation Goals	26	Changes to Fiscal 2016 Compensation	30
Our Compensation Practices	27	Compensation Actions and Achievement for Fiscal 2016	33
How We Determine Executive Compensation	27	Additional Executive Compensation Practices, Policies and Procedures	40

EXECUTIVE SUMMARY

Executive Compensation Goals

Consistent with our goal of attracting, motivating and retaining a high-caliber executive team, our executive compensation program is designed to pay for performance. We utilize compensation elements that meaningfully align our NEOs’ interests with those of our stockholders to create long-term value. As such, our NEO pay is heavily weighted toward “at-risk,” performance-based compensation, in the form of equity awards and variable cash that is only earned if we achieve multiple corporate financial metrics.

Fiscal 2016 Enhancements

We value stockholder feedback and maintain an annual outreach program to ensure that our stockholders view our pay practices as well-structured. Despite strong stockholder support of our executive compensation program in recent years, including over 98% “say-on-pay” approval at our 2015 Meeting, our CC enhanced Fiscal 2016 executive compensation in response to stockholder feedback to further strengthen the link between our performance and our NEOs’ pay:

✓
MY PSUs with a relative goal: introduced PSUs with a 3-year performance period based on our TSR relative to the S&P 500 (prior to Fiscal 2016, all of our PSUs had an annual performance period with absolute goals) and structured a meaningful portion of our CEO’s Fiscal 2016 equity award in the form of these 3-year PSUs

✓
Separate performance metrics: assigned separate, distinct metrics for each component of our compensation where the amount of the award is subject to achievement of performance criteria (in Fiscal 2015, we used the same financial metric as the goal for our Variable Cash Plan and for our PSUs)

✓	Greater proportion of "at-risk," performance-based compensation: increased average “at-risk,” performance-based compensation as a percentage of total target pay
Below is a summary of the components of our Fiscal 2016 executive compensation program where the amount of the award is subject to achievement of performance criteria, and the percentage of NEO pay assigned to each one:

EXECUTIVE COMPENSATION GOALS

The primary goals for our executive compensation program are:

•
Attracting, motivating and retaining a high-caliber executive team to provide leadership for our success in a dynamic, competitive market–We design our executive compensation program to position NVIDIA competitively among the companies against which we recruit and compete for talent. Our CC does not use a strict weighting system among compensation elements for each NEO, but instead considers the total compensation necessary to attract, motivate and retain these individuals.

•
Paying for performance–Our NEOs’ compensation is heavily weighted toward “at-risk” compensation in the form of equity awards and variable cash compensation that are only earned upon achievement of varied, pre-determined financial and operating performance metrics.

•
Aligning our NEOs’ interests with those of our stockholders to create long-term value–Our CC believes that a mix of cash and equity incentives is appropriate, and uses cash to reward NEOs for near-term results that we believe drive long-term stockholder value, and equity to further motivate NEOs to increase and sustain stockholder value in the longer term. Equity compensation aligns the interests of stockholders and NEOs by creating a strong, direct link between the ultimate value of the compensation that NEOs realize and stock price appreciation. Our CC believes that if our NEOs own shares of our common stock with values that are significant to them, they will have an incentive to act to maximize longer-term stockholder value instead of short-term gain. Therefore, equity compensation comprises a significant portion of the total target value of the annual compensation opportunity for each of our NEOs and our Corporate Governance Policies require our NEOs to hold an equity interest in NVIDIA equivalent to 1-6x their respective base salaries.

OUR COMPENSATION PRACTICES

Below are key elements of our compensation program, as well as problematic pay practices that we avoid:

What We Do		What We Don’t Do
✓	Heavily weight our NEO compensation toward “at-risk,” performance-based compensation	✗	Have employment contracts or severance agreements with NEOs providing for specific terms of employment or severance benefits, respectively
✓	Use multi-year vesting for all executive officer equity awards	✗	Provide change-in-control benefits to our executive officers
✓	Engage with our stockholders and corporate governance groups to discuss our executive compensation program and make changes to our pay practices based on their feedback	✗
Provide for automatic equity vesting upon a change-in-control except for the provisions in our equity plans that are applicable to all of our employees if an acquiring company does not assume or substitute our outstanding stock awards

✓	Utilize separate, distinct metrics for the “at-risk” components of our compensation where the amount of the award is subject to achievement of performance criteria	✗	Offer our NEOs supplemental retirement benefits or perquisites that are not available to all NVIDIA employees
✓	Grant PSU awards with a multi-year performance metric	✗	Provide tax gross-ups
✓	Structure our executive compensation program to minimize inappropriate risk-taking	✗	Allow for the repricing of stock options without stockholder approval
✓	Cap SY PSU, MY PSU and Variable Cash Plan payouts	✗	Use discretion in performance incentive award determination
✓	Select peer companies that we compete with for executive talent, and have a similar business and are of similar size as us, and review their pay practices	✗	Pay dividends or dividend equivalents on unearned shares
✓	Solicit advice from the CC’s independent compensation consultant
✓	Rely on long-standing, consistently-applied practices on the timing of equity grants
✓	Have meaningful stock ownership guidelines for NEOs
✓	Enforce “no-hedging” and “no-pledging” policies
✓	Maintain a “clawback” policy for the recovery of performance-based cash and equity compensation
✓	Make internal comparisons among executive officers when determining compensation
✓	Have three or more independent non-employee directors serve on the CC

HOW WE DETERMINE EXECUTIVE COMPENSATION

Role of Our CC, Compensation Consultants, and Management

Our CC makes all NEO compensation decisions. Below is the cycle under which our CC manages our executive compensation program.

During Fiscal 2016, our CC continued to use Exequity as its independent compensation consultant, for its experience working with compensation committees at other technology companies, the familiarity of the senior consultant at Exequity with our compensation structure and the availability of Exequity to attend CC meetings. Our CC analyzed whether the work of Exequity as a compensation consultant in Fiscal 2016 raised any conflict of interest, taking into consideration the following:

•
Exequity does not provide any services directly to NVIDIA (although NVIDIA does pay the cost of Exequity’s services on behalf of the CC)
•
The amount of fees paid to Exequity by NVIDIA as a percentage of Exequity’s total revenue
•
Exequity’s policies and procedures that are designed to prevent conflicts of interest

•
Any business or personal relationship of Exequity or its individual compensation advisors with an NEO
•
Any business or personal relationship of the individual compensation advisors with any member of our CC
•
Any NVIDIA stock owned by Exequity or its individual compensation advisors

After considering these factors, our CC determined that the work of Exequity and its individual compensation advisors did not create any conflict of interest.

Exequity reports directly to our CC, advising our CC on all material matters relating to executive and non-employee director compensation. Exequity took its direction from our CC Chairperson and coordinated with our CEO and legal and human resources departments, as needed, to understand management proposals and financial objectives and to obtain compensation data that management gathered for our peer group of companies to assist our CC with decisions in February and March 2015. The data that management gathered was from the Radford Global Technology Survey based on parameters established by our CC.

Exequity provided our CC with the following services for Fiscal 2016: (i) reviewed and provided recommendations on the composition of our peer group; (ii) analyzed the Radford survey data; (iii) conducted an independent analysis and review of our CEO’s compensation and advised our CC regarding his pay components; (iv) advised the CC on equity grants to non-employee directors; (v) reviewed and provided feedback on our compensation risk analysis; and (vi) reviewed this CD&A.

Our CC, working directly with Exequity and without the presence of our CEO, deliberates and makes decisions regarding the salary, target variable cash compensation and target equity-based compensation to be awarded to our CEO for the new fiscal year, as well as performance-based compensation payouts for the prior fiscal year. In setting compensation for our other NEOs, our CC solicits the input of our CEO, who recommends to our CC the salary, target variable cash compensation and target equity-based compensation to be awarded to our NEOs for the new fiscal year. Our CC remains solely responsible for making the final decisions on compensation for all of our NEOs. An NEO is not present during discussions of his or her compensation package nor participates directly in approving the amount of any portion of his or her own compensation package.

Peer Companies and Market Compensation Data

In December 2014, Exequity and our human resources department recommended, and our CC approved, our peer companies for Fiscal 2016, which were companies:

•	With which we generally think we compete for executive talent;

•	That have an established business, market presence, and complexity similar to us; and

•	That are of similar size to us as measured by revenue and market capitalizations (at roughly 0.5-2.0x NVIDIA).

Our peer group for Fiscal 2016 remained the same as it was for Fiscal 2015, except that LSI Corporation was removed and Avago Technologies was added following its acquisition of LSI. The chart below reflects trailing twelve months annual revenue and trailing twelve months average market capitalization for NVIDIA and the median of our Fiscal 2016 peer group as of December 2014 when the peer group was approved by our CC.

Activision Blizzard	Analog Devices, Inc.	Electronic Arts, Inc.	Micron Technology, Inc.
Adobe Systems, Incorporated	Avago Technologies	Intuit, Inc.	Network Appliance, Inc.
Advanced Micro Devices	Autodesk, Inc.	Juniper Networks, Inc.	SanDisk Corporation
Agilent Technologies, Inc.	Broadcom Corporation	KLA-Tencor Corporation	Symantec Corporation
Altera Corporation	Citrix Systems Inc.	Marvell Technology Group	Xilinx

Our CC reviews market practices and compensation data for our peer companies’ comparably-situated executives when making decisions about compensating our desired talent pool. Radford survey data is used to obtain compensation data for the companies in our peer group for the three major components of our compensation program and total target compensation. When reviewing and analyzing the amount of each major component and the total compensation opportunity for our NEOs, our CC reviews each component at the 25th, 50th and 75th percentiles of our peer companies’ comparably-situated executives for guidance. Our CC reviews these pay levels as reference points in its overall decision making, as indicative of the level of compensation necessary to attract, retain and motivate our NEOs. Our CC sets the actual amount of each element of compensation and the total compensation opportunity of each NEO based in part on its review of peer group data and in part on the factors discussed below and in Compensation Actions for Fiscal 2016 in respect of actual decisions for Fiscal 2016.

Factors Used in Determining Executive Compensation

When establishing the elements of executive compensation, our CC may take into consideration one or more of the following factors. The relative weight, if any, given to each of the factors below varies with each individual NEO and with respect to each element of compensation at the sole discretion of our CC.

Factors Our CC Considers
✓	The need to attract new talent to our executive team and retain existing talent in a highly competitive industry	✓	The need to motivate NEOs to address particular business challenges that are unique to any given year
✓	Feedback from our stockholders regarding our executive pay practices	✓	A review of an NEO’s current total compensation
✓	An NEO’s past performance and expected contribution to future results	✓	Our CEO’s recommendations (other than for himself), because of his direct knowledge of the results delivered and leadership demonstrated by each NEO
✓	The Company’s performance and forecasted financial results	✓	The independent judgment of the members of our CC
✓	The trends in compensation paid to similarly situated officers at our peer companies	✓	The total compensation cost and stockholder dilution from executive compensation actions, in order to help us maintain a responsible cost structure for our compensation programs*
✓	The 25th, 50th and 75th percentiles of compensation paid to similarly situated executives at our peer companies based on the data gathered from the Radford Global Technology Survey	✓	The philosophy that the total compensation opportunity and the percentage of total compensation “at risk” should increase with the level of responsibility
✓
Internal pay equity–an NEO’s responsibilities, the scope of each NEO’s position and the complexity of the department or function the NEO manages, relative to the NEO’s internal peers, compared to similarly situated executives

__________
* For a discussion of stock-based compensation cost, see Note 2 to our consolidated financial statements titled “Stock-Based Compensation” in our Form 10-K.

FISCAL 2016 COMPONENTS OF PAY
The primary elements of NVIDIA’s Fiscal 2016 executive compensation program are summarized below:

	“Fixed” Compensation	“At-Risk” Compensation
	Base Salary	Variable Cash	SY PSUs	MY PSUs	RSUs (1)
Form	Cash	Cash	Equity	Equity	Equity
Who Receives	All NEOs	All NEOs	All NEOs	All NEOs	All NEOs except CEO
When Granted or Determined	Annually in Fiscal Q1	Annually in Fiscal Q1	On the 3rd Wednesday in March	On the 3rd Wednesday in March	On the 3rd Wednesdays in March and September
When Paid or Earned	Paid retroactively to start of fiscal year, via biweekly payroll	Earned after fiscal year end and paid the following April, only if performance threshold achieved	Shares eligible to vest determined after fiscal year end based on performance metric achieved	Shares eligible to vest determined after 3rd fiscal year end based on performance metric achieved	On each vesting date, subject to the NEO’s continued service on each such date
Performance Measure	N/A	Revenue (determines payout)	Non-GAAP Operating Income (determines number of shares eligible to vest)	TSR relative to the S&P 500 (determines number of shares eligible to vest)	N/A
Performance Period	N/A	1 year	1 year	3 years	N/A
Vesting	N/A	N/A	If performance threshold achieved, 25% on approximately the 1-year anniversary of the date of grant; 12.5% every six months thereafter	If performance threshold achieved, 100% on approximately the 3-year anniversary of the date of grant	25% on approximately the 1-year anniversary of the date of grant; 12.5% every six months thereafter
Timeframe Emphasized	Annual	Annual	Long-term because of 4-year vesting schedule	Long-term because of 3-year performance period	Long-term because of 4-year vesting schedule
Maximum Amount that can be Earned	N/A	200% of Variable Compensation Target
For our CEO, 150% of his Target Compensation Plan SY PSU amount

For our other NEOs, 200% of his or her Target Compensation Plan SY PSU amount

Ultimate value delivered depends on stock price on date earned shares vest

For our CEO, 150% of his Target Compensation Plan MY PSU amount

For our other NEOs, 200% of his or her Target Compensation Plan MY PSU amount

Ultimate value delivered depends on stock price on date earned shares vest
100% of grant Ultimate value delivered depends on stock price on date shares vest
_______
(1) Our CC considers RSUs to be inherently “at-risk” pay that is performance-based because the realized value is dependent upon our stock price, which is a financial performance measure.

In addition to the above key elements of our NEOs’ compensation, we maintain medical, vision, dental and accidental death and disability insurance as well as time off and paid holidays for all of our NEOs, on the same basis as our other employees. Our NEOs, as well as our other full-time employees, are eligible to participate in our 2012 ESPP, unless otherwise prohibited by the rules of the Internal Revenue Service, and our 401(k) plan. We have a Company match under our 401(k) plan. In calendar 2015, we matched, on a dollar-for-dollar basis, each participant’s salary deferral contributions to the 401(k) plan, up to a maximum of $2,000, provided the participant was an employee on December 31, 2015. Each of our NEOs received a $2,000 match in Fiscal 2016 except for Mr. Huang, who did not participate in our 401(k) plan.

CHANGES TO FISCAL 2016 COMPENSATION

We value feedback from our stockholders and maintain an annual stockholder outreach program to ensure that they view our pay practices as well-structured. In Fall 2014, we contacted each stockholder holding at least 1% of our common stock (except for brokerage firms and institutional stockholders whom we know do not engage in individual conversations with issuers), representing an aggregate ownership of 44.5%. We ultimately held meetings with the corporate governance groups of stockholders representing an aggregate of 30.6% of our common stock to obtain their feedback on our executive compensation. Several expressed support for the use of PSUs, particularly those with a multi-year performance period. They also noted a preference for separate, distinct financial performance metrics for each component of our “at-risk” compensation where the amount of the award is subject to achievement of performance criteria. Despite over 98% approval of our say-on-pay proposal from the votes cast at our 2015 Meeting, our CC made a number of enhancements to Fiscal 2016 executive compensation to address this stockholder feedback, as follows:

•
MY PSUs with a relative goal: introduced PSUs where the number of shares which are eligible to vest is based on the relative performance of our TSR, measured by percentile rank, compared to that of companies in the S&P 500 over a 3-year period ending on the last day of our Fiscal 2018 (prior to Fiscal 2016, all of our PSUs had an annual performance period with absolute goals) and emphasized these PSUs most for our CEO

•
Separate performance metrics: assigned separate, distinct metrics for each component of our compensation–Variable Cash Plan, SY PSUs and MY PSUs–where the amount of the award is subject to achievement of performance criteria (in Fiscal 2015, we used the same financial metric as the goal for our Variable Cash Plan and for our PSUs)

•
Greater proportion of “at-risk,” performance-based compensation: increased average “at-risk,” performance-based compensation as a percentage of total target pay from 70% in Fiscal 2015 to 75% in Fiscal 2016 for our NEOs (other than our CEO) and slightly increased the percentage from 88% in Fiscal 2015 to 89% in Fiscal 2016 for our CEO (whose Fiscal 2016 equity award remains entirely comprised of PSUs)

A comparison of our Fiscal 2015 and Fiscal 2016 compensation components and a summary of our performance metrics are below:

________

(1)
Excludes a one-time sign-on bonus and a one-time anniversary bonus paid to Ms. Kress pursuant to her 2013 offer letter. The sign-on bonus was paid in Fiscal 2014, and earned in Fiscal 2015 when Ms. Kress reached her anniversary of employment with us. The anniversary bonus was paid in Fiscal 2015, and earned in Fiscal 2016 when Ms. Kress reached her second anniversary of employment.

(2)
Represents the cash payable under the Variable Cash Plan upon achievement of Target Compensation Plan performance on the Non-GAAP Operating Income goal for Fiscal 2015 and on the revenue goal for Fiscal 2016.

(3)
Represents the aggregate fair value of the target amount of the equity awards the CC intended to deliver at the time the awards were approved by the CC upon achievement of Target Compensation Plan performance on the Non-GAAP Operating Income goal for SY PSUs and on the relative TSR goal for MY PSUs.

(4)
Represents the aggregate fair value of the target amount of the equity awards the CC intended to deliver at the time the awards were approved by the CC. Our CC considers RSUs to be inherently “at-risk” pay that is performance-based because their value is dependent upon our stock price, which is a financial performance measure, over a 4-year vesting period.

Component of Compensation	Performance Metric for		Metric Determines	CC’s Rationale for Selected Fiscal 2016 Performance Metric
	Fiscal 2015	Fiscal 2016
Variable Cash Plan	Annual Non-GAAP Operating Income	Annual revenue	Cash earned under Variable Cash Plan

•
Key indicator of our annual performance which drives value and contributes to long-term success of the Company
•
Our executive team focuses on growth in the Company's specialized markets where our technologies did not previously exist; revenue growth in these new markets is the best predictor of the Company's future success
•
Distinct, separate metric from Non-GAAP Operating Income, which was used as the performance metric for our Fiscal 2015 SY PSUs

SY PSUs	Annual Non-GAAP Operating Income	Same as Fiscal 2015	If, and extent to which, SY PSUs become eligible to vest

•
Key indicator of our annual performance which drives value and contributes to long-term success of the Company
•
Reflects both our annual revenue generation and effective management of operating expenses
•
To ensure long-term performance emphasis, structured to vest over a 4-year period

MY PSUs	Not part of compensation program	Relative TSR compared to the S&P 500 over 3 years	If, and extent to which, MY PSUs become eligible to vest

•
Aligns directly with stockholder value creation over a 3-year period
•
Provides direct comparison of our stock price performance (including dividends) against an index that represents a broader capital market with which we compete
•
Relative TSR is both objectively determinable and readily available, such that our performance can be evaluated by a third party

The Fiscal 2016 enhancements to our compensation program were intended to further align with the following objectives:

Objectives of Fiscal 2016 Compensation Program
✓	Demonstrate our commitment to stockholder engagement and consideration by implementing changes to our executive compensation program based on their feedback
✓	Increase focus on “at-risk” pay, particularly long-term PSUs that only become eligible to vest based on achievement of specific performance goals
✓	Motivate our NEOs to achieve maximum results by giving them increased opportunity for reward upon financial, operational and stock price performance achievements
✓
Achieve greater alignment of our NEOs’ interests with those of our stockholders with the introduction of MY PSUs that only become eligible to vest based on our relative multi-year TSR performance against a widely-recognized benchmark

✓	Use different performance metrics for variable cash compensation, SY PSUs and MY PSUs to reward our NEOs separately for each performance achievement goal
✓	Maintain consistent pay practices relative to our peers by granting PSUs and RSUs, which helps us manage dilution and retain our NEOs
✓
Provide effective retention incentive award levels by granting equity to our NEOs in the form of RSUs and SY PSUs that are subject to a 4-year vesting schedule and MY PSUs that cliff vest after 3 years

✓	Reinforce our culture of stock ownership by increasing the value of equity granted to our NEOs

COMPENSATION ACTIONS AND ACHIEVEMENTS FOR FISCAL 2016

Total Target Compensation Approach

In making Fiscal 2016 compensation decisions, for each NEO our CC reviewed and considered each element of pay independently and in the context of overall target pay opportunity for each NEO. As part of that process, our CC also reviewed the target cash opportunity (base salary plus variable cash compensation), target equity opportunity and total target pay for similarly situated executives of our peer companies. The CC considered the factors discussed in Factors Used in Determining Executive Compensation above, the CC’s specific compensation objectives for Fiscal 2016 as outlined in Changes to Fiscal 2016 Compensation above and, for NEOs other than the CEO, the CEO’s recommendation. Our CC did not use a formula or assign a particular weight to any one factor in determining each NEO’s target pay. Rather, our CC’s determination of the total target compensation, mix of cash and equity and fixed and “at-risk” pay opportunities was subjective for each NEO and was a function of the CC’s overall objectives for total pay positioning and balancing the pay mix. When the CC made changes to one element of pay, those changes were made primarily in the context of the levels of the other elements of pay, and resulting total target pay for such NEO. Resulting total target compensation for the NEOs was generally between the 50th and 75th percentile of the peer market data (except for Mr. Puri whose total target compensation was near the 90th percentile as explained below). In approving this structure, the CC was mindful that these equity awards would only be realized at above-market levels upon exceptional corporate performance.

Continued Emphasis on Long-Term, “At-Risk,” Performance-Based Equity Awards

The CC determined that for our NEOs, long-term, “at-risk,” performance-based equity awards granted in Fiscal 2016 would again comprise a meaningful portion of their Fiscal 2016 total target compensation, and more so than in Fiscal 2015. Accordingly, each NEO received a greater portion of total target compensation for Fiscal 2016 in the form of equity awards, with the exception of our CEO, whose proportion of total target compensation in the form of equity awards was already significant and entirely comprised of PSUs. The CC emphasized long-term equity awards by increasing the size of the annual PSU component, which included the introduction of MY PSUs most significantly for our CEO. The CC’s overall goal was to enhance the long-term, “at-risk” opportunities to drive results and increase alignment with stockholders while maintaining a sufficient level of annual cash compensation for competitive and retentive purposes. The PSUs and RSUs deliver additional long-term incentive and retentive benefits by vesting over a 3- or 4-year period, to the extent the performance goal is attained (for PSUs) and to the extent the NEO remains in service with us (for PSUs and RSUs).

The CC determined a target equity opportunity value that it wanted to deliver to each NEO in Fiscal 2016 as described above. Generally, this target equity opportunity fell at the higher end of the peer market data, which the CC determined was appropriate based on the CC’s emphasis on long-term, “at-risk,” performance-based compensation and allowing for above-market rewards for exceptional corporate performance. To determine actual shares awarded to achieve the target equity opportunity value, the CC reviewed the 90-day trailing average of our stock price, as opposed to our stock price on the grant date, to smooth for any daily volatility to inform it on the number of shares to deliver for RSUs and the target number of shares to deliver for SY PSUs and MY PSUs. For each NEO other than our CEO, the CC delivered roughly 60% of the target equity opportunity in the form of PSUs and 40% of the target equity opportunity in the form of RSUs, which percentages fluctuated by NEO based on individual adjustments as determined by the CC. Our CEO’s target equity opportunity was granted 100% in the form of SY PSUs (whose value is aligned with our Non-GAAP Operating income performance) and MY PSUs (whose value is aligned with our relative stock price performance).

For RSUs, our CC makes grants twice each year because it wants to re-assess our executive equity compensation mid-year. In Fiscal 2016, our CC granted RSUs to each NEO (other than our CEO) in March 2015 representing 50% of the RSU target opportunity value that the CC established at the start of Fiscal 2015 for each such NEO. In August 2015, our CC reviewed the potential grant sizes for the second half of the year, based on the RSU target opportunity value established at the start of Fiscal 2016, and decided no changes for the NEOs were necessary, except with respect to Mr. Puri, who received an additional 10,000 RSUs because of his extraordinary performance and contributions to the company, as well as internal pay equity considerations. Therefore, in September 2015 the CC granted RSUs to each NEO (other than the CEO) representing another 50% of the RSU target opportunity value established at the start of Fiscal 2016 (and an additional 10,000 RSUs for Mr. Puri). All of the RSUs vest over a four year period beginning on the date of grant (with 25% vesting on approximately the one year anniversary of the date of grant), subject to each NEO’s continued service with us.

For SY PSUs and MY PSUs, the target numbers of shares awarded to each NEO for Fiscal 2016 represented the numbers of shares eligible to vest upon achievement of Target Compensation Plan performance on the Fiscal 2016 Non-GAAP Operating Income goal and on the goal of TSR over a 3-year period relative to the S&P 500, respectively. For each of our NEOs, the minimum number of shares eligible to vest was 25% of the Target Compensation Plan number of shares if Threshold performance was achieved and the maximum number of shares eligible to vest was capped at 200% of the Target Compensation Plan number of shares (or 150% for Mr. Huang) if Stretch Operating Plan performance was achieved. No shares were eligible to vest if Threshold performance was not achieved. If Threshold performance was achieved, 25% of the eligible SY PSU shares would vest on the one-year anniversary of the grant date and 12.5% of the eligible SY PSU shares would vest every six months thereafter over the next three years, subject to each NEO’s continued service with us. Shares underlying any PSUs that are not earned will be cancelled.

Goals for Certain Performance-Based Compensation
Based on the strategic plan prepared for Fiscal 2016 as approved by the Board, the CC set the following goals for the Variable Cash Plan, SY PSUs and MY PSUs:

	Variable Cash Plan	SY PSUs	MY PSUs
Performance Metric	Revenue	Non-GAAP Operating Income	TSR relative to the S&P 500
Performance Timeframe	1 year	1 year	3 years
Threshold Goal (25% payout) (1)(2)	$4,500 million	$724 million	25th percentile
Target Compensation Plan Goal (100% payout) (2)	$4,750 million	$872 million	50th percentile
Stretch Operating Plan Goal (150% for CEO/ 200% payout for other NEOs) (2)(3)	$5,280 million	$1,100 million	75th percentile
CC’s Rationale for Goals

•
Stretch Operating Plan goal a significant achievement and only possible with strong market factors and a very high level of executive management execution and corporate performance
•
Target Compensation Plan goals:
•
Attainable with significant effort and success in execution, and was not certain

•
Included budgeted investments in future growth businesses and revenue growth that took into account both macroeconomic conditions and reasonable but challenging growth estimates for our ongoing and new businesses
• Same as for Variable Cash Plan (see left), but also included gross margin growth
• Set higher than Fiscal 2015 Stretch Operating Plan goal of $825 million to recognize strong growth performance
• Set higher than Fiscal 2015 actual performance of $4,682 million
__________

(1)	Achievement less than the Threshold goal would result in no payout.

(2)	For achievement between Threshold and Target Compensation Plan and between Target Compensation Plan and Stretch Operating Plan, payouts would be determined using straight-line interpolation.

(3)	Our CEO’s SY PSU and MY PSU payouts were capped at 150% of Target Compensation Plan to help manage internal pay equity.

Fiscal 2016 Achievement

Following the close of Fiscal 2016, the CC met and reviewed our financial results against the variable compensation targets set at the beginning of the year:

CC Certified Non-GAAP Operating Income achievement in Fiscal 2016 of $1,125 million
Stretch Operating Plan SY PSUs eligible to vest — 200% of Target Compensation Plan (150% of Target Compensation Plan for CEO) (1)
Fiscal 2016 Performance $1,125M
Stretch Operating Plan $1,100M
Fiscal 2015 Performance $954M
Target Compensation Plan $872M
Stretch Operating Plan $825M
Threshold $724M
Target Compensation Plan $660M
Threshold $500M
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
Non-GAAP Operating Income ($M)
25%
50%
100%
150%
200%
Non-GAAP Operating Income Achievement Relative to Target Compensation Plan
Fiscal 2015
Fiscal 2016

_________

(1)
For achievement of Non-GAAP Operating Income between $724 million and $872 million, the number of SY PSUs eligible to vest would be equal to an amount linearly interpolated between the Threshold and Target Compensation Plan amounts. For achievement of Non-GAAP Operating Income between $872 million and $1,100 million, the number of SY PSUs eligible to vest would be equal to an amount linearly interpolated between the Target Compensation Plan and Stretch Operating Plan amounts.

CC Certified Revenue achievement in Fiscal 2016 of $5,010 million
Variable Cash Plan payout at 149% of Target Compensation Plan (1)
$5,400
$5,200
$5,000
$4,800
$4,600
$4,400
$4,200
$4,000
Revenue ($M)
Stretch Operating Plan $5,280M
Fiscal 2016 Performance $5,010M
Fiscal 2015 Performance $4,682M
Target Compensation Plan $4,750M
Threshold $4,500M
25%
50%
100%
150%
200%
Revenue Achievement Relative to Target Compensation Plan
Fiscal 2016

_________

(1)
For achievement of revenue between $4,500 million and $4,750 million, the payout would be equal to an amount linearly interpolated between the Threshold and Target Compensation Plan amounts. For achievement of revenue between $4,750 million and $5,280 million, the payout would be equal to an amount linearly interpolated between the Target Compensation Plan and Stretch Operating Plan amounts.

Achievement of the MY PSU goals will be determined after January 28, 2018, the ending date of the three year measurement period for the MY PSUs granted in Fiscal 2016.

Target Fiscal 2016 Compensation Decisions

Below is a summary, for each NEO separately, of the target Fiscal 2016 compensation decisions and changes made by the CC. All target equity compensation values presented below reflect the target aggregate fair value of equity awards at the time of CC approval. In making the NEO Fiscal 2016 compensation decisions and changes, the CC considered the factors set forth in the section titled “Factors Used in Determining Executive Compensation” and focused primarily on the overall target pay opportunity for each NEO. For all of our NEOs, increases in overall target pay opportunities were delivered primarily, or entirely, in the form of increases to performance-based equity opportunities, in line with the CC’s goal to deliver a substantial, and greater, proportion of target compensation in the form of such awards that align our NEO interests with those of our stockholders and our company performance over the longer-term. Differences amongst individual NEO target pay levels were a result of subjective factors considered by the CC relating to individual performance, capability and contributions, as based on our CEO’s assessment (other than for himself), and internal pay equity amongst our NEOs.

Jen-Hsun Huang - President, Chief Executive Officer, Co-Founder and Director

	Fiscal 2015 Pay ($)	Fiscal 2016 Pay ($)		Change	Fiscal 2016 Pay Relative to Peer Group (percentile)		Fiscal 2016 Shares
							Threshold	Target Compensation Plan	Stretch Operating Plan
Target Cash Compensation	1,700,000	2,000,000		up 18%
Base Salary	1,000,000	1,000,000
Target Variable Cash	700,000	1,000,000	(1)
Target Equity Compensation	6,300,000	7,000,000		up 11%
SY PSUs	6,300,000	4,600,000					55,000	220,000	330,000	(2) (3)
MY PSUs	—	2,400,000					27,500	110,000	165,000	(2)
Target Total Compensation	8,000,000	9,000,000		up 13%	50th	(4)
__________

(1)	Based on our revenue achievement of 149% of Target Compensation Plan, Mr. Huang earned an award of $1,490,566.

(2)	Stretch Operating Plan payout capped at 150% of Target Compensation Plan to help manage internal pay equity.

(3)
Based on Non-GAAP Operating Income achievement, the Stretch Operating Plan number of SY PSUs became eligible to vest over a four-year period beginning on the date of grant, with 25% vesting on March 16, 2016.

(4)
Market position of target total compensation was set at the median as a result of the CC’s objective to balance internal pay equity with other NEOs and external market competitiveness with other peer CEOs. Mr. Huang’s Fiscal 2016 target cash compensation reflected an increase to bring it closer to market practices for our peer companies’ CEOs, while still remaining at the lower end of the market (25th percentile), which the CC determined was appropriate to emphasize performance-based equity compensation in particular for Mr. Huang due to his responsibility as CEO.

Colette M. Kress - Executive Vice President and Chief Financial Officer

	Fiscal 2015 Pay ($)	Fiscal 2016 Pay ($)		Change	Fiscal 2016 Pay Relative to Peer Group (percentile)		Fiscal 2016 Shares
							Threshold	Target Compensation Plan	Stretch Operating Plan
Target Cash Compensation (1)	1,050,000	1,050,000		—
Base Salary	775,000	775,000
Target Variable Cash	275,000	275,000	(2)
Target Equity Compensation	2,097,430	2,392,335		up 14%
SY PSUs	1,207,450	1,358,610					17,250	69,000	138,000	(3)
MY PSUs	—	147,675					1,875	7,500	15,000
RSUs	889,980	886,050	(4)
Target Total Compensation	3,147,430	3,442,335		up 9%	65th	(5)
__________

(1)
Target cash compensation excludes a sign-on bonus of $1.5 million and an anniversary bonus of $1.0 million earned in Fiscal 2015 and Fiscal 2016, respectively, pursuant to Ms. Kress’ offer letter. The CC determined that these special bonuses were necessary to attract Ms. Kress, in consideration of her compensation opportunity at her prior employer.

(2)	Based on our revenue achievement of 149% of Target Compensation Plan, Ms. Kress earned an award of $409,906.

(3)
Based on Non-GAAP Operating Income achievement, the Stretch Operating Plan number of SY PSUs became eligible to vest over a four-year period beginning on the date of grant, with 25% vesting on March 16, 2016.

(4)	In Fiscal 2016, Ms. Kress was granted a total of 45,000 RSUs.

(5)
The target total compensation increase for Fiscal 2016 was structured entirely in the form of an increase to Ms. Kress’ performance-based equity. Ms. Kress’ overall pay mix is weighted more heavily towards performance-based equity than target cash, to further align her with stockholders, to establish long-term incentives and to provide retention value as she joined the company in 2013.

Ajay K. Puri - Executive Vice President, Worldwide Field Operations

	Fiscal 2015 Pay ($)	Fiscal 2016 Pay ($)		Change	Fiscal 2016 Pay Relative to Peer Group (percentile)		Fiscal 2016 Shares
							Threshold	Target Compensation Plan	Stretch Operating Plan
Target Cash Compensation	1,250,000	1,350,000		up 8%
Base Salary	875,000	875,000
Target Variable Cash	375,000	475,000	(1)
Target Equity Compensation	1,611,725	2,549,855		up 58%
SY PSUs	1,012,700	1,417,680					18,000	72,000	144,000	(2)
MY PSUs	—	147,675					1,875	7,500	15,000
RSUs	599,025	984,500	(3)
Target Total Compensation	2,861,725	3,899,855		up 36%	90th	(4)
__________

(1)	Based on our revenue achievement of 149% of Target Compensation Plan, Mr. Puri earned an award of $708,019.

(2)
Based on Non-GAAP Operating Income achievement, the Stretch Operating Plan number of SY PSUs became eligible to vest over a four-year period beginning on the date of grant, with 25% vesting on March 16, 2016.

(3)	In Fiscal 2016, Mr. Puri was granted a total of 50,000 RSUs.

(4)
Total target total compensation was set at the higher end of the market due to responsibility and scope increase as head of worldwide field operations. The target total compensation increase for Fiscal 2016 was structured primarily in the form of performance-based equity, to further align Mr. Puri’s interests with stockholders and long-term company performance.

David M. Shannon - Executive Vice President, Chief Administrative Officer and Secretary

	Fiscal 2015 Pay ($)	Fiscal 2016 Pay ($)		Change	Fiscal 2016 Pay Relative to Peer Group (percentile)		Fiscal 2016 Shares
							Threshold	Target Compensation Plan	Stretch Operating Plan
Target Cash Compensation	1,000,000	1,000,000		—
Base Salary	800,000	800,000
Target Variable Cash	200,000	200,000	(1)
Target Equity Compensation	1,348,630	1,506,285		up 12%
SY PSUs	903,640	984,500					12,500	50,000	100,000	(2)
MY PSUs	—	78,760					1,000	4,000	8,000
RSUs	444,990	443,025	(3)
Target Total Compensation	2,348,630	2,506,285		up 7%	75th	(4)
__________

(1)	Based on our revenue achievement of 149% of Target Compensation Plan, Mr. Shannon earned an award of $298,113.

(2)
Based on Non-GAAP Operating Income achievement, the Stretch Operating Plan number of SY PSUs became eligible to vest over a four-year period beginning on the date of grant, with 25% vesting on March 16, 2016.

(3)	In Fiscal 2016, Mr. Shannon was granted a total of 22,500 RSUs.

(4)
Total target compensation was set at the higher end of the market due to responsibility and scope increase as head of human resources, legal and intellectual property licensing. The target total compensation increase for Fiscal 2016 was structured entirely in the form of performance-based equity, to further align Mr. Shannon’s interests with stockholders and long-term company performance.

Debora Shoquist - Executive Vice President, Operations

	Fiscal 2015 Pay ($)	Fiscal 2016 Pay ($)		Change	Fiscal 2016 Pay Relative to Peer Group (percentile)		Fiscal 2016 Shares
							Threshold	Target Compensation Plan	Stretch Operating Plan
Target Cash Compensation	850,000	850,000		—
Base Salary	700,000	700,000
Target Variable Cash	150,000	150,000	(1)
Target Equity Compensation	1,409,185	1,752,410		up 24%
SY PSUs	810,160	984,500					12,500	50,000	100,000	(2)
MY PSUs	—	118,140					1,500	6,000	12,000
RSUs	599,025	649,770	(3)
Target Total Compensation	2,259,185	2,602,410		up 15%	> 75th	(4)
__________

(1)	Based on our revenue achievement of 149% of Target Compensation Plan, Ms. Shoquist earned an award of $223,585.

(2)
Based on Non-GAAP Operating Income achievement, the Stretch Operating Plan number of SY PSUs became eligible to vest over a four-year period beginning on the date of grant, with 25% vesting on March 16, 2016.

(3)	In Fiscal 2016, Ms. Shoquist was granted a total of 33,000 RSUs.

(4)
Total target compensation was set at the higher end of the market due to responsibility and scope increase as head of chips and systems operations, facilities and information technology. The target total compensation increase for Fiscal 2016 was structured primarily in the form of performance-based equity, to further align Ms. Shoquist’s interests with stockholders and long-term company performance.

ADDITIONAL EXECUTIVE COMPENSATION PRACTICES, POLICIES AND PROCEDURES

Stock Ownership Guidelines

The Board believes that executive officers should hold a significant equity interest in NVIDIA. Our Corporate Governance Policies require our CEO to hold a number of shares of our common stock with a value equal to six times his base salary, and our other NEOs to hold a number of shares of our common stock with a value equal to his or her respective base salary. The shares may include shares held in trust and by immediate family members. NEOs have until the later of (i) the end of Fiscal 2016 or (ii) within five years of appointment, to reach the ownership threshold. The stock ownership guidelines are intended to further align NEO interests with stockholder interests.

Mr. Huang holds stock with a value equal to 732 times his annual base salary, based on our closing price as of March 21, 2016. All of our other NEOs hold stock with a value exceeding his or her respective base salary, based on our closing price as of March 21, 2016.

Compensation Recovery Policy

In April 2009, our Board adopted a Compensation Recovery Policy which covers all of our employees. Under this policy, if we are required to prepare an accounting restatement to correct an accounting error on an interim or annual financial statement included in a report on Form 10-Q or Form 10-K due to material noncompliance with any financial reporting requirement under the federal securities laws, or a Restatement, and if the Board or a committee of independent directors concludes that our CEO, CFO or any other officer or employee received a variable compensation payment that would not have been payable if the original interim or annual financial statements reflected the Restatement, then under the Compensation Recovery Policy:

•
Our CEO and CFO will be required to disgorge the net after-tax amount of that portion of the variable compensation payment that would not have been payable if the original interim or annual financial statements reflected the Restatement; and

•
The Board or the committee of independent directors may require any other officer or employee to repay all (or a portion of) the variable compensation payment that would not have been payable if the original interim or annual financial statements reflected the Restatement, as determined by the Board or such committee in its sole discretion. In using its discretion, the Board or the independent committee may consider whether such person was involved in the preparation of our financial statements or otherwise caused the need for the Restatement and may, to the extent permitted by applicable law, recoup amounts by (1) requiring partial or full repayment by such person of any variable or incentive compensation or any gains realized on the exercise of stock options or on the open-market sale of vested shares, (2) canceling (in full or in part) any outstanding equity awards held by such person and/or (3) adjusting the future compensation of such person.

We will review and update the Compensation Recovery Policy as necessary for compliance with the clawback policy provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act when the final regulations related to that policy are issued.

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code limits the amount that we may deduct from our federal income taxes for remuneration paid to our CEO and three most highly compensated executive officers (other than our CFO) to $1 million per person covered per year, unless certain requirements are met. Section 162(m) of the Internal Revenue Code provides an exception from this deduction limitation for certain forms of “performance-based compensation”. While our CC is mindful of the benefit to NVIDIA’s performance of full deductibility of compensation, our CC believes that it should not be constrained by the requirements of Section 162(m) of the Internal Revenue Code where those requirements would impair flexibility in compensating our NEOs in a manner that can best promote our corporate objectives. Therefore, our CC has not adopted a policy that requires that all compensation be deductible and approval of compensation, including the grant of “performance-based compensation” to our NEOs, by our CC is not a guarantee of deductibility under the Internal Revenue Code. Our CC intends to continue to compensate our NEOs in a manner consistent with the best interests of NVIDIA and our stockholders.

Our CC also considers the impact of Section 409A of the Internal Revenue Code, and in general, our executive plans and programs are designed to comply with the requirements of that section so as to avoid the possible adverse tax consequences that may arise from non-compliance.

Risk Analysis of Our Compensation Plans

With the oversight of the CC, members from the Company’s legal, human resources and finance departments, collectively Management, and Exequity, the independent consultant engaged by the CC, performed an assessment of the Company’s compensation programs and policies for Fiscal 2016 as generally applicable to our employees to ascertain any potential material risks that may be created by our compensation programs. The assessment focused on programs with variability of payout and the ability of participants to directly affect payout and the controls over participant action and payout. Specifically, Management and Exequity reviewed the Company’s variable cash compensation and equity compensation programs. Management and Exequity identified the key terms of these programs, potential concerns regarding risk taking behavior and specific risk mitigation features. Management’s assessment was first presented to our chief administrative officer and our chief financial officer. The assessment was then presented to the CC.
The CC considered the findings of the assessment described above and concluded that our compensation programs, which are structured to recognize both short-term and long-term contributions to the Company, do not create risks which are reasonably likely to have a material adverse effect on our business or financial condition.
The CC believes that the following compensation design features guard against excessive risk-taking:

Compensation Design Features that Guard Against Excessive Risk-Taking
✓	Our compensation program encourages our employees to remain focused on both our short-term and long-term goals
✓	We design our variable cash and PSU compensation programs for executives so that payouts are based on achievement of corporate performance targets, and we cap the potential award payout
✓	We have internal controls over our financial accounting and reporting which is used to measure and determine the eligible compensation award under our plan
✓	Financial plan target goals and final awards under the Variable Cash Plan and of SY PSUs are approved by the CC and consistent with the annual operating plan approved by the full board each year
✓	MY PSUs are designed with a relative goal
✓	We have a compensation recovery policy applicable to all employees that allows NVIDIA to recover compensation paid in situations of fraud or material financial misconduct
✓	All executive officer equity awards have multi-year vesting
✓	We have stock ownership guidelines that we believe are reasonable and are designed to align our executive officers’ interests with those of our stockholders
✓	We enforce a “no-hedging” policy and a “no-pledging” policy involving our common stock which prevents our employees from insulating themselves from the effects of NVIDIA stock price performance

Summary Compensation Table for Fiscal Years 2016, 2015 and 2014
The following table summarizes information regarding the compensation earned by our CEO, our chief financial officer and our other three executive officers during fiscal years 2016, 2015 and 2014. We refer to these individuals as our NEOs.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total ($)
Jen-Hsun Huang	2016	1,018,941	—		7,456,900	—	1,490,566	4,694	(3)	9,971,101
President and Chief Executive Officer	2015	998,418	—		6,896,000	—	1,400,000	2,622	(4)	9,297,040
	2014	837,450	—		2,111,400	1,657,750	1,405,030	13,622	(5)	6,025,252
Colette M. Kress (6)	2016	789,680	1,000,000	(7)	2,692,935	—	409,906	3,710	(9)	4,896,231
Executive Vice President and Chief Financial Officer	2015	773,774	1,500,000	(8)	2,247,920	—	550,000	3,210	(9)	5,074,904
	2014	158,945	—		3,242,800	—	190,668	428	(4)	3,592,841
Ajay K. Puri	2016	891,574	—		2,865,555	—	708,019	10,096	(10)	4,475,244
Executive Vice President, Worldwide Field Operations	2015	873,616	—		1,734,325	—	750,000	9,024	(9)	3,366,965
	2014	498,479	—		745,200	321,080	815,300	6,402	(9)	2,386,461
David M. Shannon	2016	815,153	—		1,688,220	—	298,113	9,656	(9)	2,811,142
Executive Vice President, Chief Administrative Officer and Secretary	2015	798,735	—		1,455,830	—	400,000	6,511	(9)	2,661,076
	2014	498,371	—		645,300	277,804	530,200	6,402	(9)	1,958,077
Debora Shoquist	2016	713,259	—		1,977,660	—	223,585	9,524	(9)	2,924,028
Executive Vice President, Operations	2015	698,893	—		1,510,205	—	300,000	9,024	(9)	2,518,122
	2014	498,371	—		558,900	240,810	318,120	6,402	(9)	1,622,603
__________

(1)
Amounts shown in this column do not reflect dollar amounts actually received by the NEO. Instead, these amounts reflect the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718 for the respective fiscal year. The assumptions used in the calculation of values of the awards are set forth under Note 2 to our consolidated financial statements titled “Stock-Based Compensation” in our Form 10-K. With regard to the NEOs’ stock awards with performance-based vesting conditions, the reported grant date fair value assumes the probable outcome of the conditions at Target Compensation Plan, determined in accordance with applicable accounting standards. Based on the performance that was actually achieved for SY PSUs in Fiscal 2016, the grant date fair values of all stock awards would be $9,826,300 for Mr. Huang, $4,179,195 for Ms. Kress, $4,416,435 for Mr. Puri, $2,765,220 for Mr. Shannon and $3,054,660 for Ms. Shoquist.

(2)
As applicable, reflects amounts earned in Fiscal 2016, 2015 and 2014 and paid in March or April of each respective year pursuant to our Variable Cash Plan for each respective year. For further information please see our Compensation Discussion and Analysis above.

(3)	Represents a contribution to a health savings account and imputed income from life insurance coverage. These benefits are available to all eligible NVIDIA employees.

(4)	Represents imputed income from life insurance coverage. This benefit is available to all eligible NVIDIA employees.

(5)
Represents award for the filing of patents of which Mr. Huang is a named inventor with the U.S. Patent and Trademark Office and imputed income from life insurance coverage. These benefits are available to all eligible NVIDIA employees.

(6)	Ms. Kress joined NVIDIA as our Executive Vice President and Chief Financial Officer in September 2013.

(7)	Represents an anniversary bonus paid in Fiscal 2015 that was earned in Fiscal 2016.

(8)	Represents a sign-on bonus paid in Fiscal 2014 that was earned in Fiscal 2015.

(9)	Represents a match of contributions to our 401(k) savings plan and imputed income from life insurance coverage, which we provide to all eligible employees.

(10)	Represents a match of contributions to our 401(k) savings plan, a contribution to a health savings account and imputed income from life insurance coverage, which we provide to all eligible employees.

Grants of Plan-Based Awards for Fiscal 2016
The following table provides information regarding all grants of plan-based awards that were made to or earned by our NEOs during Fiscal 2016. Disclosure on a separate line item is provided for each grant of an award made to an NEO. The information in this table supplements the dollar value of stock and other awards set forth in the Summary Compensation Table for Fiscal Years 2016, 2015 and 2014 by providing additional details about the awards. The PSUs and RSUs set forth in the following table were made under our 2007 Plan. PSUs are eligible to vest based on performance against pre-established criteria. Both PSUs and RSUs are subject to service based vesting.

Name	Grant Date	Approval Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards ($) (2)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jen-Hsun Huang	3/18/15	3/16/15	(3)		—		55,000	220,000	330,000	—		4,738,800	(4)
	3/18/15	3/16/15	(5)		—		27,500	110,000	165,000	—		2,178,100	(6)
	3/16/15	3/16/15		250,000	1,000,000	2,000,000		—		—		—
Colette M. Kress	3/18/15	3/16/15	(3)		—		17,250	69,000	138,000	—		1,486,260	(4)
	3/18/15	3/16/15	(5)		—		1,875	7,500	15,000	—		236,475	(6)
	3/18/15	3/16/15			—			—		22,500	(7)	484,650
	9/16/15	8/19/15			—			—		22,500	(8)	485,550
	3/16/15	3/16/15		68,750	275,000	550,000		—		—		—
Ajay K. Puri	3/18/15	3/16/15	(3)		—		18,000	72,000	144,000	—		1,550,880	(4)
	3/18/15	3/16/15	(5)		—		1,875	7,500	15,000	—		236,475	(6)
	3/18/15	3/16/15			—			—		20,000	(7)	430,800
	9/16/15	8/19/15			—			—		30,000	(8)	647,400
	3/16/15	3/16/15		118,750	475,000	950,000		—		—		—
David M. Shannon	3/18/15	3/16/15	(3)		—		12,500	50,000	100,000	—		1,077,000	(4)
	3/18/15	3/16/15	(5)		—		1,000	4,000	8,000	—		126,120	(6)
	3/18/15	3/16/15			—			—		11,250	(7)	242,325
	9/16/15	8/19/15			—			—		11,250	(8)	242,775
	3/16/15	3/16/15		50,000	200,000	400,000		—		—		—
Debora Shoquist	3/18/15	3/16/15	(3)		—		12,500	50,000	100,000	—		1,077,000	(4)
	3/18/15	3/16/15	(5)		—		1,500	6,000	12,000	—		189,180	(6)
	3/18/15	3/16/15			—			—		16,500	(7)	355,410
	9/16/15	8/19/15			—			—		16,500	(8)	356,070
	3/16/15	3/16/15		37,500	150,000	300,000		—		—		—
__________

(1)	Represents range of awards payable under our 2016 Variable Cash Plan.

(2)
Amounts shown in this column do not reflect dollar amounts actually received by the NEO. Instead, these amounts reflect the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718 for the awards. The assumptions used in the calculation of values of the awards are set forth under Note 2 to our consolidated financial statements titled “Stock-Based Compensation” in our Form 10-K. With regard to the stock awards with performance-based vesting conditions, the reported grant date fair value assumes the probable outcome of the conditions at Target Compensation Plan, determined in accordance with applicable accounting standards.

(3)	Represents range of possible shares able to be earned with respect to SY PSUs.

(4)
Based on the performance that was actually achieved for Fiscal 2016, the grant date fair value for the NEOs’ SY PSUs would be: $7,108,200 for Mr. Huang, $2,972,520 for Ms. Kress, $3,101,760 for Mr. Puri, $2,154,000 for Mr. Shannon and $2,154,000 for Ms. Shoquist.

(5)	Represents range of possible shares able to be earned with respect to MY PSUs.

(6)
Based on the performance that was actually achieved for Fiscal 2016, the grant date fair value for the NEOs’ MY PSUs would be: $4,077,150 for Mr. Huang, $472,950 for Ms. Kress, $472,950 for Mr. Puri, $252,240 for Mr. Shannon and $378,360 for Ms. Shoquist.

(7)
Represents RSUs granted to Messrs. Puri and Shannon and Mses. Kress and Shoquist in the first quarter of Fiscal 2016 pursuant to the 2007 Plan. The CC approved these grants on March 16, 2015 for grant on March 18, 2015, the same day that semi-annual grants were made to all of our other eligible employees.

(8)
Represents RSUs granted to Messrs. Puri and Shannon and Mses. Kress and Shoquist in the third quarter of Fiscal 2016 pursuant to the 2007 Plan. The CC approved these grants on August 19, 2015 for grant on September 16, 2015, the same day that semi-annual grants were made to all of our other eligible employees.

Outstanding Equity Awards as of January 31, 2016
The following table presents information regarding outstanding equity awards held by our NEOs as of January 31, 2016.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($) (1)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($) (2)
Jen-Hsun Huang	250,000	—		10.20	3/17/2016	—		—	—		—
	250,000	—		15.94	9/15/2016	—		—	—		—
	250,000	—		18.10	3/16/2017	—		—	—		—
	250,000	—		10.56	9/14/2020	—		—	—		—
	250,000	—		17.62	3/17/2021	—		—	—		—
	250,000	—		14.465	9/20/2021	—		—	—		—
	281,250	18,750	(3)	14.46	3/20/2022	—		—	—		—
	243,750	56,250	(4)	13.71	9/18/2022	—		—	—		—
	163,281	74,219	(5)	12.62	3/19/2023	—		—	—		—
	133,593	103,907	(6)	16.00	9/17/2023	—		—	—		—
	—	—		—	—	72,935	(7)	2,136,266	—		—
	—	—		—	—	375,000	(8)	10,983,750	—		—
	—	—		—	—	330,000	(9)	9,665,700	—		—
	—	—		—	—	—		—	110,000	(10)	3,221,900
Colette M. Kress	—	—		—	—	110,000	(11)	3,221,900	—		—
	—	—		—	—	16,250	(12)	475,963	—		—
	—	—		—	—	96,875	(8)	2,837,469	—		—
	—	—		—	—	19,500	(13)	571,155	—		—
	—	—		—	—	22,500	(14)	659,025	—		—
	—	—		—	—	138,000	(9)	4,042,020	—		—
	—	—		—	—	22,500	(15)	659,025	—		—
	—	—		—	—	—		—	7,500	(10)	219,675
Ajay K. Puri	5,524	—		18.10	3/16/2016	—		—	—		—
	44,530	—		10.56	9/14/2020	—		—	—		—
	42,500	—		17.53	3/15/2021	—		—	—		—
	42,500	—		14.465	9/20/2021	—		—	—		—
	56,250	3,750	(3)	14.46	3/20/2022	—		—	—		—
	48,750	11,250	(4)	13.71	9/18/2022	—		—	—		—
	31,625	14,375	(5)	12.62	3/19/2023	—		—	—		—
	25,875	20,125	(6)	16.00	9/17/2023	—		—	—		—
	—	—		—	—	1,563	(16)	45,780	—		—
	—	—		—	—	3,125	(17)	91,531	—		—
	—	—		—	—	10,350	(18)	303,152	—		—
	—	—		—	—	13,800	(11)	404,202	—		—
	—	—		—	—	10,938	(12)	320,374	—		—
	—	—		—	—	81,250	(8)	2,379,813	—		—
	—	—		—	—	13,125	(13)	384,431	—		—
	—	—		—	—	20,000	(14)	585,800	—		—
	—	—		—	—	144,000	(9)	4,217,760	—		—
	—	—		—	—	30,000	(15)	878,700	—		—
	—	—		—	—	—		—	7,500	(10)	219,675

David M. Shannon	37,500	—		18.10	3/16/2016	—		—	—		—
	47,500	—		10.56	9/14/2020	—		—	—		—
	42,500	—		17.62	3/17/2021	—		—	—		—
	42,500	—		14.465	9/20/2021	—		—	—		—
	46,875	3,125	(3)	14.46	3/20/2022	—		—	—		—
	40,625	9,375	(4)	13.71	9/18/2022	—		—	—		—
	27,362	12,438	(5)	12.62	3/19/2023	—		—	—		—
	22,387	17,413	(6)	16.00	9/17/2023	—		—	—		—
	—	—		—	—	1,563	(16)	45,780	—		—
	—	—		—	—	3,125	(17)	91,531	—		—
	—	—		—	—	8,963	(18)	262,526	—		—
	—	—		—	—	11,950	(11)	350,016	—		—
	—	—		—	—	8,125	(12)	237,981	—		—
	—	—		—	—	72,500	(8)	2,123,525	—		—
	—	—		—	—	9,750	(13)	285,578	—		—
	—	—		—	—	11,250	(14)	329,513	—		—
	—	—		—	—	100,000	(9)	2,929,000	—		—
	—	—		—	—	11,250	(15)	329,513	—		—
	—	—		—	—	—		—	4,000	(10)	117,160
Debora Shoquist	22,500	2,500	(3)	14.46	3/20/2022	—		—	—		—
	22,500	7,500	(4)	13.71	9/18/2022	—		—	—		—
	9,570	10,782	(5)	12.62	3/19/2023	—		—	—		—
	10,046	15,094	(6)	16.00	9/17/2023	—		—	—		—
	—	—		—	—	1,563	(16)	45,780	—		—
	—	—		—	—	3,125	(17)	91,531	—		—
	—	—		—	—	7,763	(18)	227,378	—		—
	—	—		—	—	10,350	(11)	303,152	—		—
	—	—		—	—	10,938	(12)	320,374	—		—
	—	—		—	—	65,000	(8)	1,903,850	—		—
	—	—		—	—	13,125	(13)	384,431	—		—
	—	—		—	—	16,500	(14)	483,285	—		—
	—	—		—	—	100,000	(9)	2,929,000	—		—
	—	—		—	—	16,500	(15)	483,285	—		—
	—	—		—	—	—		—	6,000	(10)	175,740
__________

(1)	Unless otherwise noted, represents the closing price of our common stock as reported by NASDAQ on the date of grant which is the exercise price of stock option grants made pursuant to our 2007 Plan.

(2)
Calculated by multiplying the number of RSUs or PSUs by the closing price ($29.29) of NVIDIA’s common stock on January 29, 2016, the last trading day before the end of our Fiscal 2016, as reported by NASDAQ.

(3)	The option vested as to 25% of the shares on March 21, 2013, and vests as to 6.25% at the end of each quarterly period thereafter such that the option was fully vested on March 21, 2016.

(4)	The option vested as to 25% of the shares on September 19, 2013, and vests as to 6.25% at the end of each quarterly period thereafter such that the option will be fully vested on September 19, 2016.

(5)	The option vested as to 25% of the shares on March 20, 2014, and vests as to 6.25% at the end of each quarterly period thereafter such that the option will be fully vested on March 20, 2017.

(6)	The option vested as to 25% of the shares on September 18, 2014, and vests as to 6.25% at the end of each quarterly period thereafter such that the option will be fully vested on September 18, 2017.

(7)
The RSU was earned on January 26, 2014 based on achievement of a pre-established performance goal. The RSU vested as to 25% of the shares on March 19, 2014, and vests as to 12.50% approximately every six months thereafter over the next three years such that the RSU will be fully vested on March 15, 2017.

(8)
The RSU was earned on January 25, 2015 based on achievement of a pre-established performance goal. The RSU vested as to 25% of the shares on March 18, 2015, and vests as to 12.50% approximately every six months thereafter over the next three years such that the RSU will be fully vested on March 21, 2018.

(9)
The RSU was earned on January 31, 2016 based on achievement of a pre-established performance goal. The RSU vested as to 25% of the shares on March 16, 2016, and vests as to 12.50% approximately every six months thereafter over the next three years such that the RSU will be fully vested on March 20, 2019.

(10)
Represents the number of shares based on achieving Target performance goals. The number of PSUs that will be earned, if at all, is based on our TSR relative to the S&P 500 from January 26, 2015 through January 28, 2018. If the pre-established performance goal is achieved, the shares earned will vest as to 100% on March 21, 2018. If the Threshold performance goal is achieved, 27,500 shares will be earned by Mr. Huang, 1,875 shares will be earned by Ms. Kress, 1,875 shares will be earned by Mr. Puri, 1,000 shares will be earned by Mr. Shannon, and 1,500 shares will be earned by Ms. Shoquist. If the Stretch Operating Plan performance goal is achieved, 165,000 shares will be earned by Mr. Huang, 15,000 shares will be earned by Ms. Kress, 15,000 shares will be earned by Mr. Puri, 8,000 shares will be earned by Mr. Shannon, and 12,000 shares will be earned by Ms. Shoquist.

(11)	The RSU vested as to 25% on September 17, 2014, and vests as to 12.50% approximately every six months thereafter over the next three years such that the RSU will be fully vested on September 20, 2017.

(12)	The RSU vested as to 25% on March 18, 2015, and vests as to 12.50% approximately every six months thereafter over the next three years such that the RSU will be fully vested on March 21, 2018.

(13)	The RSU vested as to 25% on September 16, 2015, and vests as to 12.50% approximately every six months thereafter over the next three years such that the RSU will be fully vested on September 19, 2018.

(14)	The RSU vested as to 25% on March 16, 2016, and vests as to 12.50% approximately every six months thereafter over the next three years such that the RSU will be fully vested on March 20, 2019.

(15)
The RSU will vest as to 25% on September 21, 2016, and vests as to 12.50% approximately every six months thereafter over the next three years such that the RSU will be fully vested on September 18, 2019.

(16)	The RSU vested as to 25% on March 20, 2013, and vests as to 12.50% approximately every six months thereafter over the next three years such that the RSU was fully vested on March 16, 2016.

(17)	The RSU vested as to 25% on September 18, 2013, and vests as to 12.50% approximately every six months thereafter over the next three years such that the RSU will be fully vested on September 21, 2016.

(18)	The RSU vested as to 25% on March 19, 2014, and vests as to 12.50% approximately every six months thereafter over the next three years such that the RSU will be fully vested on March 15, 2017.

Option Exercises and Stock Vested in Fiscal 2016

The following table shows information regarding option exercises and stock vested by our NEOs during Fiscal 2016.

Name	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (2)
Jen-Hsun Huang	180,000	(3)	2,399,511	273,623	(4)	6,280,600
Colette M. Kress	—		—	129,375	(5)	2,971,830
Ajay K. Puri	80,726	(6)	826,235	84,425	(7)	1,938,712
David M. Shannon	92,600		818,967	74,513	(8)	1,711,021
Debora Shoquist	130,726	(9)	1,610,290	70,287	(10)	1,614,159
__________

(1)
The value realized on exercise represents the difference between the exercise price per share of the stock option and the closing price of our common stock as reported by NASDAQ on the date of exercise, multiplied by the number of shares of common stock underlying the stock options exercised. The exercise price of each such stock option was equal to the closing price of our common stock as reported by NASDAQ on the date of grant. The value realized was determined without considering any taxes that may have been owed.

(2)	The value realized on vesting represents the number of shares acquired on vesting multiplied by the fair market value of our common stock as reported by NASDAQ on the date of vesting.

(3)
Mr. Huang exercised stock options and sold 170,000 shares during Fiscal 2016. Mr. Huang also exercised stock options for an additional 10,000 shares during Fiscal 2016 for an aggregate exercise price of $100,000 which he still held as of the end of Fiscal 2016.

(4)	The number of shares acquired on vesting includes an aggregate of 136,394 shares that were withheld to pay taxes due upon vesting.

(5)	The number of shares acquired on vesting includes an aggregate of 61,111 shares that were withheld to pay taxes due upon vesting.

(6)
Mr. Puri exercised stock options and sold 77,851 shares during Fiscal 2016. Mr. Puri also exercised stock options for an additional 2,875 shares during Fiscal 2016 for an aggregate exercise price of $45,828 which he still held as of the end of Fiscal 2016.

(7)	The number of shares acquired on vesting includes an aggregate of 37,670 shares that were withheld to pay taxes due upon vesting.

(8)	The number of shares acquired on vesting includes an aggregate of 38,378 shares that were withheld to pay taxes due upon vesting.

(9)
Ms. Shoquist exercised stock options and sold 128,129 shares during Fiscal 2016. Ms. Shoquist also exercised stock options for an additional 2,597 shares during Fiscal 2016 for an aggregate exercise price of $41,396 which she still held as of the end of Fiscal 2016.

(10)	The number of shares acquired on vesting includes an aggregate of 30,652 shares that were withheld to pay taxes due upon vesting.

Employment, Severance and Change-in-Control Arrangements

Employment Agreements.    Our executive officers are “at-will” employees and we do not have employment, severance or change-in-control agreements with our executive officers.
Change-in-Control Arrangements.  Our 2007 Plan provides that in the event of a corporate transaction or a change-in-control, outstanding stock awards may be assumed, continued, or substituted by the surviving corporation. If the surviving corporation does not assume, continue, or substitute such stock awards, then (a) with respect to any stock awards that are held by individuals performing services for NVIDIA immediately prior to the effective time of the transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full and such stock awards will be terminated if not exercised prior to the effective date of the corporate transaction or change-in-control, and (b) all other outstanding stock awards will be terminated if not exercised on or prior to the effective date of the corporate transaction or change-in-control.

Potential Payments Upon Termination or Change-in-Control

Upon a change-in-control or certain other corporate transactions of NVIDIA, unvested options, RSUs and PSUs will fully vest in some cases as described above under Employment, Severance and Change-in-Control Arrangements—Change-in-Control Arrangements. The table below shows our estimates of the amount of the benefit each of our NEOs would have received if the unvested options, RSUs and PSUs held by them as of January 31, 2016 had become fully vested as a result of a change-in-control. The estimated benefit amount of unvested options was calculated by multiplying the number of in-the-money unvested options held by the applicable NEO by the difference between the $29.29 closing price of our common stock on January 29, 2016, the last trading day of Fiscal 2016, as reported by NASDAQ, and the exercise price of the option. The estimated benefit amount of unvested RSUs and unvested PSUs was calculated by multiplying the number of RSUs or PSUs held by the applicable NEO by the $29.29 closing price of our common stock on January 29, 2016.

Name	Unvested In-the-Money Options, RSUs and PSUs at January 31, 2016 (#) (1)	Total Estimated Benefit ($)
Jen-Hsun Huang	1,031,061	26,558,308
Colette M. Kress	364,125	10,665,221
Ajay K. Puri	313,151	8,460,318
David M. Shannon	234,827	6,268,789
Debora Shoquist	236,740	6,417,567
________
(1) The amounts in this column include unvested SY PSUs and MY PSUs for each NEO, representing the probable outcome of the performance-related conditions at Target Compensation Plan on the March 18, 2015 grant date. The number of SY PSUs at Target Compensation Plan are set forth below under “Estimated SY PSUs at Target Compensation Plan”. The actual number of such NEO’s SY PSUs that became eligible to vest upon certification by our CC in February 2016 are set forth under “Actual SY PSUs Eligible to Vest”.

The actual number of MY PSUs that will become eligible to vest will be determinable after January 28, 2018, the ending date of the three year measurement period for MY PSUs.

Name	Estimated SY PSUs at Target Compensation Plan	Actual SY PSUs Eligible to Vest
Jen-Hsun Huang	220,000	330,000
Colette M. Kress	69,000	138,000
Ajay K. Puri	72,000	144,000
David M. Shannon	50,000	100,000
Debora Shoquist	50,000	100,000

Compensation Committee Interlocks and Insider Participation
For Fiscal 2016, the CC consisted of Messrs. Burgess, Coxe, Jones and Stevens and Mses. Drell and Hudson. No member of the CC is an officer or employee of NVIDIA, and none of our executive officers serve as a director or member of a compensation committee of any entity that has one or more executive officers serving as a member of our Board or CC.

Compensation Committee Report
The Compensation Committee of the Board of Directors oversees the compensation programs of NVIDIA on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement.
In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K of NVIDIA for the year ended January 31, 2016 and in this proxy statement.
COMPENSATION COMMITTEE

Robert K. Burgess, Chairperson
Tench Coxe
Persis S. Drell
Dawn Hudson
Harvey C. Jones

Proposal 3—Ratification of Selection of Independent Registered Public Accounting Firm
for Fiscal 2017

The AC has selected PwC to serve as our independent registered public accounting firm for our fiscal year ending January 29, 2017. Stockholder ratification of the AC’s selection of PwC is not required by our Bylaws or any other governing documents or laws. As a matter of good corporate governance, we are submitting the selection of PwC to our stockholders for ratification. If our stockholders do not ratify the selection, the AC will reconsider whether or not to retain PwC. Even if the selection is ratified, the AC in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in our best interests and those of our stockholders.

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the 2016 Meeting will be required to ratify the selection of PwC. Abstentions will be counted toward the tabulation of votes cast and will have the same effect as votes against the proposal. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this proposal has been approved.

We expect that a representative of PwC will attend the 2016 Meeting. The PwC representative will have an opportunity to make a statement at the 2016 Meeting if he or she so desires. The representative will also be available to respond to appropriate stockholder questions.

Recommendation of the Board
The Board recommends that you vote FOR the ratifications of the selection of PwC as our independent registered public accounting firm for our fiscal year ending January 29, 2017.

Fees Billed by the Independent Registered Public Accounting Firm

The following is a summary of fees billed by PwC for Fiscal 2016 and 2015 for audit, tax and other professional services during each fiscal year:

	Fiscal 2016	Fiscal 2015
Audit Fees (1)	$4,083,453	$4,161,541
Audit-Related Fees (2)	300,000	—
Tax Fees (3)	309,974	261,771
All Other Fees (4)	3,600	3,600
Total Fees	$4,697,027	$4,426,912
 __________

(1)
Audit fees included fees for the audit of our consolidated financial statements, the audit of our internal control over financial reporting, reviews of our quarterly financial statements and annual report, reviews of SEC registration statements and related consents, and fees related to statutory audits of some of our international entities.

(2)	Audit-related fees consisted of accounting consultation in connection with a build-to-suit operating lease financing arrangement.

(3)	Tax fees consisted of fees for tax compliance and consultation services.

(4)	All other fees consisted of fees for products or services other than those included above, including payment to PwC related to the use of an accounting regulatory database.

All of the services provided for Fiscal 2016 and 2015 described above were pre-approved by the AC or the Chairperson of the AC through the authority granted to him by the AC, which is described below.

Our AC determined that the rendering of services other than audit services by PwC was compatible with maintaining PwC’s independence.

Pre-Approval Policies and Procedures

The AC has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services rendered by our independent registered public accounting firm. The policy generally permits pre-approvals of specified permissible services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the AC’s approval of the scope of the engagement of our independent registered public accounting firm or on an individual case-by-case basis before the independent registered public accounting firm is engaged to provide each service. In some cases the full AC provides pre-approval for up to a year related to a particular defined task or scope. In other cases, the AC has delegated power to Mark L. Perry, the Chairperson of our AC, to pre-approve additional non-audit services if the need for the service was unanticipated and approval is required prior to the next scheduled meeting of the AC. Mr. Perry then communicates such pre-approval to the full AC at its next meeting.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent specifically incorporated by reference therein.

The Audit Committee oversees accounting, financial reporting, internal control over financial reporting, financial practices and audit activities of NVIDIA and its subsidiaries. The Audit Committee reviews the results and scope of the audit and other services provided by the independent registered public accounting firm and reviews financial statements and the accounting policies followed by NVIDIA prior to the issuance of the financial statements with both management and the independent registered public accounting firm.

Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States, or GAAP, the system of internal control over financial reporting, and the procedures designed to facilitate compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP, or PwC, our independent registered public accounting firm for Fiscal 2016, was responsible for performing an independent audit of the consolidated financial statements and issuing a report on the consolidated financial statements and of the effectiveness of our internal control over financial reporting as of January 31, 2016. PwC’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters are required to be disclosed to the Audit Committee under applicable standards. The Audit Committee oversees these processes. Also, the Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, terminate the independent registered public accounting firm. The Audit Committee approves audit fees and non-audit services provided by and fees paid to the independent registered public accounting firm.

NVIDIA has an internal audit function that reports to the Audit Committee. This function is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal controls and the operating effectiveness of our business processes. The Audit Committee approves an annual internal audit plan and monitors the activities and performance of our internal audit function throughout the year to ensure the plan objectives are carried out and met.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. The Audit Committee does not plan or conduct audits, determine that our financial statements are complete and accurate and in accordance with GAAP or assess our internal control over financial reporting. The Audit Committee relies, without additional independent verification, on the information provided by our management and on the representations made by management that the financial statements have been prepared with integrity and objectivity, and the opinion of PwC that such financial statements have been prepared in conformity with GAAP.

In this context, the Audit Committee reviewed and discussed the audited consolidated financial statements for Fiscal 2016 with management and our internal control over financial reporting with management and PwC. Specifically, the Audit Committee discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. We have received from PwC the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence. The Audit Committee also considered whether the provision of certain permitted non-audit services by PwC is compatible with PwC’s independence and discussed PwC’s independence with PwC.

Based on the Audit Committee’s review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K of NVIDIA for the fiscal year ended January 31, 2016.

AUDIT COMMITTEE

Mark L. Perry, Chairperson
Michael G. McCaffery
A. Brooke Seawell
Mark A. Stevens

Equity Compensation Plan Information
The number of shares issuable upon exercise of outstanding stock options, RSUs and PSUs, the weighted-average exercise price of outstanding stock options, and the number of stock awards remaining for future issuance under each of our equity compensation plans as of January 31, 2016 are summarized as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	13,277,233	14.49	(2)	60,314,315	(3)
Equity compensation plans not approved by security holders	—	—		—
Total	13,277,233	14.49	(2)	60,314,315	(3)
__________

(1)
This row includes our 2007 Plan and our 2012 ESPP. Under our 2012 ESPP, participants are permitted to purchase our common stock at a discount on certain dates through payroll deductions within a pre-determined purchase period. Accordingly, the number of shares to be issued upon exercise of outstanding rights under our 2012 ESPP as of January 31, 2016 is not determinable.

(2)	Represents the weighted-average exercise price of outstanding stock options only.

(3)
As of January 31, 2016, the number of shares that remained available for future issuance under the 2007 Plan is 13,538,400, the number of shares that remained available for future issuance under the 2012 ESPP is 46,775,915 and up to a maximum of 23,748,000 shares may be purchased in the current purchase period which runs until August 31, 2016 under the 2012 ESPP.

Proposal 4—Approval of an Amendment and Restatement of our Amended and Restated 2007 Equity Incentive Plan

We are asking our stockholders to approve an amendment and restatement of the 2007 Plan at the 2016 Meeting. For purposes of this Proposal 4, the term “2007 Plan” refers to such amendment and restatement of the existing 2007 Plan. Our CC approved the 2007 Plan in April 2016, subject to approval by our stockholders at the 2016 Meeting.

Summary of Changes

The 2007 Plan contains the following material changes from the existing 2007 Plan:

•
Increased Shares Authorized for Issuance. The aggregate maximum number of shares of our common stock authorized for issuance under the 2007 Plan is 206,567,766 shares (which is an increase of 18,800,000 shares over the existing 2007 Plan), subject to adjustment for certain changes in our capitalization.

•
Minimum Vesting Requirements. Full Value Awards granted under the 2007 Plan may not vest until at least 12 months following the date of grant, except that up to 5% of the 2007 Plan share reserve may be subject to Full Value Awards that do not meet such vesting requirements.

•
Vesting Acceleration Only in Limited Circumstances. The vesting or exercisability of any award granted under the 2007 Plan may only be accelerated in the event of a participant’s death or disability or in the event of a corporate transaction or change in control (as defined in the 2007 Plan and described below).

•
Adjustments for Performance-Based Awards. With respect to performance-based awards (including performance-based stock and cash awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code), the 2007 Plan provides that adjustments may be made in the method of calculating the attainment of the applicable performance goals for such awards to exclude the effects of any “items of an unusual nature or of infrequency of occurrence or non-recurring items” as determined under GAAP (instead of any “extraordinary items” as determined under GAAP, as provided in the existing 2007 Plan), in addition to such other adjustments as specified in the 2007 Plan. This change corresponds to changes in accounting standards made by the FASB. The 2007 Plan also adds the following adjustments: to exclude the effects of any changes in tax legislation, to exclude the portion of any tax related settlements, to exclude any impairment of long-lived assets, including investments in non-affiliated entities and to exclude other events that are significant but not related to ongoing business operations, such as large charitable donations.

Purpose of the 2007 Plan and Effect of Stockholder Approval

Competition for talent in our industry and in Silicon Valley, where we are headquartered, is more intense than ever, and the use of equity is a key component of our recruitment and retention efforts. Approval of the 2007 Plan by our stockholders will allow us to continue to grant awards at levels determined appropriate by our CC. If the 2007 Plan is approved by our stockholders, we will utilize the 2007 Plan for a broad array of equity and performance incentives to secure and retain the services of our employees, consultants and directors, and to align their interests with those of our stockholders.

Approval of the 2007 Plan by our stockholders will also constitute approval of terms and conditions set forth in the 2007 Plan that will permit us to grant performance-based stock and cash awards under the 2007 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. For compensation awarded under a plan to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, among other things, the following terms must be disclosed to and approved by the stockholders before the compensation is paid: (i) a description of the employees eligible to receive such awards; (ii) a per-person limit on the number of shares subject to performance-based stock awards, and the amount of cash subject to performance-based cash awards, that may be granted to any employee under the plan in any year; and (iii) a description of the business criteria upon which the performance goals for performance-based awards may be granted (or become vested or exercisable). Accordingly, we are requesting that our stockholders approve the 2007 Plan, which includes terms and conditions regarding eligibility for performance-based awards, annual per-person limits on performance-based awards and the business criteria for performance-based awards granted under the 2007 Plan (as described in the summary below). We believe it is in the best interests of our company and our stockholders to preserve the ability to grant “performance-

based compensation” under Section 162(m) of the Internal Revenue Code. However, in certain circumstances, we may determine to grant compensation to covered employees that is not intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. Moreover, even if we grant compensation that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, we cannot guarantee that such compensation ultimately will be deductible by us.

If this Proposal 4 is approved by our stockholders, the 2007 Plan will become effective upon the date of the 2016 Meeting. In the event that our stockholders do not approve this Proposal 4, the 2007 Plan will not become effective and the existing 2007 Plan will continue in its current form.

Recommendation of the Board
The Board recommends that you vote FOR the approval of the 2007 Plan.

Overhang

The following table provides certain additional information regarding our equity incentive program.

As of March 21, 2016 (Record Date)
Total Shares Subject to Outstanding Stock Options	12,218,493
Total Shares Subject to Outstanding Full Value Awards	24,953,433
Weighted-Average Exercise Price of Outstanding Stock Options	$14.54
Weighted-Average Remaining Term of Outstanding Stock Options	5.99
Total Shares Available for Grant under the Existing 2007 Plan	10,810,127
Total Shares Available for Grant under Other Equity Plans (1)	—
Total Common Stock Outstanding	544,548,659
Closing Price of Common Stock as Reported on NASDAQ Global Select Market	$33.91
________
(1) Does not include our 2012 ESPP.

Burn Rate

The following table provides detailed information regarding the activity related to our equity incentive plan and outstanding common stock for Fiscal 2016.

Fiscal 2016
Stock Options Granted	—
Full Value Awards Granted	13,441,716
Stock Options Cancelled	637,152
Full Value Awards Cancelled	1,841,183
Weighted-Average Common Stock Outstanding	542,761,652
Common Stock Outstanding on First Day of Fiscal 2016	544,913,224
Common Stock Repurchased under Stock Repurchase Program	25,135,315
Common Stock Outstanding at Last Day of Fiscal 2016	538,513,027

Forecasted Utilization Rates

In evaluating whether to approve the 2007 Plan, our CC reviewed certain management forecasts of equity awards for issuance under the 2007 Plan. Management presented the actuals and forecasts below for the periods indicated. The Fiscal 2016 actual numbers are presented to put the Fiscal 2017 forecasts in context.

Existing 2007 Plan / 2007 Plan	Fiscal 2016 Actual		Fiscal 2017 Forecast
Options / Awards Outstanding - Ending Balance	39,655,644		35,666,035
Stockholder Approval - May 2016	—		18,800,000
Shares Available for Award - Beginning Balance	24,501,781		13,538,605
Allocations
RSUs	(10,980,716)		(11,280,000)
PSUs	(2,461,000)	(1)	(2,330,000)	(2)
Total Allocations	(13,441,716)		(13,610,000)
Adjustments
Cancellations - Add	2,478,335		2,800,000
Total Adjustments	(10,963,381)		(10,810,000)
Shares Available for Award - Ending Balance	13,538,400		21,528,605
____________
(1) Reflects the maximum number of PSUs eligible to vest, as the number of PSUs achieved was not determined as of the end of Fiscal 2016.
(2) Assumes the maximum number of PSUs eligible to vest.

In addition, our CC reviewed certain actuals and forecasts of grant utilization for different categories of grants over the periods indicated, as summarized below. These actuals and forecasts included grants to executive and employee new hires, annual performance grants to existing eligible employees, and initial and annual grants for non-employee directors.

Existing 2007 Plan / 2007 Plan	Fiscal 2016 Actual		Fiscal 2017 Forecast
RSU Grants
New Hire and Performance	10,841,569		11,130,000
Director	139,147		150,000
Subtotal RSU Grants	10,980,716		11,280,000
PSU Grants
New Hire and Performance	2,461,000	(1)	2,330,000	(2)
Subtotal PSU Grants	2,461,000		2,330,000
Total	13,441,716		13,610,000
____________
(1) Reflects the maximum number of PSUs eligible to vest, as the number of PSUs achieved was not determined as of the end of Fiscal 2016.
(2) Assumes the maximum number of PSUs eligible to vest.

Our CC also reviewed certain actuals and forecasts of burn rate, as summarized below.

	Fiscal 2014 Actual	Fiscal 2015 Actual	Fiscal 2016 Actual	Fiscal 2017 Forecast (1)
Gross Burn Rate as a % of Outstanding Common Stock (2)	4.57%	4.73%	6.21%	6.35%
Gross Burn Rate Excluding Effect of Our Stock Repurchase Program (3)	N/A	4.57%	6.11%	6.09%

(1)
For purposes of this calculation, we have assumed that the number of weighted-average common shares outstanding for Fiscal 2017 is the number of shares outstanding at the end of Fiscal 2016 plus the additional number of shares that would be outstanding if 35% of the shares subject to options, RSUs and PSUs granted in the last three fiscal years were issued, plus the number of shares that were purchased under our 2012 ESPP during Fiscal 2016, less 22,000,000 to 25,000,000 shares assumed to be repurchased under our stock repurchase program during Fiscal 2017. The actual number will depend on a number of factors that we cannot predict, including activity under our stock repurchase program. As of January 31, 2016, we are authorized, subject to certain specifications, to repurchase shares of our common stock up to $1.47 billion through December 2018.

(2)
Gross burn rate is calculated as: shares subject to options and Full Value Awards granted (including PSUs determined to be achieved as per the prior fiscal year plan) as a percentage of weighted-average common shares outstanding for each fiscal year. For purposes of this calculation, shares subject to Full Value Awards granted are increased by a 2.5x volatility multiplier for each of Fiscal 2015-2017, and by a 2.0x volatility multiplier for Fiscal 2014.

(3)
Gross burn rate is calculated as defined above but for this purpose, we used what the weighted-average common shares would have been if we had not repurchased any shares in our stock repurchase program.

Note Regarding Forecasts and Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth above in this Proposal 4 include embedded assumptions regarding option exercise, employee turnover and competitive grant guidelines which are highly dependent on the public trading price of our common stock and other factors, which we do not control, and, as a result, we do not as a matter of practice provide forecasts. In evaluating these forecasts, our CC recognized the high variability inherent in these assumptions.

However, we have included above a summary of these forecasts to give our stockholders access to certain information that was considered by our CC for purposes of evaluating the approval of the 2007 Plan. These forecasts reflect various assumptions regarding our future operations.

The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such. Neither we nor any other person makes any representation to any of our stockholders regarding actual outcomes compared to the information contained in the forecasts. Although presented with numerical specificity, the forecasts are not fact and reflect numerous assumptions and estimates as to future events made by our management that they believed were reasonable at the time the forecasts were prepared, and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, as well as factors specific to our business, all of which are difficult to predict and many of which are beyond the control of our management. In addition, the utilization forecasts with respect to our equity awards do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to any changes to our operations or strategy that may be implemented in the future. Accordingly, actual outcomes may be, and likely will be, materially different than those reflected in the forecasts. We do not intend to update or otherwise revise the forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events even if any or all of the assumptions underlying the forecasts are shown to be in error. The forecasts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Exchange Act. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics, if any, with respect to certain equity awards, the extent of option exercise activity, and others described in our Annual Report on Form 10-K for Fiscal 2016.

Description of the 2007 Plan

The material features of the 2007 Plan are outlined below. The following description is a summary only and is qualified in its entirety by reference to the complete text of the 2007 Plan. Stockholders are urged to read the actual text of the 2007 Plan in its entirety, which is appended to this proxy statement as Appendix A.

Purpose. The 2007 Plan is designed to provide incentives for our employees, directors and consultants to exert maximum efforts for our success, and to provide a means by which eligible recipients may be given an opportunity to benefit from increases in the value of our common stock.

Types of Awards. The 2007 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Share Reserve. Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock authorized for issuance under the 2007 Plan is 206,567,766 shares, which is the sum of: (i) 152,767,766 shares (the total reserve that our stockholders approved at our 2007 Annual Meeting of Stockholders (as adjusted for our September 2007 forward stock split), including, but not limited to, the shares remaining available for issuance under the Prior Plans and the Returning Shares); (ii) 25,000,000 shares (the total number of additional shares that our stockholders approved at our 2012 Annual Meeting of Stockholders (and reapproved at our 2013 Annual Meeting of Stockholders)); (iii) 10,000,000 shares (the total number of additional shares that our stockholders approved at our 2014 Annual Meeting of Stockholders); and (iv) 18,800,000 newly requested shares. The “Prior Plans” are our 1998 Equity Incentive Plan, our 1998 Non-Employee Directors’ Stock Option Plan, our 2000 Nonstatutory Equity Incentive Plan and the PortalPlayer, Inc. 2004 Stock Incentive Plan. The “Returning Shares” are shares subject to awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement. As of March 21, 2016, no awards granted under the Prior Plans were outstanding.

The following shares will not remain available for subsequent issuance under the 2007 Plan: (i) any shares subject to an award granted under the 2007 Plan that are not delivered to a participant because such shares are withheld by us to satisfy the exercise or purchase price of the award; (ii) any shares subject to an award granted under the 2007 Plan that are not delivered to a participant because such shares are withheld by us to satisfy tax withholding obligations in connection with the award; (iii) any shares tendered by a participant to satisfy the exercise or purchase price of an award granted under the 2007 Plan, or tax withholding obligations in connection with the award; and (iv) any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of an award granted under the 2007 Plan.

The following shares will remain available for subsequent issuance under the 2007 Plan: (i) any shares subject to an award granted under the 2007 Plan that expires or otherwise terminates without having been exercised in full; (ii) any shares issued pursuant to an award granted under the 2007 Plan that are forfeited to or repurchased by us; and (iii) any shares subject to an award granted under the 2007 Plan that are not issued because the award is settled in cash.

Eligibility. All of our (including our affiliates’) approximately 9,323 employees, 11 non-employee directors and 1,459 consultants as of March 21, 2016 are eligible to participate in the 2007 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2007 Plan only to our employees (including officers) and employees of our affiliates.

Section 162(m) Limits. Under the 2007 Plan, subject to adjustment for certain changes in our capitalization, no participant will be eligible to be granted during any fiscal year more than: (i) a maximum of 2,000,000 shares of our common stock subject to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of our common stock on the date of grant; (ii) a maximum of 2,000,000 shares of our common stock under performance stock awards; and (iii) a maximum of $6,000,000 under performance cash awards. If a performance stock award is in the form of a stock option, it will count only against the performance stock award limit. If a performance stock award could be paid out in cash, it will count only against the performance stock award limit. These limits are designed to allow us to grant awards that are exempt from the $1,000,000 limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Internal Revenue Code.

Administration. The 2007 Plan is administered by our Board, which may in turn delegate authority to administer the 2007 Plan to a committee. Our Board has delegated concurrent authority to administer the 2007 Plan to the CC, but may, at any time, revest in itself some or all of the power previously delegated to the CC. Each of the Board and the CC is considered to be a Plan Administrator for purposes of this Proposal 4. Subject to the terms of the 2007 Plan and the limitations set forth below (including the limitations described in Minimum Vesting Requirements and Vesting Acceleration Only in Limited Circumstances below), the Plan Administrator may determine the recipients, numbers and types of awards to be granted, the exercise or purchase price of awards, and other terms and conditions of awards, including the period of their exercisability and vesting, and the fair market value applicable to a stock award.

The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.

Minimum Vesting Requirements. Full Value Awards granted under the 2007 Plan may not vest until at least 12 months following the date of grant, except that up to 5% of the 2007 Plan share reserve may be subject to Full Value Awards that do not meet such vesting requirements.

Vesting Acceleration Only in Limited Circumstances. The Plan Administrator may accelerate the vesting or exercisability of any award granted under the 2007 Plan only in the event of a participant’s death or disability or in the event of a corporate transaction or change in control (as defined in the 2007 Plan and described below).

Repricing; Cancellation and Re-Grant of Stock Awards. Under the 2007 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders within 12 months prior to the repricing or cancellation and re-grant event.

Stock Options. The 2007 Plan permits the grant of stock options that qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.

The exercise price of stock options granted under the 2007 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see Limitations on Incentive Stock Options below), may not be less than 110% of such fair market value.

The term of stock options granted under the 2007 Plan may not exceed ten years and, in some cases (see Limitations on Incentive Stock Options below), may not exceed five years. Except as otherwise provided in a participant’s stock option agreement or other agreement with us, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 4 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to 90 days following such termination. Except as otherwise provided in a participant’s stock option agreement or other agreement with us, if a participant’s continuous service terminates due to the participant’s death
(or the participant dies within a specified period, if any, following termination of continuous service) or the participant’s disability, the participant or his or her beneficiary, as applicable, may exercise any vested stock options for up to 18 months following the participant’s death and for up to 12 months following the participant’s termination due to disability. Except as explicitly provided otherwise in a participant’s stock option agreement or other agreement with us, if a participant’s continuous service is terminated for cause, all stock options (whether vested or unvested) held by the participant will terminate upon the date of the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option as of such termination date. Under the 2007 Plan, the term of a stock option may be extended in the event that exercise of the stock option following a participant’s termination of continuous service is prohibited by applicable securities laws or would subject the participant to short-swing liability under the Exchange Act. In no event may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2007 Plan will be determined by the Plan Administrator and may include: (i) cash, check, bank draft, money order or electronic funds transfer; (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) a net exercise feature (for NSOs only); or (iv) other legal consideration approved by the Plan Administrator.

Stock options granted under the 2007 Plan may vest and become exercisable in accordance with a vesting schedule to be determined by the Plan Administrator. In the event that a participant’s continuous service terminates due to his or her death, the participant’s outstanding stock options will become fully vested and exercisable as of the date of such termination.

Generally, a participant may not transfer a stock option granted under the 2007 Plan other than by will or the laws of descent and distribution or pursuant to a domestic relations order or an official marital settlement agreement. However, to the extent permitted by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death.

Limitations on Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs granted under the 2007 Plan (including ISOs granted under the Prior Plans) is 250,000,000 shares.

Restricted Stock Awards. Restricted stock awards granted under the 2007 Plan may be granted in consideration for: (i) cash, check, bank draft, money order or electronic funds transfer; (ii) the participant’s services performed for us or an affiliate of ours; or (iii) any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the Plan Administrator (subject to the limitations described in Minimum Vesting Requirements above), provided that in the event that a participant’s continuous service terminates due to his or her death, the participant’s outstanding restricted stock awards will become fully vested as of the date of such termination. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. In the event a participant’s continuous service terminates, any restricted stock awards held by the participant that have not vested may be forfeited to or repurchased by us in accordance with the applicable restricted stock award agreement. A restricted stock award agreement may provide that any dividends paid on shares of our common stock covered by a restricted stock award will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the restricted stock award.

Restricted Stock Unit Awards. The consideration to be paid, if any, by a participant for restricted stock unit awards granted under the 2007 Plan may be made in any form of legal consideration acceptable to the Plan Administrator. Restricted stock unit awards may be settled by delivery of shares of our common stock, cash, a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator (subject to the limitations described in Minimum Vesting Requirements above), provided that in the event that a participant’s continuous service terminates due to his or her death, the participant’s outstanding restricted stock unit awards will become fully vested as of the date of such termination. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon a participant’s termination of continuous service. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award, provided that any such dividend equivalents will be subject to the same terms and conditions of the restricted stock unit award agreement.

Stock Appreciation Rights. Each stock appreciation right granted under the 2007 Plan is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right at the time of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. In the event that a participant’s continuous service terminates due to his or her death, the participant’s outstanding stock appreciation rights will become fully vested and exercisable as of the date of such termination. The appreciation distribution for stock appreciation rights may be paid in our common stock, in cash, in a combination of cash and stock, or in any other form of consideration approved by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2007 Plan.

Performance Awards. The 2007 Plan allows us to grant performance stock and cash awards, including awards that may qualify as “performance-based compensation” that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Internal Revenue Code.

A performance stock award is a stock award that is payable (including that may be granted, may vest or may be exercised) contingent upon the achievement of specified performance goals during a specific performance period. A performance stock award may also require the completion of a specified period of continuous service. Subject to the limitations described in Minimum Vesting Requirements above, the length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the CC, except that the Plan Administrator also may make any such determinations to the extent that the award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. In addition, to the extent permitted by applicable law and the applicable award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards. In the event that a participant’s continuous service terminates due to his or her death, the participant’s outstanding performance stock awards will be deemed to have been earned at the target level of performance, will be fully vested and will be issued promptly following the date of death.

A performance cash award is a cash award that is payable contingent upon the achievement of specified performance goals during a specified performance period. A performance cash award may also require the completion of a specified period of continuous service. Subject to the limitations described in Minimum Vesting Requirements above, the length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the CC, except that the Plan Administrator also may make any such determinations to the extent that the award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. The Plan Administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award, or such portion thereof as the Plan Administrator may specify, to be paid in whole or in part in cash or other property. In addition, to the extent permitted by applicable law and the applicable award agreement, the Plan Administrator may determine that common stock authorized under the 2007 Plan may be used in payment of performance cash awards.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the CC will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Internal Revenue Code (no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the performance goals remains substantially uncertain), the CC will establish the performance goals based upon one or more criteria, or performance criteria, enumerated in the 2007 Plan and described below. As soon as administratively practicable following the end of the performance period, the CC will certify (in writing) whether the performance goals have been satisfied. With respect to any award intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the CC may reduce or eliminate the compensation or economic benefit due upon the attainment of the applicable performance goals on the basis of any such further considerations as the CC may determine.

Performance goals under the 2007 Plan will be based on any one or more of the following performance criteria:

•
earnings, including any of the following: gross profit, operating income, income before income tax, net income, and earnings per share, in each case with any one of or combination of the following exclusions or inclusions: (a) interest income, (b) interest expense, (c) other income that is categorized as non-operating income, (d) other expense that is categorized as non-operating expense, (e) income tax, (f) depreciation, and (g) amortization;
•
total stockholder return;
•
return on equity or average stockholder’s equity;
•
return on assets, investment, or capital employed;
•
stock price;
•
gross profit margin;
•
operating income margin;
•
cash flow from operating activities (including cash flow from operating activities per share);
•
free cash flow (including free cash flow per share);
•
change in cash and cash equivalents (or cash flow) (including change in cash and cash equivalents per share (or cash flow per share));
•
sales or revenue targets;

•
increases in revenue or product revenue;
•
expenses and cost reduction goals;
•
improvement in or attainment of expense levels;
•
improvement in or attainment of working capital levels;
•
economic value added (or an equivalent metric);
•
market share;
•
share price performance;
•
debt reduction;
•
implementation or completion of projects or processes;
•
customer satisfaction;
•
stockholders’ equity;
•
capital expenditures;
•
debt levels;
•
workforce diversity;
•
growth of net income or operating income;
•
employee retention;
•
quality measures; and
•
to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, other measures of performance selected by the Plan Administrator.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Under the 2007 Plan, the CC (or, to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the Plan Administrator) will be authorized to appropriately make adjustments in the method of calculating the attainment of performance goals for a performance period as follows, provided that any such adjustments must be objectively determinable to the extent that the award is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code:

•
to exclude the effects of stock-based compensation (including any modification charges);
•
to exclude the portion of any legal settlement assigned as past infringement (i.e. the fair value associated with the portion of settlement that is non-recurring);
•
to exclude restructuring charges (including any costs associated with a reduction in force and/or shutting down of business operations, such as severance compensation and benefits and the cost to shut down operating sites/offices);
•
to exclude amortization expenses associated with intangible assets obtained through a business combination (acquisition or asset purchase);
•
to exclude other costs incurred in connection with acquisitions or divestitures (including potential acquisitions or divestitures) that are required to be expensed under GAAP (including any direct acquisition costs that are not associated with providing ongoing future benefit to the combined company and certain compensation costs associated with an acquisition, such as one-time compensation charges, longer-term retention incentives, and associated payroll tax charges);
•
to exclude any exchange rate effects;
•
to exclude the effects of changes to GAAP;
•
to exclude the effects of any statutory adjustments to corporate tax rates or changes in tax legislation;
•
to exclude the portion of tax related settlements;
•
to exclude the effects of any items of an unusual nature or of infrequency of occurrence;

•
to exclude the dilutive effects of acquisitions or joint ventures;
•
to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends;
•
to exclude the effects of the award of bonuses under our bonus plans;
•
to exclude any impairment of long-lived assets including goodwill, investments in non-affiliated entities and intangible asset impairment charges that are required to be recorded under GAAP;
•
to exclude other events that are significant but not related to ongoing business operations, such as large charitable donations;
•
to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture;
•
to include non-operational credits (i.e., situations when directly related amounts have not been previously charged to our results of operations); and
•
to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, to appropriately make any other adjustments selected by the Plan Administrator.

Other Stock Awards. Other forms of stock awards valued in whole or in part with reference to our common stock may be granted under the 2007 Plan. Subject to the terms of the 2007 Plan and the limitations set forth above (including the limitations described in Minimum Vesting Requirements and Vesting Acceleration Only in Limited Circumstances above), the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. In the event that a participant’s continuous service terminates due to his or her death, then any such other stock awards held by the participant will become fully vested as of the date of such termination.

Clawback Policy. Awards granted under the 2007 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.

Changes in Capitalization. In the event of certain capitalization adjustments, the Plan Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the 2007 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transaction; Change in Control. Except as otherwise stated in a stock award agreement, in the event of a corporate transaction or a change in control (as defined in the 2007 Plan and described below), outstanding stock awards under the 2007 Plan may be assumed, continued, or substituted by the surviving or acquiring corporation (or its parent company). Except as otherwise stated in a stock award agreement, if the surviving or acquiring corporation (or its parent company) does not assume, continue, or substitute such stock awards, then (i) any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction or change in control will become fully vested and exercisable (contingent upon the effectiveness of the corporate transaction or change in control), and such stock awards will be terminated if not exercised prior to the effective time of the corporate transaction or change in control and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction or change in control ), and (ii) all other stock awards will be terminated if not exercised prior to the effective time of the corporate transaction or change in control, provided that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised.

For purposes of the 2007 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 50% of our outstanding securities, in the case of awards granted on or after the date of the 2012 Annual Meeting of Stockholders, and at least 90% of our outstanding securities, in the case of awards granted prior to the date of the 2012 Annual Meeting of Stockholders; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

For purposes of the 2007 Plan, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, securities of NVIDIA representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; or (iv) a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.

Plan Amendments and Termination. The Plan Administrator will have the authority to amend or terminate the 2007 Plan at any time. However, except as otherwise provided in the 2007 Plan, no amendment or termination of the 2007 Plan may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2007 Plan as required by applicable law and listing requirements. Unless sooner terminated, the 2007 Plan will automatically terminate on March 21, 2022.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the 2007 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2007 Plan. The 2007 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options. Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options. The 2007 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Internal Revenue Code. Under the Internal Revenue Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the participant, subject to Section 162(m) of the Internal Revenue Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards. Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards. Generally, the recipient of a restricted stock unit award structured to conform to the requirements of Section 409A of the Internal Revenue Code or an exception to Section 409A of the Internal Revenue Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Internal Revenue Code, the shares of our common stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Internal Revenue Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights. We may grant under the 2007 Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2007 Plan. Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

Awards under the 2007 Plan are discretionary and are not subject to set benefits or amounts under the terms of the 2007 Plan. However, our Board’s current policy establishes the number of shares subject to initial and annual stock awards that will be granted to our non-employee directors under the 2007 Plan. The Board’s current policy with respect to stock awards granted to our non-employee directors is described under Director Compensation above.

2007 Plan
Name and position	Dollar value	Number of shares subject to stock awards
Jen-Hsun Huang (1) Chief Executive Officer and President	*	*
Colette M. Kress (1) Executive Vice President and Chief Financial Officer	*	*
Ajay K. Puri (1) Executive Vice President, Worldwide Field Operations	*	*
David M. Shannon (1) Executive Vice President, Chief Administrative Officer and Secretary	*	*
Debora Shoquist (1) Executive Vice President, Operations	*	*
All Current Executive Officers as a Group (1)	*	*
All Current Non-Executive Directors as a Group (2)	$2,475,000	*
All Current and Former Employees as a Group (including all current non-executive officers) (1)	*	*
___________
(1) The amounts allocable under the 2007 Plan to our executive officers and other employees are not determinable because the 2007 Plan does not provide for set benefits or amounts with respect to awards granted under the 2007 Plan, and we have not approved any awards that are conditioned on stockholder approval of this Proposal 4.

(2)
On the first trading day following the 2016 Meeting, each of our current non-employee directors will be granted an RSU award covering shares of our common stock with an approximate value of $225,000, consistent with the Board’s current policy as described under Director Compensation above. The number of shares subject to such awards is determined on the basis of the average fair market value of our common stock over the 60-day period ending the business day prior to the 2016 Meeting and, therefore, is not determinable at this time. Such awards will be granted under the 2007 Plan if this Proposal 4 is approved by our stockholders.

Existing 2007 Plan Benefits

The following table shows, for each of the individuals and the various groups indicated, the number of shares of our common stock subject to awards that have been granted (even if not currently outstanding) under the existing 2007 Plan since its initial approval by our stockholders in 2007 through March 21, 2016.

Existing 2007 Plan
Name and position	Number of shares subject to stock awards
Jen-Hsun Huang Chief Executive Officer and President	5,141,525
Colette M. Kress Executive Vice President and Chief Financial Officer	767,250
Ajay K. Puri Executive Vice President, Worldwide Field Operations	1,357,513
David M. Shannon Executive Vice President, Chief Administrative Officer and Secretary	1,204,825
Debora Shoquist Executive Vice President, Operations	1,322,250
All Current Executive Officers as a Group	9,793,363
All Current Non-Executive Directors as a Group	2,707,915
All Current and Former Employees as a Group (including all current non-executive officers)	130,747,628
Each Nominee for Director:
Robert K. Burgess	122,120
Tench Coxe	393,168
Persis S. Drell	23,300
James C. Gaither	298,067
Jen-Hsun Huang	5,141,525
Dawn Hudson	128,774
Harvey C. Jones	363,362
Michael G. McCaffery	23,300
William J. Miller	366,311
Mark L. Perry	267,079
A. Brooke Seawell	360,311
Mark A. Stevens	362,123
Each Associate of any Director, Executive Officer or Nominee	—
Each Other Current and Former 5% Holder or Future 5% Recipient	—

Proposal 5—Approval of an Amendment and Restatement of our Amended and Restated 2012 Employee Stock Purchase Plan

We are asking our stockholders to approve an amendment and restatement of the 2012 ESPP at the 2016 Meeting. For purposes of this Proposal 5, the term “2012 ESPP” refers to such amendment and restatement of the existing 2012 ESPP. Our CC approved the 2012 ESPP in April 2016, subject to approval by our stockholders at the 2016 Meeting.

Summary of Changes

The 2012 ESPP contains the following material change from the existing 2012 ESPP:

•
Increased Shares Authorized for Issuance. The aggregate maximum number of shares of our common stock authorized for issuance under the 2012 ESPP is 77,932,333 shares (which is an increase of 10,000,000 shares over the existing 2012 ESPP), subject to adjustment for certain changes in our capitalization.

As of March 21, 2016, 44,412,105 shares of our common stock remained available for future issuance under the existing 2012 ESPP and a total of 544,548,659 shares of our common stock were outstanding.

Purpose of the 2012 ESPP and Effect of Stockholder Approval

Approval of the 2012 ESPP will allow us to continue to provide our employees with the opportunity to acquire an ownership interest in NVIDIA through their participation in the 2012 ESPP, encouraging them to remain in our employ and more closely aligning their interests with those of our stockholders.

If this Proposal 5 is approved by our stockholders, the 2012 ESPP will become effective upon the date of the 2016 Meeting. In the event that our stockholders do not approve this Proposal 5, the 2012 ESPP will not become effective and the existing 2012 ESPP will continue in its current form.

Recommendation of the Board

The Board recommends that you vote FOR the approval of the 2012 ESPP.

Forecasted Utilization Rates

In evaluating whether to approve the 2012 ESPP, our CC reviewed certain management forecasts of purchases under the 2012 ESPP. Management presented the actuals and forecasts below for the periods indicated.

Existing 2012 ESPP / 2012 ESPP	Fiscal 2016 Actual	Fiscal 2017 Forecast
Shares Available for Purchase - Beginning Balance	52,448,068	46,775,915
Stockholder Approval - May 2016	—	10,000,000
Employee Purchases	(5,672,153)	(4,700,000)
Shares Available for Purchase - Ending Balance	46,775,915	52,075,915

Note Regarding Forecasts and Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total shares outstanding and purchases under the 2012 ESPP due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth above in this Proposal 5 include embedded assumptions regarding purchases which are highly dependent on the public trading price of our common stock and other factors, which we do not control, and, as a result, we do not as a matter of practice provide forecasts. In evaluating these forecasts, our CC recognized the high variability inherent in these assumptions.

However, we have included above a summary of these forecasts to give our stockholders access to certain information that was considered by our CC for purposes of evaluating the approval of the 2012 ESPP. These forecasts reflect various assumptions regarding our future operations.

The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such. Neither we nor any other person makes any representation to any of our stockholders regarding actual outcomes compared to the information contained in the forecasts. Although presented with numerical specificity, the forecasts are not fact and reflect numerous assumptions and estimates as to future events made by our management that they believed were reasonable at the time the forecasts were prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, as well as factors specific to our business, all of which are difficult to predict and many of which are beyond the control of our management. In addition, the forecasts do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to any changes to our operations or strategy that may be implemented in the future. Accordingly, actual outcomes may be, and likely will be, materially different than those reflected in the forecasts. We do not intend to update or otherwise revise the forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events even if any or all of the assumptions underlying the forecasts are shown to be in error. The forecasts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Exchange Act. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, and others described in our Annual Report on Form 10-K for Fiscal 2016.

Description of the 2012 ESPP

The material features of the 2012 ESPP are outlined below. The following description is a summary only and is qualified in its entirety by reference to the complete text of the 2012 ESPP. Stockholders are urged to read the actual text of the 2012 ESPP in its entirety, which is appended to this proxy statement as Appendix B.

Purpose and Background. The purpose of the 2012 ESPP is to provide a means by which certain employees may be given an opportunity to purchase our common stock to attract, motivate, and retain the services of those individuals, and to provide incentives for those individuals to exert maximum efforts for our success.

The 2012 ESPP includes two components. One component is designed to allow eligible employees to purchase our common stock in a manner that may qualify for favorable tax treatment under Section 423 of the Internal Revenue Code. In addition, purchase rights may be granted under a component that does not qualify for such favorable tax treatment because of deviations necessary to permit participation by eligible employees who are foreign nationals or employed outside of the U.S. while complying with applicable foreign laws.

Administration. The 2012 ESPP is administered by our Board, which may in turn delegate authority to administer the 2012 ESPP to a committee. Our Board has delegated concurrent authority to administer the 2012 ESPP to the CC, but may, at any time, revest in itself some or all of the power previously delegated to the CC. Each of the Board and the CC is considered to be a Plan Administrator for purposes of this Proposal 5. The Plan Administrator has the final power to construe and interpret both the 2012 ESPP and the purchase rights granted thereunder. The Plan Administrator has the power, subject to the provisions of the 2012 ESPP, to determine the provisions of each offering of rights to purchase our common stock, and whether employees of any of our parent or subsidiary companies (or any branch or representative office of any of our parent or subsidiary companies) will be eligible to participate in the 2012 ESPP.

Share Reserve. Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock authorized for issuance under the 2012 ESPP is 77,932,333 shares, which is the sum of: (i) 10,000,000 newly requested shares; (ii) 12,500,000 shares (the number of shares that our stockholders approved at our 2014 Annual Meeting of Stockholders); (iii) 32,000,000 shares (the number of shares that our stockholders approved at our 2012 Annual Meeting of Stockholders); (iv) the number of shares that otherwise remained available for future offerings under the 1998 ESPP as of the effective date of the existing 2012 ESPP (which may not exceed 8,432,333 shares); and (v) the number of shares subject to outstanding purchase rights granted under the 1998 ESPP that would otherwise have returned to the 1998 ESPP, as such shares become available from time to time (which may not exceed 15,000,000 shares).

If any purchase right granted under the 2012 ESPP terminates without having been exercised in full, the shares of common stock not purchased under such purchase right will again become available for issuance under the 2012 ESPP.

Offering Periods. Shares of our common stock are offered under the 2012 ESPP through a series of offering periods of such duration as determined by the Plan Administrator, provided that in no event may an offering period exceed 27 months. We may have concurrent or overlapping separate offerings which vary in terms (although not inconsistent with the provisions of the 2012 ESPP or with the requirements of applicable laws). Each offering period has one or more purchase dates, as determined by the Plan Administrator prior to the commencement of that offering period. The Plan Administrator has the authority to alter the duration of subsequent offering periods or change the number of purchase dates within each such offering period. When an eligible employee elects to join an offering period, he or she is granted a purchase right to acquire shares of our common stock on each purchase date within the offering period. On the purchase date, all contributions collected from the participant are automatically applied to the purchase of our common stock, subject to certain limitations.

The Plan Administrator has the discretion to structure an offering so that if the fair market value of our common stock on the first trading day of a new purchase period within the offering period is less than or equal to the fair market value of our common stock on the first day of the offering period, then that offering will terminate immediately as of that first trading day, and the participants in such terminated offering will be automatically enrolled in a new offering beginning on the first trading day of such new purchase period.

Eligibility. Generally, each employee (including officers) employed by us, by any of our parent or subsidiary companies designated by the Plan Administrator, or by any branch or representative office of any of our parent or subsidiary companies designated by the Plan Administrator may participate in offerings under the 2012 ESPP, provided such employee has been in our continuous employment for such period preceding the first day of the offering period as the Plan Administrator may require, but in no event may the required period of continuous employment be equal to or greater than two years. In addition, the Plan Administrator may (unless prohibited by law) provide that an employee will not be eligible to be granted purchase rights under the 2012 ESPP unless such employee is customarily employed for more than 20 hours per week and five months per calendar year. The Plan Administrator may provide in any offering that certain of our employees who are “highly compensated” as defined in the Internal Revenue Code are not eligible to participate in the 2012 ESPP.

However, no employee is eligible to participate in the 2012 ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our parent or subsidiary companies, including any stock which such employee may purchase under all outstanding purchase rights and options. In addition, no employee may purchase more than $25,000 worth of our common stock, valued at the time each purchase right is granted, for each calendar year during which those purchase rights are outstanding.

All of our approximately 9,283 employees working more than 20 hours per week as of March 21, 2016 are eligible to participate in the 2012 ESPP.

Participation in the 2012 ESPP. An eligible employee may enroll in the 2012 ESPP by delivering to us, prior to the date selected by the Plan Administrator as the beginning of an offering period, an agreement authorizing contributions as specified by the Plan Administrator, which may be up to 15% of such employee’s earnings during the applicable period.

Purchase Price. The purchase price per share at which shares of our common stock are sold on each purchase date during an offering period will not be less than 85% of the lesser of (i) the fair market value per share of our common stock on that purchase date or (ii) the fair market value per share of our common stock on the first day of the offering period. As of March 21, 2016, the closing price of our common stock as reported on the NASDAQ Global Select Market was $33.91 per share.

Payment of Purchase Price; Contributions. The purchase price of the shares is generally funded by payroll deductions accumulated over the offering period, unless otherwise required by local laws. During an offering, a participant may change his or her rate of contributions, as determined by the Plan Administrator in the offering. All contributions made for a participant are credited to his or her account under the 2012 ESPP and deposited with our general funds, unless otherwise required by local laws.

Purchase of Stock. By executing an agreement to participate in the 2012 ESPP, an employee is entitled to purchase shares under the 2012 ESPP. In connection with offerings made under the 2012 ESPP, the Plan Administrator may specify a maximum number of shares of common stock that each participant may purchase and a maximum aggregate number of shares of common stock that may be purchased by all participants in such offering. If the aggregate number of shares to be purchased upon exercise of outstanding purchase rights in the offering would exceed any such maximum number, the Plan Administrator will make a pro rata allocation of available shares in a uniform and equitable manner. Unless an employee’s participation is discontinued, his or her right to purchase shares is exercised automatically on the next purchase date at the applicable price. See “Withdrawal” below.

Withdrawal. Participants may withdraw from a given offering period by delivering a withdrawal form provided by us and terminating their contributions. Such withdrawal may occur at any time prior to the end of an offering, except as otherwise provided by the Plan Administrator. Upon such withdrawal, we will refund accumulated but unused contributions without interest to the employee, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in future offerings under the 2012 ESPP.

Termination of Employment. Purchase rights granted pursuant to any offering under the 2012 ESPP terminate immediately upon cessation of employment for any reason or if a participant is otherwise no longer eligible to participate, and we will refund all accumulated but unused contributions to such employee without interest.

Restrictions on Transfer and Sales. Purchase rights granted under the 2012 ESPP are not transferable and may be exercised only by the person to whom such rights are granted, except by will, by the laws of descent and distribution, or, if permitted by us by a beneficiary designation.

Changes in Capitalization. In the event of certain capitalization adjustments, the Plan Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the 2012 ESPP; (ii) the class(es) and number of securities and price per share in effect under each outstanding purchase right; and (iii) the class(es) and number of securities that are the subject of any purchase limits under each ongoing offering.

Corporate Transaction. In the event of a corporate transaction (as defined in the 2012 ESPP and described below), any surviving or acquiring corporation (or its parent company) may assume or continue outstanding purchase rights or substitute similar purchase rights for outstanding purchase rights. If the surviving or acquiring corporation (or its parent company) does not assume or continue such rights or substitute similar rights, then the participants’ accumulated contributions will be applied to the purchase of shares of our common stock within 10 business days prior to the corporate transaction, and such outstanding purchase rights will terminate immediately thereafter.

For purposes of the 2012 ESPP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Plan Amendments and Termination. The Plan Administrator may amend or terminate the 2012 ESPP at any time. However, purchase rights granted before amendment or termination of the 2012 ESPP will not be materially impaired by any such amendment or termination, except (i) with the consent of the affected participant, (ii) as necessary to comply with any laws, listing requirements or governmental regulations (including Section 423 of the Internal Revenue Code) or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. We will obtain stockholder approval of any amendment to the 2012 ESPP as required by applicable law and listing requirements.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income taxation consequences to employees and us with respect to participation in the component of the 2012 ESPP intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside or the taxation consequences with respect to participation in any component of the 2012 ESPP not intended to meet the requirements of Section 423 of the Internal Revenue Code. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the disposition of stock acquired under the 2012 ESPP. The 2012 ESPP is not qualified under the provisions of Section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of our tax reporting obligations.

A participant will be taxed on amounts withheld for the purchase of shares of our common stock as if such amounts were paid directly to the participant. However, no taxable income will be recognized by a participant, and no deductions will be allowable to us, upon either the grant or exercise of purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the 2012 ESPP, or in the event the participant should die while still owning the purchased shares.

If a participant sells or otherwise disposes of the purchased shares within two years after the beginning of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

If the participant sells or otherwise disposes of the purchased shares more than two years after the beginning of the offering period in which such shares were acquired and more than one year after the actual purchase date of those shares, the participant will generally recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (b) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss. We will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased shares at the time of death, then a transfer by the estate will be considered a distribution and the lesser of the following amounts will be treated as ordinary income: (a) the excess of the fair market value of the shares at the time of death over the purchase price or (b) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss.

New Plan Benefits

Participation in the 2012 ESPP will be voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the 2012 ESPP. In addition, we have not approved any grants of purchase rights that are conditioned on stockholder approval of this Proposal 5. Accordingly, we cannot currently determine the benefits or number of shares that will be received in the future by individual employees or groups of employees under the 2012 ESPP. Our non-employee directors will not be eligible to participate in the 2012 ESPP.

Existing 2012 ESPP Benefits

The following table shows, for each of the individuals and the various groups indicated, the number of shares of our common stock that have been purchased under the existing 2012 ESPP since its initial approval by our stockholders in 2012 through March 21, 2016.

Existing 2012 ESPP
Name and position	Number of shares
Jen-Hsun Huang Chief Executive Officer and President	4,825
Colette M. Kress Executive Vice President and Chief Financial Officer	—
Ajay K. Puri Executive Vice President, Worldwide Field Operations	6,974
David M. Shannon Executive Vice President, Chief Administrative Officer and Secretary	6,974
Debora Shoquist Executive Vice President, Operations	6,649
All Current Executive Officers as a Group	25,422
All Current Non-Executive Directors as a Group	—
All Current and Former Employees as a Group (including all current non-executive officers)	20,823,711
Each Nominee for Director:
Robert K. Burgess	—
Tench Coxe	—
Persis S. Drell	—
James C. Gaither	—
Jen-Hsun Huang	4,825
Dawn Hudson	—
Harvey C. Jones	—
Michael G. McCaffery	—
William J. Miller	—
Mark L. Perry	—
A. Brooke Seawell	—
Mark A. Stevens	—
Each Associate of any Director, Executive Officer or Nominee	—
Each Other Current and Former 5% Holder or Future 5% Recipient	—

Additional Information

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during Fiscal 2016, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with.

Other Matters

The Board knows of no other matters that will be presented for consideration at the 2016 Meeting. If any other matters are properly brought before the 2016 Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

David M. Shannon Secretary

April 7, 2016
A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2016 AS FILED WITH THE SEC IS BEING FURNISHED TO STOCKHOLDERS CONCURRENTLY HEREWITH. STOCKHOLDERS MAY SUBMIT A WRITTEN REQUEST FOR AN ADDITIONAL COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2016 TO: INVESTOR RELATIONS, NVIDIA CORPORATION, 2701 SAN TOMAS EXPRESSWAY, SANTA CLARA, CALIFORNIA 95050. WE WILL ALSO FURNISH A COPY OF ANY EXHIBIT TO THE ANNUAL REPORT ON FORM 10-K IF SPECIFICALLY REQUESTED IN WRITING.
NVIDIA and the NVIDIA logo are either registered trademarks or trademarks of NVIDIA Corporation in the United States and other countries. Other company names used in this publication are for identification purposes only and may be trademarks of their respective companies.

APPENDIX A

NVIDIA Corporation
Amended and Restated 2007 Equity Incentive Plan
Approved by the Compensation Committee: April 24, 2007
Approved by the Stockholders: June 21, 2007
Amended by the Compensation Committee: November 11, 2010
Amended and Restated by the Compensation Committee: March 22, 2012
Approved by the Stockholders: May 17, 2012
Amended and Restated by the Compensation Committee: April 9, 2014
Approved by the Stockholders: May 23, 2014
Amended and Restated by the Compensation Committee: April 5, 2016
Approved by the Stockholders: [May 18, 2016]
Termination Date: March 21, 2022
1.General.

(a)Successor and Continuation of Prior Plans. The Plan is intended as the successor to and continuation of the NVIDIA Corporation 1998 Equity Incentive Plan (the “1998 Plan”), the NVIDIA Corporation 1998 Non-Employee Directors’ Stock Option Plan, the NVIDIA Corporation 2000 Nonstatutory Equity Incentive Plan, and the PortalPlayer, Inc. 2004 Stock Incentive Plan (together, the “Prior Plans”). Following the Effective Date, no additional stock awards will be granted under any of the Prior Plans and all newly granted Stock Awards will be subject to the terms of this Plan except as follows: from the Effective Date until September 30, 2007 (the “Transition Date”) (during which time the Company anticipates taking such steps as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or are employed outside the United States), the Company may grant stock awards subject to the terms of the 1998 Plan covering up to an aggregate of 100,000 shares of Common Stock to newly hired employees of the Company and its Affiliates who are foreign nationals or are employed outside the United States (such 100,000 share reserve, the “Foreign Transition Reserve”). On the Effective Date, all of the shares remaining available for issuance under the Prior Plans will become available for issuance under the Plan; provided, however, that the issuance of shares upon the exercise of options or the settlement of stock awards granted under the Prior Plans (including the issuance of shares upon the exercise or settlement of any awards granted following the Effective Date subject to the terms of the 1998 Plan from the Foreign Transition Reserve) will occur from this Plan and will reduce the number of shares of Common Stock available for issuance under this Plan as provided in Section 3 below. Any shares of Common Stock subject to outstanding options and stock awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement (collectively, the “Prior Plans’ Returning Shares”) will become available for issuance pursuant to Stock Awards granted hereunder. Except as expressly set forth in this Section 1(a), all options and stock awards granted under the Prior Plans will remain subject to the terms of the Prior Plans with respect to which they were originally granted.

(b)Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(c)Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d)Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2. Administration.

(a)Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)
To determine from time to time (A) which of the persons eligible under the Plan will be granted Awards; (B) when and how each Award will be granted; (C) what type or combination of types of Award will be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)
To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)	To settle all controversies regarding the Plan and Awards granted under it.

(iv)
To accelerate the time at which an Award may be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may be exercised or the time during which it will vest (or at which cash or shares of Common Stock may be issued); provided, however, that notwithstanding the foregoing or anything in the Plan to the contrary, the time at which a Participant’s Award may be exercised or the time during which a Participant’s Award or any part thereof will vest may only be accelerated in the event of the Participant’s death or Disability or in the event of a Corporate Transaction or Change in Control.

(v)
To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without his or her written consent.

(vi)
To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive Awards under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan, or (v) materially expands the types of Awards available for issuance under the Plan, but only to the extent required by applicable law or listing requirements. Except as otherwise provided in the Plan or an Award Agreement, rights under any Award granted before amendment of the Plan will not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

(vii)
To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (i) Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (ii) Section 422 of the Code regarding Incentive Stock Options, or (iii) Rule 16b-3.

(viii)
To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, except with respect to amendments that disqualify or impair the status of an Incentive Stock Option or as otherwise provided in the Plan or an Award Agreement, the rights under any Award will not be materially impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected Participant’s consent, the Board may amend the terms of any one or more Awards if necessary (A) to maintain the qualified status of the Award as an Incentive Stock Option, (B) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code and the related guidance thereunder, or (C) to comply with other applicable laws.

(ix)
Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)
To adopt such procedures or terms and sub-plans (none of which will be inconsistent with the provisions of the Plan) as are necessary or desirable to permit or facilitate participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed or located outside the United States.

(c)Delegation to Committee.

(i)
General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)
Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee who need not be Outside Directors the authority to grant Awards to eligible persons who are either (I) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (II) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (B) delegate to a Committee who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)Delegation to Officers. The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary in this Section 2(d), the Board may not delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value pursuant to Section 13(x)(iii) below.

(e)Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f)Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee will have the authority to: (i) reduce the exercise or strike price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

(g)Minimum Vesting Requirements. Subject to Section 2(b)(iv), no Full Value Award granted on or after May 18, 2016 may vest (or, if applicable, be exercisable) until at least 12 months following the date of grant of the Full Value Award; provided, however, that up to 5% of the 2007 Plan Reserve (as defined in Section 3(a)) may be subject to Full Value Awards granted on or after May 18, 2016 that do not meet such vesting (and, if applicable, exercisability) requirements.

3.Shares Subject to the Plan.

(a)Share Reserve. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock of the Company that may be issued pursuant to Stock Awards after the Effective Date will not exceed 206,567,766 shares (the “2007 Plan Reserve”). Such maximum number of shares reserved for issuance consists of (i) 152,767,766 shares1, which is the total reserve that the Company’s stockholders approved at the Company’s 2007 Annual Meeting of Stockholders, including but not limited to the shares remaining available for issuance under the Prior Plans on the Effective Date and the Prior Plans’ Returning Shares, (ii) 25,000,000 shares that were approved at the Company’s 2012 Annual Meeting of Stockholders (and reapproved at the Company’s 2013 Annual Meeting of Stockholders), (iii) 10,000,000 shares that were approved at the Company’s 2014 Annual Meeting of Stockholders, and (iv) 18,800,000 shares that were approved at the Company’s 2016 Annual Meeting of Stockholders. For clarity, the 2007 Plan Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)Reversion of Shares to the Share Reserve.

(i)
Shares Available For Subsequent Issuance. If any (x) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (y) shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company at their original exercise or purchase price pursuant to the Company’s reacquisition or repurchase rights under the Plan, including any forfeiture or repurchase caused by the failure to meet a contingency or condition required for the vesting of such shares, or (z) Stock Award is settled in cash, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan.

(ii)
Shares Not Available for Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld by the Company to satisfy the exercise or purchase price of a Stock Award (including any shares subject to a Stock Award that are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”)) or an appreciation distribution in respect of a Stock Appreciation Right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall not remain available for subsequent issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld by the Company in satisfaction of the withholding of taxes incurred in connection with a Stock Award, the number of shares that are not delivered to the Participant shall not remain available for subsequent issuance under the Plan. If the exercise or purchase price of any Stock Award, or the withholding of taxes incurred in connection with a Stock Award, is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall not remain available for subsequent issuance under the Plan. If any shares of Common Stock are repurchased by the Company on the open market with the proceeds of the exercise or purchase price of a Stock Award, then the number of shares so repurchased shall not remain available for subsequent issuance under the Plan. For purposes of the Plan, a “Prior Plan Award” means any option or stock award granted under any of the Prior Plans.

(c)Incentive Stock Option Limit. Subject to the 2007 Plan Reserve and the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options under the Plan (including Incentive Stock Options granted under the Prior Plans) will be 250,000,000 shares of Common Stock.

(d)Section 162(m) Limitations. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Participant will be eligible to be granted during any fiscal year:

(i)
Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted covering more than 2,000,000 shares of Common Stock;

(ii)	Performance Stock Awards covering more than 2,000,000 shares of Common Stock; and

(iii)	Performance Cash Award with a value of more than $6,000,000.

_________________
1 The initial 101,845,177 shares approved in June 2007 were adjusted to 152,767,766 pursuant to a 3-for-2 forward stock split effective September 10, 2007.

If a Performance Stock Award is in the form of an Option, it will count only against the Performance Stock Award limit. If a Performance Stock Award could be paid out in cash, it will count only against the Performance Stock Award limit.
(e)Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	Eligibility.

(a)Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in connection with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in connection with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b)Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)Consultants. A Consultant will be eligible for the grant of an Award only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act or a successor or similar form under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is a natural person, or because of any other rule governing the use of Form S-8.

5.	Provisions Relating to Options and Stock Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board will deem appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will include (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:
(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement (the “Expiration Date”).
(b)Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, and notwithstanding anything in the Award Agreement to the contrary, the exercise or strike price of each Option or SAR will not be less than the Fair Market Value subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than the Fair Market Value subject to the Award if such Award is granted pursuant to an assumption or substitution for another option or stock appreciation right in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option will be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 5(c) are:

(i)	by cash, check, bank draft, money order or electronic funds transfer payable to the Company;

(ii)
pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)
if an option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(iv)	in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the strike price. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e)Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. If the Board determines that an Option or SAR will be transferable, the Option or SAR will contain such additional terms and conditions as the Board deems appropriate. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)
Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below) and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner consistent with applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii)
Domestic Relations Orders. Notwithstanding the foregoing, subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order or official marital settlement agreement; provided, however, that an Incentive Stock Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)
Beneficiary Designation. Notwithstanding the foregoing, subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company (or the designated broker), designate a third party who, in the event of the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate (or other party legally entitled to the Option or SAR proceeds) will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws or difficult to administer.

(f)Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary; provided, however, that in all cases, in the event that a Participant’s Continuous Service terminates as a result of his or her death, then the Option or SAR will become fully vested and exercisable as of the date of termination of Continuous Service. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, in the event that a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date 90 days following the termination of the Participant’s Continuous Service, or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR will terminate.

(h)Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would either (i) be prohibited solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, or (ii) subject the Participant to short-swing liability under Section 16(b) of the Exchange Act due to a transaction engaged in by the Participant prior to his or her termination of Continuous Service, then the Option or SAR will terminate on the earlier of (A) the expiration of a period of 90 days after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements and would not subject the Participant to short-swing liability under Section 16(b) of the Exchange Act, or (B) the expiration of the term of the Option or SAR as set forth in the Award Agreement. All determinations under this Section 5(h) will be made in the sole discretion of the Board.

(i)Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, in the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service, or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR will terminate.

(j)Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, in the event that (i) a Participant’s Continuous Service terminates as a result of the Participant’s death (which termination event will give rise to acceleration of vesting as described in Section 5(f) above), or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death (which event will not give rise to acceleration of vesting as described in Section 5(f) above), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (A) the date 18 months following the date of death, or (B) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR will terminate.

(k)Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement, or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l)Non-Exempt Employees. No Option or SAR granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(k) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.	Provisions of Stock Awards other than Options and SARs.

(a)Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, provided, however, that each Restricted Stock Award Agreement will include (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(i)
Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft, money order or electronic funds transfer payable to the Company, (B) past services rendered to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)
Vesting. Subject to Section 2(g), shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board; provided, however, that in all cases, in the event a Participant’s Continuous Service terminates as a result of his or her death, then the Restricted Stock Award will become fully vested as of the date of termination of Continuous Service.

(iii)
Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)
Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)
Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical, provided, however, that each Restricted Stock Unit Award Agreement will include (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(i)
Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii)
Vesting. Subject to Section 2(g), at the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate; provided, however, that in all cases, in the event a Participant’s Continuous Service terminates as a result of his or her death, then the Restricted Stock Unit Award will become fully vested as of the date of termination of Continuous Service.

(iii)
Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)
Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)
Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents or the cash amount of any such credited dividend equivalents that are not converted into additional shares will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)
Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)Performance Awards.

(i)
Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, vest or exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may require the completion of a specified period of Continuous Service. In the event a Participant’s Continuous Service terminates as a result of his or her death, then the Performance Stock Award will be deemed to have been earned at 100% of the target level of performance, will be fully vested, as of the date of death, and shares thereunder will be issued promptly following the date of death. Subject to Section 2(g), the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board or the Committee, as applicable, may determine that cash may be used in payment of Performance Stock Awards.

(ii)
Performance Cash Awards. A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. Subject to Section 2(g), the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board), in its sole discretion. The Board or the Committee, as applicable, may provide for or, subject to such terms and conditions as the Board or the Committee, as applicable, may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Board or the Committee, as applicable, may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board or the Committee, as applicable, may specify, to be paid in whole or in part in cash or other property. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board or the Committee, as applicable, may determine that Common Stock authorized under this Plan may be used in payment of Performance Cash Awards, including additional shares in excess of the Performance Cash Award as an inducement to hold shares of Common Stock.

(iii)
Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to any Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date 90 days after the commencement of the applicable Performance Period, and (b) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). With respect to any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may reduce or eliminate the compensation or economic benefit due upon the attainment of the applicable Performance Goals on the basis of any such further considerations as the Committee, in its sole discretion, may determine.

(d)Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan (including, but not limited to, Section 2(g)), the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards; provided, however, that in all cases, in the event a Participant’s Continuous Service terminates as a result of his or her death, then any Other Stock Awards held by such Participant will become fully vested as of the date of termination of Continuous Service.

7.	Covenants of the Company.

(a)Availability of Shares. During the terms of the Stock Awards, the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b)Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan, or any offerings made under the Plan, such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award nor seek to obtain such approval if the cost or efforts to obtain the approval is unreasonable in relation to the value of the benefits to be provided under the Plan, as determined by the Company in its sole discretion. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities laws.

(c)No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such Participant as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. Neither the Company nor any of its Affiliates has any duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.	Miscellaneous.

(a)Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(b)Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(c)Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares under, the Award pursuant to its terms and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d)No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant to the Plan will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause (provided in compliance with applicable local laws and the Employee’s employment contract, if any), (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion (provided in compliance with applicable local laws) to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced.

(f)Incentive Stock Option Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with the rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s) or any Board or Committee resolutions related thereto.

(g)Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state, foreign or local tax withholding obligation relating to an Award (including but not limited to income tax, social insurance contributions, payment on account or any other taxes) by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company or an Affiliate) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii)  withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (in countries where there is a statutory minimum withholding rate) (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i)Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.

(j)Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company or an Affiliate. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)Compliance with Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

(l)Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause.

9.	Adjustments upon Changes in Common Stock; Other Corporate Events.

(a)Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(d); (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(e) and 6(c)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, and upon ten (10) days prior written notice, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase or a forfeiture condition) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)Corporate Transaction.

(i)
Stock Awards May Be Assumed. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award.

(ii)
Stock Awards Not Assumed Held by Current Participants. Except as otherwise stated in the Stock Award Agreement (including an option and stock award agreement subject to the terms of the Prior Plans, which terms remain applicable as to outstanding options and stock awards thereunder), in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) will (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board will determine (or, if the Board will not determine such a date, to the date that is five business (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii)
Stock Awards Not Assumed Held by Persons other than Current Participants. Except as otherwise stated in the Stock Award Agreement (including an option and stock award agreement subject to the terms of the Prior Plans, which terms remain applicable as to outstanding options and stock awards thereunder), in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) will not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase), upon advance written notice by the Company of at least five (5) business days to the holders of such Stock Awards, will terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(d)Change in Control.

(i)
Stock Awards May Be Assumed. Except as otherwise stated in the Stock Award Agreement, in the event of a Change in Control, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Change in Control. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award.

(ii)
Stock Awards Not Assumed Held by Current Participants. Except as otherwise stated in the Stock Award Agreement (including an option and stock award agreement subject to the terms of the Prior Plans, which terms remain applicable as to outstanding options and stock awards thereunder), in the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) will (contingent upon the effectiveness of the Change in Control) be accelerated in full to a date prior to the effective time of such Change in Control as the Board will determine (or, if the Board will not determine such a date, to the date that is five business (5) days prior to the effective time of the Change in Control), and such Stock Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Change in Control, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will lapse (contingent upon the effectiveness of the Change in Control).

(iii)
Stock Awards Not Assumed Held by Persons other than Current Participants. Except as otherwise stated in the Stock Award Agreement (including an option and stock award agreement subject to the terms of the Prior Plans, which terms remain applicable as to outstanding options and stock awards thereunder), in the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) will not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase), upon advance written notice by the Company of at least five (5) business days to the holders of such Stock Awards, will terminate if not exercised (if applicable) prior to the effective time of the Change in Control; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will not terminate and may continue to be exercised notwithstanding the Change in Control.

(iv)
Additional Provisions. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant. A Stock Award may vest as to all or any portion of the shares subject to the Stock Award (i) immediately upon the occurrence of a Change in Control, whether or not such Stock Award is assumed, continued, or substituted by a surviving or acquiring entity in the Change in Control, and/or (ii) in the event a Participant’s Continuous Service is terminated, actually or constructively, within a designated period following the occurrence of a Change in Control, but in the absence of such provision, no such acceleration will occur.

10.	Termination or Suspension of the Plan.

(a)Plan Term. Unless sooner terminated by the Board pursuant to Section 2, the Plan will automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board or a duly authorized Committee, or (ii) the date the Plan is approved by the stockholders of the Company. The Board may suspend the Plan at anytime. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.	Effective Date of Plan.

This Plan will become effective on the Effective Date.

12.	Choice of Law.

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	Definitions.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)“Award” means a Stock Award or a Performance Cash Award.

(c)“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d)“Board” means the Board of Directors of the Company.

(e)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f)“Cause” means (i) if a Participant is party to an agreement with the Company or an Affiliate that relates to equity awards and contains a definition of “Cause,” the definition of “Cause” in the applicable agreement, or (ii) if a Participant is not party to any such agreement, such Participant’s termination because of (A) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or an Affiliate, the Participant’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud, (B) the Participant’s commission of an act of personal dishonesty that involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (C) any material breach by the Participant of any provision of any agreement or understanding between the Company or an Affiliate and the Participant regarding the terms of the Participant’s service as an Employee, Officer, Director or Consultant to the Company or an Affiliate, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an Employee, Officer, Director or Consultant of the Company or an Affiliate, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or an Affiliate and the Participant, (D) the Participant’s disregard of the policies of the Company or an Affiliate so as to cause loss, damage or injury to the property, reputation or employees of the Company or an Affiliate, or (E) any other misconduct by the Participant that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or an Affiliate.

(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)
any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)
there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)
there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv)
individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

For purposes of determining voting power under the term Change in Control, voting power will be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, but not assuming the exercise of any warrant or right to subscribe to or purchase those shares. In addition, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply; provided, further, that no Change in Control will be deemed to occur upon announcement or commencement of a tender offer or upon a potential takeover or upon stockholder approval of a merger or other transaction, in each case without a requirement that the Change in Control actually occur.
If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code and the regulations thereunder.
(h)“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i)“Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j)“Common Stock” means the common stock of the Company.

(k)“Company” means NVIDIA Corporation, a Delaware corporation.

(l)“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan.

(m)“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an “Affiliate” as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of: (i) any leave of absence approved by the Board of the chief executive officer of the Company, including sick leave, military leave or any other personal leave; or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, and except as otherwise required by applicable law or as otherwise determined by the Committee, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only on those days on which the Participant is using Company-paid vacation time and floating holidays and for the first 90 days of leave during which the Participant is not being paid through such vacation time and floating holidays. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous

Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(n)“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)	the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)
the consummation of a sale or other disposition of at least 50% of the outstanding securities of the Company, in the case of Awards granted on or after the date of the Annual Meeting of Stockholders in 2012, and at least 90% of the outstanding securities of the Company, in the case of Awards granted prior to the date of the Annual Meeting of Stockholders in 2012;

(iii)	the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)
the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

To the extent required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(o)“Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

(p)“Director” means a member of the Board.

(q)“Directors’ Plan” means the Company’s 1998 Non-Employee Directors’ Stock Option Plan.

(r)“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(s)“Effective Date” means June 21, 2007, which was the date of the 2007 Annual Meeting of Stockholders of the Company at which this Plan was approved by the Company’s stockholders.

(t)“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u)“Entity” means a corporation, partnership, limited liability company or other entity.

(v)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date as set forth in

Section 11, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(x)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)
If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)
Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)	In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(y)“Full Value Award” means a Stock Award that is not an Option with respect to which the exercise or strike price is at least 100% of the Fair Market Value on the date of grant or a Stock Appreciation Right with respect to which the exercise or strike price is at least 100% of the Fair Market Value on the date of grant.

(z)“Incentive Stock Option” means an option that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(aa)“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(bb) “Nonstatutory Stock Option” means an option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(dd) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ee) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ff) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(gg) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(hh) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ii) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(jj) “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(kk) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ll) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(mm) “Performance Criteria” means the one or more criteria that the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board) will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following: (1) earnings, including any of the following: gross profit, operating income, income before income tax, net income, and earnings per share, in each case with any one of or combination of the following exclusions or inclusions: (a) interest income, (b) interest expense, (c) other income that is categorized as non-operating income, (d) other expense that is categorized as non-operating expense, (e) income tax, (f) depreciation, and (g) amortization; (2) total stockholder return; (3) return on equity or average stockholder’s equity; (4) return on assets, investment, or capital employed; (5) stock price; (6) gross profit margin; (7) operating income margin; (8) cash flow from operating activities (including cash flow from operating activities per share); (9) free cash flow (including free cash flow per share); (10) change in cash and cash equivalents (or cash flow) (including change in cash and cash equivalents per share (or cash flow per share)); (11) sales or revenue targets; (12) increases in revenue or product revenue; (13) expenses and cost reduction goals; (14) improvement in or attainment of expense levels; (15) improvement in or attainment of working capital levels; (16) economic value added (or an equivalent metric); (17) market share; (18) share price performance; (19) debt reduction; (20) implementation or completion of projects or processes; (21) customer satisfaction; (22) stockholders’ equity; (23) capital expenditures; (24) debt levels; (25) workforce diversity; (26) growth of net income or operating income; (27) employee retention; (28) quality measures; and (29) to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board) will, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(nn) “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board) for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board) will be authorized to appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows, provided that any such adjustments must be objectively determinable to the extent that the Award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code: (1) to exclude the effects of stock-based compensation (including any modification charges); (2) to exclude the portion of any legal settlement assigned as past infringement (i.e. the fair value associated with the portion of settlement that is non-recurring); (3) to exclude restructuring charges (including any costs associated with a reduction in force and/or shutting down of business operations, such as severance compensation and benefits and the cost to shut down operating sites/offices); (4) to exclude amortization expenses associated with intangible assets obtained through a business combination (acquisition or asset purchase); (5) to exclude other costs incurred in connection with acquisitions or divestitures (including potential acquisitions or divestitures) that are required to be expensed under generally accepted accounting principles (including any direct acquisition costs that are not associated with providing ongoing future benefit to the combined company and certain compensation costs associated with an acquisition, such as one-time compensation charges, longer-term retention incentives, and associated payroll tax charges); (6) to exclude any exchange rate effects; (7) to exclude the effects of changes to generally accepted accounting principles; (8) to exclude the effects of any statutory adjustments to corporate tax rates or changes in tax legislation; (9) to exclude the portion of any tax related settlements; (10) to exclude the effects of any items of an unusual nature or of infrequency of occurrence; (11) to exclude the dilutive effects of acquisitions or joint ventures; (12) to exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (13) to exclude the effects of the award of bonuses under the Company’s bonus plans; (14) to exclude any impairment of long-lived assets including goodwill, investments in non-affiliated entities and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (15) to exclude other events that are significant but not related to ongoing business operations, such as large charitable donations; (16) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (17) to include non-operational credits (i.e., situations when directly related amounts have not been previously charged to the Company’s results of operations); and (18) to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to appropriately make any other adjustments selected by the Board.

(oo) “Performance Period” means the period of time selected by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board) over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board).

(pp) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(qq) “Plan” means this NVIDIA Corporation Amended and Restated 2007 Equity Incentive Plan.

(rr) “Prior Plans” means the NVIDIA Corporation 1998 Equity Incentive Plan, the NVIDIA Corporation 1998 Non-Employee Directors’ Stock Option Plan, the NVIDIA Corporation 2000 Nonstatutory Equity Incentive Plan, and the PortalPlayer, Inc. 2004 Stock Incentive Plan, each as in effect immediately prior to the Effective Date.

(ss) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(tt) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(uu) “Restricted Stock Unit Award” means a right to receive shares of Common Stock (or cash equivalent) which is granted pursuant to the terms and conditions of Section 6(b).

(vv) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(ww) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(xx) “Securities Act” means the Securities Act of 1933, as amended.

(yy) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(zz) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(aaa) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award, or any Other Stock Award.

(bbb) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ccc) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ddd) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

APPENDIX B

NVIDIA Corporation
Amended and Restated 2012 Employee Stock Purchase Plan
Adopted by the Compensation Committee: March 22, 2012
Approved by the Stockholders: May 17, 2012
Amended and Restated by the Compensation Committee: April 9, 2014
Approved by the Stockholders: May 23, 2014
Amended and Restated by the Compensation Committee: April 5, 2016
Approved by the Stockholders: [May 18, 2016]

1.	General; Purpose.

(a)The Plan is intended as the successor to and continuation of the NVIDIA Corporation 1998 Employee Stock Purchase Plan (the “1998 Plan”). From and after 12:01 a.m. Pacific Standard Time on the Effective Date, no additional rights to purchase shares of Common Stock will be granted under the 1998 Plan. All rights to purchase shares granted on or after 12:01 a.m. Pacific Standard Time on the Effective Date will be granted under this Plan. Any rights to purchase shares of Common Stock granted under the 1998 Plan will remain subject to the terms of the 1998 Plan and any offering document or other agreements or governing documents describing the terms and conditions of offerings made pursuant to the 1998 Plan.

(i)
Any shares of Common Stock that would otherwise remain available for future offerings under the 1998 Plan as of 12:01 a.m. Pacific Standard Time on the Effective Date (the “1998 Plan's Available Reserve”) will cease to be available under the 1998 Plan at such time. Instead, that number of shares of Common Stock equal to the 1998 Plan's Available Reserve will be added to the Share Reserve (as further described in Section 3(a) below) and be then immediately available for grants hereunder, up to the maximum number set forth in Section 3(a) below.

(ii)
In addition, from and after 12:01 a.m. Pacific Standard Time on the Effective Date, with respect to the aggregate number of shares subject, at such time, to outstanding grants under the 1998 Plan that would, but for the operation of this sentence, subsequently return to the share reserve of the 1998 Plan (such shares, the “Returning Shares”), such shares of Common Stock will not return to the share reserve of the 1998 Plan, and instead that number of shares of Common Stock equal to the Returning Shares will immediately be added to the Share Reserve as and when such a share becomes a Returning Share, up to a maximum number set forth in Section 3(a) below.

(b)The Plan provides a means by which Eligible Employees of the Company and certain Designated Companies may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees.

(c)The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

(d)This Plan includes two components: a 423 Component and a Non-423 Component. It is the intention of the Company to have the 423 Component qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of Purchase Rights under the Non-423 Component that does not meet the requirements of an Employee Stock Purchase Plan because of deviations necessary or advisable to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside of the United States while complying with applicable foreign laws; such Purchase Rights will be granted pursuant to rules, procedures or subplans adopted by the Board designed to achieve these objectives for Eligible Employees and the Company and its Related Corporations. Except as otherwise provided herein or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component. In addition, under the 423 Component of the Plan, the Company may make separate Offerings which vary in terms (although not inconsistent with the provisions in the Plan and not inconsistent with the requirements of an Employee Stock Purchase Plan) and the Company will designate which Designated Company is participating in each separate Offering.

(e)If a Participant transfers employment from the Company or any Designated 423 Corporation participating in the 423 Component to a Designated Non-423 Corporation participating in the Non-423 Component, he or she will immediately cease to participate in the 423 Component; however, any Contributions made for the Purchase Period in which such transfer occurs will be transferred to the Non-423 Component, and such Participant will immediately join the then current Offering under the Non-423 Component upon the same terms and conditions in effect for his or her participation in the Plan, except for such modifications as may be required by applicable law. A Participant who transfers employment from a Designated Non-423 Corporation participating in the Non-423 Component to the Company or any Designated 423 Corporation participating in the 423 Component will remain a Participant in the Non-423 Component until the earlier of (i) the end of the current Offering Period under the Non-423 Component, or (ii) the Offering Date of the first Offering in which he or she participates following such transfer.

2.Administration.

(a)The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)
To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical), including which Designated 423 Corporations and Designated Non-423 Corporations will participate in the 423 Component or the Non-423 Component.

(ii)
To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan as Designated 423 Corporations and Designated Non-423 Corporations and which Affiliates will be eligible to participate in the Plan as Designated Non-423 Corporations and also to designate which Designated Companies will participate in each separate Offering (to the extent the Company makes separate Offerings).

(iii)
To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv)	To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v)	To suspend or terminate the Plan at any time as provided in Section 12.

(vi)	To amend the Plan at any time as provided in Section 12.

(vii)
Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the 423 Component be treated as an Employee Stock Purchase Plan.

(viii)
To adopt such procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States. Without limiting the generality of, but consistent with, the foregoing, the Board specifically is authorized to adopt rules, procedures and subplans, which, for purposes of the Non-423 Component, may be outside the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate in the Plan, handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, which may vary according to local requirements.

(c)The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d)All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.Shares of Common Stock Subject to the Plan.

(a)Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum aggregate number of shares of Common Stock that may be issued under the Plan will not exceed 77,932,333 shares of Common Stock (the “Share Reserve”), which number is the sum of (i) 10,000,000 shares that were approved at the Company’s 2016 Annual Meeting of Stockholders, (ii) 12,500,000 shares that were approved at the Company’s 2014 Annual Meeting of Stockholders, (iii) 32,000,000 shares that were approved at the Company’s 2012 Annual Meeting of Stockholders, (iv) the number of shares subject to the 1998 Plan's Available Reserve, in an amount not to exceed 8,432,333 shares, and (v) the number of shares that are Returning Shares, as such shares become available from time to time, in an amount not to exceed 15,000,000 shares.

(b)If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c)The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.Grant of Purchase Rights; Offering.

(a)The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering on Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and with respect to the 423 Component will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b)If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan; and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c)The Board will have the discretion to structure an Offering so that if the Fair Market Value of the shares of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of the shares of Common Stock on the Offering Date, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5.Eligibility.

(a)Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation or an Affiliate. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company, a Related Corporation or an Affiliate, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may (unless prohibited by law) provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee's customary employment with the Company, the Related Corporation or the Affiliate is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b)The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on or after the day on which such person becomes an Eligible Employee, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i)	the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii)	the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of the original Offering; and

(iii)
the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c)No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation (unless otherwise required by law). For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d)As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee's rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e)Officers of the Company and any Designated Company, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may (unless prohibited by law) provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6.Purchase Rights; Purchase Price.

(a)On each Offering Date, each Eligible Employee will be granted a Purchase Right under the applicable Offering to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board but in either case not exceeding 15%, of such Employee's eligible earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such other date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b)The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c)In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering, and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant's accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

(d)The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

(i)	an amount equal to (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii)	an amount equal to (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.Participation; Withdrawal; Termination.

(a)An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant's Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party or otherwise segregated. If permitted in the Offering, a Participant may reduce (including to zero) or increase his or her Contributions. If required under applicable law or if specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check or wire transfer prior to a Purchase Date, in the manner directed by the Company.

(b)During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant's Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of his or her accumulated but unused Contributions. A Participant's withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but the Participant will be required to deliver a new enrollment form to participate in future Offerings.

(c)Unless otherwise required by applicable law, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason or (ii) is otherwise no longer eligible to participate. The Company will distribute to such individual all of his or her accumulated but unused Contributions.

(d)During a Participant's lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(e)The Company has no obligation to pay interest on Contributions, unless otherwise required by applicable law.

8.Exercise of Purchase Rights.

(a)On each Purchase Date, each Participant's accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

(b)If any amount of accumulated Contributions remains in a Participant's account after the purchase of shares of Common Stock on the final Purchase Date of an Offering and such remaining amount is less than the amount required to purchase one share of Common Stock, then such remaining amount will be held in such Participant's account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such Offering, in which case such amount will be distributed to such Participant after the final Purchase Date, without interest (unless otherwise required by applicable law). If the amount of Contributions remaining in a Participant's account after the purchase of shares of Common Stock on the final Purchase Date of an Offering is at least equal to the amount required to purchase one whole share of Common Stock, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date, without interest (unless otherwise required by applicable law).

(c)No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable laws. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 27 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all applicable laws, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest (unless otherwise required under applicable local law).

9.Covenants of the Company.

The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless doing so would be an unreasonable cost to the Company compared to the potential benefit to Eligible Employees which the Company shall determine at its discretion. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common

Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10.	Designation of Beneficiary.

(a)The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant's account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b) If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions to the Participant's spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.Adjustments upon Changes in Common Stock; Corporate Transactions.

(a)On a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights; and (iii) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b)On a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights; or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants' accumulated Contributions will be used to purchase shares of Common Stock within ten business days prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

12.Amendment, Termination or Suspension of the Plan.

(a)The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.

(b)The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c)Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant's consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan comply with the requirements of Section 423 of the Code.

13.Code Section 409A; Tax Qualification.

(a)Purchase Rights granted under the 423 Component are intended to be exempt from the application of Section 409A of the Code under Treasury Regulation Section 1.409A-1(b)(5)(ii). Purchase Rights granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities will be construed and interpreted in accordance with such intent. Subject to Section 13(b) hereof, Purchase Rights granted to U.S. taxpayers under the Non-423 Component will be subject to such terms and conditions that will permit such Purchase Rights to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares subject to a Purchase Right be delivered within the short-term deferral period. Subject to Section 13(b) hereof, in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Board determines that a Purchase Right or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the Purchase Right will be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the Purchase Right that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board with respect thereto.

(b)Although the Company may endeavor to (i) qualify a Purchase Right for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 13(a) hereof. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

14.Effective Date of Plan.

The Plan will become effective on the Effective Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.

15.	Miscellaneous Provisions.

(a)Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b)A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant's shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c)The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant's employment, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation or an Affiliate, or on the part of the Company or a Related Corporation or an Affiliate to continue the employment of a Participant.

(d)The provisions of the Plan will be governed by the laws of the State of California without resort to that state's conflicts of laws rules.

(e)If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.

16.Definitions.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)“423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for Employee Stock Purchase Plans may be granted to Eligible Employees.

(b)“Affiliate” means any branch or representative office of a Related Corporation, as determined by the Board, whether now or hereafter existing.

(c) “Board” means the Board of Directors of the Company.

(d) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(e)“Code” means the U.S. Internal Revenue Code of 1986, as amended.

(f)“Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board.

(g)“Common Stock” means the common stock of the Company.

(h)“Company” means NVIDIA Corporation, a Delaware corporation.

(i)“Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(j)“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)	the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)	the consummation of a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii)	the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)
the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

To the extent required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the asset of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(k)“Designated Non-423 Corporation” means any Related Corporation or Affiliate selected by the Board as eligible to participate in the Non-423 Component.

(l)“Designated Company” means a Designated Non-423 Corporation or Designated 423 Corporation.

(m)“Designated 423 Corporation” means any Related Corporation selected by the Board as eligible to participate in the 423 Component.

(n)“Director” means a member of the Board.

(o)“Effective Date” means the effective date of this Plan document, which is the date of the 2012 Annual Meeting of Shareholders of the Company provided this Plan is approved by the Company's stockholders at such meeting.

(p)“Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(q)“Employee” means any person, including an Officer or Director, who is treated as an employee in the records of the Company or a Related Corporation (including an Affiliate). However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(r)“Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(s)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(t)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)
If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii)	In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with applicable laws.

(u) “Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for Employee Stock Purchase Plans may be granted to Eligible Employees.

(v)“Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(w)“Offering Date” means a date selected by the Board for an Offering to commence.

(x)“Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)“Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(z)“Plan” means this NVIDIA Corporation Amended and Restated 2012 Employee Stock Purchase Plan, including both the 423 and Non-423 Components, as amended from time to time.

(aa)“Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(bb) “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(cc) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(dd) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and 424(f), respectively, of the Code.

(ee) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(ff) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

NVIDIA

INVESTOR RELATIONS
2701 SAN TOMAS EXPRESSWAY
SANTA CLARA, CA 95050

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 17, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NVIDIA2016**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
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E06620-P76129 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NVIDIA CORPORATION

The Board of Directors recommends you vote FOR all the Nominees:

1. Election of Directors

Nominees:	**For**	**Withhold**	**Abstain**
1a. Robert K. Burgess	☐	☐	☐
1b. Tench Coxe	☐	☐	☐
1c. Persis S. Drell	☐	☐	☐
1d. James C. Gaither	☐	☐	☐
1e. Jen-Hsun Huang	☐	☐	☐
1f. Dawn Hudson	☐	☐	☐
1g. Harvey C. Jones	☐	☐	☐
1h. Michael G. McCaffery	☐	☐	☐
1i. William J. Miller	☐	☐	☐
1j. Mark L. Perry	☐	☐	☐
1k. A. Brooke Seawell	☐	☐	☐
1l. Mark A. Stevens	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. To approve our executive compensation.	☐	☐	☐
3. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 29, 2017.	☐	☐	☐
4. To approve an amendment and restatement of our Amended and Restated 2007 Equity Incentive Plan.	☐	☐	☐
5. To approve an amendment and restatement of our Amended and Restated 2012 Employee Stock Purchase Plan.	☐	☐	☐

NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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E06621-P76129

NVIDIA CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS

May 18, 2016

The stockholder(s) hereby appoint(s) Jen-Hsun Huang and David M. Shannon (the "Proxies"), or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NVIDIA CORPORATION that the stockholder(s) is/are entitled to vote at the 2016 Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Daylight Time on May 18, 2016, at *www.virtualshareholdermeeting.com/NVIDIA2016*, and any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote FOR each of the nominees listed in Proposal 1, and FOR Proposals 2, 3, 4 and 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Please mark, sign and return this proxy card promptly using the enclosed reply envelope.

Continued and to be signed on reverse side